UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
WASHINGTON, D.C. 20549
SCHEDULE 14A
Proxy Statement Pursuant to Section 14(a) of the Securities
Exchange Act of 1934

Filed by the Registrant ☑
Filed by a Party other than the Registrant ☐
Check the appropriate box:
☐	Preliminary Proxy Statement
☐	Confidential, for Use of the Commission Only (as permitted by Rule 14a-6(e)(2))
☑	Definitive Proxy Statement
☐	Definitive Additional Materials
☐	Soliciting Material Pursuant to §240.14a-12
Designer Brands Inc.
(Name of Registrant as Specified In Its Charter)

(Name of Person(s) Filing Proxy Statement, if other than the Registrant)

Payment of Filing Fee (Check the appropriate box):
☑	No fee required.
☐	Fee computed on table below per Exchange Act Rules 14a-6(i)(1) and 0-11.
(1)	Title of each class of securities to which transaction applies:
(2)	Aggregate number of securities to which transaction applies:

(3)	Per unit price or other underlying value of transaction computed pursuant to Exchange Act Rule 0-11 (set forth the amount on which the filing fee is calculated and state how it was determined):

(4)	Proposed maximum aggregate value of transaction:

(5)	Total fee paid:

☐	Fee paid previously with preliminary materials.
☐
Check box if any part of the fee is offset as provided by Exchange Act Rule 0-11(a)(2) and identify the filing for which the offsetting fee was paid previously. Identify the previous filing by registration statement number, or the Form or Schedule and the date of its filing.

(1)	Amount Previously Paid:

(2)	Form, Schedule or Registration Statement No:

(3)	Filing Party:

(4)	Date Filed:

DESIGNER BRANDS INC.
NOTICE OF ANNUAL MEETING OF SHAREHOLDERS
TO BE HELD ON
JULY 14, 2020
AND
PROXY STATEMENT
IMPORTANT
If you received a copy of the proxy card by mail, please complete, sign and date your proxy and promptly return it in the enclosed envelope. No postage is necessary if mailed in the United States.

DESIGNER BRANDS INC.
810 DSW Drive
Columbus, Ohio 43219
(614) 237-7100

Meeting Date and Time Tuesday, July 14, 2020 at 11:00 a.m. Eastern Time

Meeting Location
Due to concerns relating to the coronavirus outbreak (COVID-19), and to support the health and well-being of our shareholders, Designer Brands Inc. will have a virtual-only annual shareholders’ meeting in 2020, conducted exclusively via live audio cast at www.virtualshareholdermeeting.com/DBI2020. There will not be a physical location for our 2020 Annual Meeting of Shareholders (our “2020 Annual Meeting”), and you will not be able to attend the meeting in person. See below for important information.

We will provide the Notice of Internet Availability, electronic delivery of the 2020 Proxy Statement, the 2019 Annual Report on Form 10-K and a proxy card to shareholders beginning on or about May 29, 2020.

May 29, 2020
To Our Shareholders:
Designer Brands Inc. (the “Company”) will hold our 2020 Annual Meeting on July 14, 2020, at 11:00 a.m., Eastern Time. Shareholders will be asked to vote upon the following proposals:

Agenda		Board’s Voting Recommendation
Proposal 1	To elect two Class I directors, each to serve until the 2023 Annual Meeting of Shareholders and until their successors are duly elected and qualified;	✓ FOR each director nominee
Proposal 2	To ratify the appointment of Deloitte & Touche LLP as our independent registered public accounting firm for the fiscal year ending January 30, 2021;	✓ FOR
Proposal 3	To approve, on a non-binding, advisory basis, the compensation paid to our named executive officers in fiscal 2019, as reported in this Proxy Statement; and	✓ FOR
Proposal 4	To approve an amendment and restatement of the Designer Brands Inc. 2014 Long-Term Incentive Plan.	✓ FOR
In addition, we will transact such other business as may properly come before the meeting or any adjournment or postponement thereof.
Who Can Vote: Only the holders of record of our Class A and Class B Common Shares at the close of business on May 18, 2020, our record date for the 2020 Annual Meeting of Shareholders, are entitled to notice of and to vote at the meeting. Each shareholder is entitled to one vote for each Class A Common Share held as of the record date, and eight votes for each Class B Common Share held as of the record date.
How to Attend the Virtual 2020 Annual Meeting: To be admitted to the 2020 Annual Meeting at www.virtualshareholdermeeting.com/DBI2020, you must enter the control number on your proxy card, voting instruction form or Notice of Internet Availability you previously received. Whether or not you plan to attend the virtual 2020 Annual Meeting, we encourage you to vote and submit your proxy in advance of the meeting by one of the methods described below. You may also vote online and examine our shareholder list during the 2020 Annual Meeting by following the instructions provided on the meeting website during the 2020 Annual Meeting. To vote at the meeting, visit www.virtualshareholdermeeting.com/DBI2020. For more information, please see page 60.

By Order of the Board of Directors

/s/ Michelle C. Krall

Michelle C. Krall
Corporate Secretary

IMPORTANT VOTING INFORMATION:

Please carefully review the proxy materials and follow the instructions below to cast your vote. For more information regarding voting at the virtual 2020 Annual Meeting, please see page 60.

Registered Shareholders
If you hold shares through the Company’s transfer agent, Computershare, please use one of the following options to vote by 11:59 p.m. Eastern time on July 13, 2020:

• By Internet — www.proxyvote.com
• By Telephone — 800.690.6903 (dial toll-free 24/7)
• By Mail — If you received a proxy card by mail, please mark, date, sign and return it in the postage-paid envelope furnished for that purpose.

Beneficial Owners
If you hold shares through your bank or brokerage account (i.e., in “street name,”), please use one of the following options to vote by 11:59 p.m. Eastern time on July 13, 2020:

• By Internet — www.proxyvote.com
• By Telephone — 800.690.6903 (dial toll-free 24/7)
• By Mail — If you received a voting instruction form by mail, please mark, date, sign and return it in the postage-paid envelope furnished for that purpose.

YOUR VOTE IS IMPORTANT

Please consider the issues presented in this Proxy Statement and vote your shares as promptly as possible.

i

DESIGNER BRANDS INC.
810 DSW Drive
Columbus, Ohio 43219
(614) 237-7100

PROXY STATEMENT
This proxy statement is provided in connection with the solicitation on behalf of our Board of Directors (the “Board”) for proxies to be voted at our 2020 Annual Meeting of Shareholders to be held at 11:00 a.m., Eastern Time, on Tuesday, July 14, 2020, and any postponements or adjournments thereof (the “2020 Annual Meeting”). The 2020 Annual Meeting will be virtual only. Shareholders may participate online by logging onto www.virtualshareholdermeeting.com/DBI2020. There will not be a physical meeting location, and you will not be able to attend the meeting in person. Please see page 60 for important information. This proxy statement, including the Notice of Annual Meeting, is being made available electronically (or is first mailed to shareholders) on or about May 29, 2020.
Pursuant to rules adopted by the U.S. Securities and Exchange Commission (the “SEC”), we have elected to provide access to our proxy materials over the Internet. Accordingly, we are sending a Notice of Internet Availability of Proxy Materials (the “Notice”) to our shareholders of record and beneficial owners. If your shares are registered directly in your name with our transfer agent, Computershare, then you are considered a registered shareholder with respect to those shares. If you hold your shares through an intermediary, such as a bank or broker, then you are considered the beneficial holder of those shares. All shareholders will have the ability to access the proxy materials on a website referred to in the Notice or request to receive a printed set of the proxy materials, at no charge. Instructions on how to access the proxy materials over the Internet or to request a printed copy may be found on the Notice. In addition, shareholders may request to receive proxy materials in printed form by mail or electronically by email on an ongoing basis by following the instructions on the website referred to in the Notice.
We have two classes of securities outstanding and entitled to vote at the 2020 Annual Meeting: our Class A Common Shares, no par value, and our Class B Common Shares, no par value. Only shareholders of record at the close of business on May 18, 2020, our record date for the 2020 Annual Meeting, are entitled to notice of and to vote at the meeting or any adjournments thereof. The total number of outstanding Class A Common Shares entitled to vote at the meeting is 63,905,190 and the total number of Class B Common Shares entitled to vote at the meeting is 7,732,786. Each outstanding Class A Common Share is entitled to one vote with respect to each matter to be voted on at the meeting and each outstanding Class B Common Share is entitled to eight votes with respect to each matter to be voted on at the meeting. Class A Common Shares and Class B Common Shares vote together as a single class with respect to all matters submitted to a vote of shareholders.
Without affecting any vote previously taken, a proxy may be revoked by a shareholder by giving a written notice of revocation to us in writing (Attention: Michelle C. Krall, Corporate Secretary). A holder of record may also change his or her vote by executing and returning to us a later-dated proxy or by attending the 2020 Annual Meeting virtually and voting online. If your common shares are held in street name, you must follow the instructions of your broker, bank, or other nominee to revoke your voting instructions.
All properly executed proxies received by the Board will be voted as directed by the shareholder. All properly executed proxies received by the Board that do not specify how shares should be voted will be voted “FOR” the election of Class I directors of the nominees listed below under “Proposal 1 — Election of Directors,” “FOR” “Proposal 2 — Ratification of the Appointment of Independent Registered Public Accounting Firm,” “FOR” “Proposal 3 — Advisory Vote on the Compensation of Named Executive Officers,” and “FOR” “Proposal 4 — Approval of an Amendment and Restatement of the Designer Brands Inc. 2014 Long-Term Incentive Plan,” and in the discretion of the named proxies on any other business properly brought before the 2020 Annual Meeting.
The presence, in person or by proxy, of the holders of a majority of the outstanding Common Shares and entitled to vote is necessary to constitute a quorum for the transaction of business at the 2020 Annual Meeting. Abstentions, votes to withhold and broker non-votes are counted for purposes of determining the presence or absence of a quorum. Broker non-votes occur when brokers holding shares on behalf of beneficial owners do not receive voting instructions from the beneficial holders and are not permitted to vote on the matter without voting instructions. If a broker does not receive voting instructions, the broker may vote those shares only on matters deemed “routine” by the New York Stock Exchange (the “NYSE”). Proposal 2 — Ratification of the Appointment of Independent Registered Public Accounting Firm is deemed a “routine” matter. On non-routine matters, such as the election of directors, the advisory vote on executive compensation, and the approval of the amendment and restatement of the 2014 Long-Term Incentive Plan, brokers cannot vote unless they receive voting instructions from beneficial holders.

Solicitation of proxies may be made by mail, personal interview and by telephone by our officers, directors, and regular employees. We will bear the cost of the solicitation of proxies, including the charges and expenses of brokerage firms and others for forwarding solicitation material to beneficial owners of shares.

SECURITY OWNERSHIP OF CERTAIN BENEFICIAL OWNERS AND MANAGEMENT
Security Ownership of Certain Beneficial Owners
The following table sets forth information with respect to the only persons known to us to own beneficially more than five percent of our outstanding Class A or Class B Common Shares as of May 1, 2020, unless as otherwise specified:

	Number of Shares Beneficially Owned			Percentage of Shares Beneficially Owned		Percentage of Combined Voting Power of All Classes of Common Shares
Name and Address of Beneficial Owner	Class A		Class B (1)	Class A	Class B
Jay L. Schottenstein
4300 East Fifth Avenue
Columbus, OH 43219	11,461,295	(2)	7,720,154 (2)	15.9%	99.8%	51.9%
Schottenstein RVI, LLC
4300 East Fifth Avenue
Columbus, OH 43219	7,298,593	(2)	7,298,593 (2)	10.3%	94.4%	46.4%
BlackRock, Inc.
55 East 52nd Street
New York, NY 10055	9,058,937	(3)	—	14.2%	—	7.2%
The Vanguard Group
100 Vanguard Boulevard
Malvern, PA 19355	6,518,848	(4)	—	10.2%	—	5.2%
Fuller & Thaler Asset Management, Inc.
411 Borel Avenue, Suite 300
San Mateo, CA 94402	4,980,347	(5)	—	7.8%	—	4.0%
Dimensional Fund Advisors LP
Building One
6300 Bee Cave Road
Austin, TX 78746	4,780,052	(6)	—	7.5%	—	3.8%
_________________________________________

(1)	Each Class B Common Share of Designer Brands Inc. is exchangeable into one Class A Common Share.

(2)
Mr. Schottenstein beneficially owns 11,461,295 Class A Common Shares of Designer Brands Inc. in the aggregate. This includes (i) 71,905 Class A Common Shares held by Mr. Schottenstein directly; (ii) 26,100 Class A Common Shares held by the Jerome Schottenstein Fund A Revocable Trust, of which Mr. Schottenstein acts as co-trustee and has shared power to vote and dispose of such shares; (iii) 493,961 shares held by the Jay Schottenstein Revocable Trust 2009, of which Mr. Schottenstein is trustee and has sole power to vote and dispose of such shares; (iv) 63,754 shares held by the Lori Schottenstein 1984 Subchapter S Trust, of which Mr. Schottenstein is co-trustee and has shared power to vote and dispose of such shares; (v) 56,814 shares held by the Saul Schottenstein Subchapter Trust #4, of which Mr. Schottenstein is trustee and has sole power to vote and dispose of such shares; (vi) 236,528 Class A Common Shares held by Schottenstein SEI, LLC (SSEI); (vii) 1,000,000 shares held by Schottenstein Realty, LLC, of which Mr. Schottenstein is a member by virtue of various family trusts, a director, Chairman and Chief Executive Officer and has shared power to vote and dispose of such shares; (viii) 531,643 Class A Common Shares that Mr. Schottenstein has a right to purchase within 60 days of May 1, 2020; and (ix) 1,260,436 Class A Common Shares held by Ann S. Deshe, Susan S. Diamond, their spouses, and certain of their lineal descendants and affiliates (the Deshe/Diamond Affiliates), of which Mr. Schottenstein has sole voting power with respect to such shares, pursuant to a share exchange agreement with the Deshe/Diamond Affiliates and other parties thereto (the Deshe/Diamond Share Exchange).

Also included in the aggregate number of Class A Common Shares that Mr. Schottenstein beneficially owns are the following Class B Common Shares that may be converted into Class A Common Shares on a one-for-one basis at any time: (i) 71,905 Class B Common Shares held by Mr. Schottenstein directly; (ii) 349,656 Class B Common Shares held by SSEI; and (iii)

7,298,593 Class B Common Shares held by Schottenstein RVI, LLC (Schottenstein RVI) (Mr. Schottenstein is manager of Schottenstein RVI).

(3)
Based solely upon information contained in the Schedule 13G filed with the SEC on February 4, 2020, as of December 31, 2019, BlackRock Inc. has sole voting power over 8,880,014 shares and sole dispositive power over 9,058,937 shares.

(4)
Based solely upon information contained in Amendment No. 9 to Schedule 13G filed with the SEC on February 10, 2020, as of January 31, 2020, The Vanguard Group, an investment adviser registered under Section 203 of the Investment Advisers Act of 1940, has sole voting power over 82,502 shares, shared voting power over 9,099 shares, sole dispositive power over 6,434,974 shares, and shared dispositive power over 83,874 shares.

(5)
Based solely upon information contained in the Schedule 13G filed with the SEC on February 14, 2020, as of December 31, 2019, Fuller & Thaler Asset Management, Inc. has sole voting power over 4,885,257 shares, shared voting power over 0 shares, sole dispositive power over 4,980,347 shares, and shared dispositive power over 0 shares.

(6)
Based solely upon information contained in Amendment No. 2 to Schedule 13G filed with the SEC on February 12, 2020, as of December 31, 2019, Dimensional Fund Advisors LP has sole voting power over 4,648,958 shares and sole dispositive power over 4,780,052 shares. According to the filing, Dimensional Fund Advisors LP, an investment adviser registered under Section 203 of the Investment Advisers Act of 1940, furnishes investment advice to four investment companies and serves as investment manager or sub-adviser to certain other commingled funds, group trusts and separate accounts (collectively, the “Funds”). In certain cases, subsidiaries of Dimensional Fund Advisors LP may act as an adviser or sub-adviser to certain Funds. In its role as investment adviser, sub-adviser and/or manager, Dimensional Fund Advisors LP or its subsidiaries (collectively, “Dimensional”) may possess voting and/or investment power over the shares reported, and may be deemed to be the beneficial owner of the shares held by the Funds. However, the shares reported are owned by the Funds. Dimensional disclaims beneficial ownership of such shares.

The information with respect to beneficial ownership is based upon information furnished by the shareholder or information contained in filings made with the SEC.
Security Ownership of Management and Directors
The following table sets forth, as of May 1, 2020, information with respect to our Class A and Class B Common Shares owned beneficially by each director and named executive officer individually, and by all directors and executive officers as a group:

	Number of Shares Beneficially Owned(1)(2)		Percentage of Shares Beneficially Owned(3)		Percentage of Combined Voting Power of All Classes of Common Shares
Name	Class A	Class B	Class A	Class B
Peter S. Cobb	22,424	—	*	—	*
Elaine J. Eisenman	94,819	—	*	—	*
Deborah L. Ferrée	1,128,271	—	1.7%	—	*
William L. Jordan	380,974	—	*	—	*
Joanna T. Lau	74,875	—	*	—	*
Carolee Lee	122,938	—	*	—	*
Jared A. Poff	102,405	—	*	—	*
Roger L. Rawlins	539,658	—	*	—	*
Jay L. Schottenstein(4)	11,461,295	7,720,154	15.9%	99.8%	51.9%
Joseph A. Schottenstein(5)	1,095,657	—	1.7%	—	*
Ekta Singh-Bushell	11,121	—	*	—	*
Harvey L. Sonnenberg	61,018	—	*	—	*
Allan J. Tanenbaum(6)	154,645	—	*	—	*
Joanne Zaiac	16,307	—	*	—	*
All directors and executive officers as a group (17 persons)	14,407,255	7,720,154	19.4%	99.8%	53.3%
_________________________________________

*	Represents less than 1% of outstanding Common Shares.

(1) Each Class B Common Share of Designer Brands Inc. is exchangeable into one Class A Common Share.

(2) Except as otherwise noted, the persons named in this table have sole power to vote and dispose of the shares listed. The table includes the following number of Designer Brands Inc. Class A Common Shares as to which the named person has the right to acquire beneficial ownership upon the options exercisable within 60 days of May 1, 2020, and upon the payment of vested deferred share units on a one-for-one basis upon retirement from the Board within 60 days of May 1, 2020.

Beneficial Owner	Stock Options Exercisable within 60 days of May 1, 2020	Share Units Vesting within 60 days of May 1, 2020
Peter S. Cobb	—	22,424
Elaine J. Eisenman	—	79,250
Deborah L. Ferrée	913,873	—
William L. Jordan	293,850	—
Joanna T. Lau	—	48,813
Carolee Lee	—	117,882
Jared A. Poff	47,717	—
Roger L. Rawlins	380,290	—
Jay L. Schottenstein	531,643	—
Joseph A. Schottenstein	—	—
Ekta Singh-Bushell	—	11,121
Harvey L. Sonnenberg	—	59,135
Allan J. Tanenbaum	—	115,448
Joanne Zaiac	—	5,440
All directors and executive officers as a group (17 persons)	2,268,761	459,513
(3) The percentage is based upon 63,891,350 Designer Brands Inc. Class A Common Shares and 7,732,786 Designer Brands Inc. Class B Common Shares outstanding on May 1, 2020, plus the number of shares a person has the right to acquire within 60 days of May 1, 2020.
(4) Please see footnote (2) to the table above under “Security Ownership of Certain Beneficial Owners” for additional information about Mr. Schottenstein’s beneficial ownership.
(5) Includes 1,000,000 shares held by Schottenstein Realty, LLC, of which Mr. Schottenstein is an Executive Vice President and has shared power to vote and dispose of such shares, and 31,050 shares held by various family trusts of which Mr. Schottenstein is co-trustee and has shared power to vote and dispose of such shares.
(6) Mr. Tanenbaum pledged 27,746 shares as security for a line of credit in fiscal 2016.
The foregoing information with respect to beneficial ownership is based upon information furnished by each director or executive officer, or information contained in filings made with the SEC.

PROPOSAL 1 — ELECTION OF DIRECTORS
Our Board currently consists of eleven members and is divided into three classes, designated as Class I, Class II, and Class III. The members of the three classes are elected to serve for staggered terms of three years. Pursuant to Article II, Section 2.02 of our Amended and Restated Code of Regulations (the “Code of Regulations”), the number of directors constituting each class will, as nearly as practicable, be equal.
At the 2020 Annual Meeting, two directors are nominated for election, each as a Class I director with a term to expire in 2023. Each of the nominees for director currently serves as a director of the Company. Carolee Lee, a current Class I director whose term ends on the date of the Annual Meeting, is not standing for reelection. The Board thanks Ms. Lee for her 15 years of dedicated service to the Company.
We are committed to strong corporate governance, and our Board regularly reviews our governance structure, including our classified board structure. Our Amended and Restated Articles of Incorporation (the “Articles”) divides our Board into three classes, with each class elected to serve a three-year term. As a result, at each annual meeting of shareholders, approximately one-third of our directors are elected to serve for a three-year term. Our Board has periodically considered the continued appropriateness of this classified board structure and believes that our classified board structure provides important benefits, including:

•
Promoting Stability and Continuity. Our classified board structure enhances stability and continuity of leadership because our Board will always include directors with prior experience with our operating and regulatory environment, business, strategic goals, competition, trends and risks. We believe that these experienced directors help our Board maintain a long-term perspective, leading to decisions that are both in the long-term interests of our company and our shareholders and responsive to short-term needs and objectives.

•
Maximizing Shareholder Value. We believe that a classified board enhances our ability to achieve value for our shareholders in the event of an unsolicited takeover. Without a classified board, a potential acquirer could gain control of our Board at a single annual meeting by replacing a majority of directors with its own nominees without paying a premium to our shareholders.

•
Enhancing Director Independence. We believe that a classified board with three-year terms enhances non-management directors’ independence from special interest groups or other parties whose goals may not be in the best interests of all of our shareholders.

The names and ages of the “Nominees” and the “Continuing Directors,” their principal occupations during the past five years, and certain other information regarding our directors are provided below.

Nominees for Class I Directors for a Term to Expire in 2023:

Name	Age	Our Directors and Their Positions with Designer Brands Inc. / Principal Occupations / Business Experience	Director Since
Harvey L. Sonnenberg*	78
Mr. Sonnenberg was a partner in the certified public accounting firm Weiser, LLP from 1994 to 2009 and currently serves as an advisor to that firm. Mr. Sonnenberg has been active in a number of professional organizations, including the American Institute of Certified Public Accountants, where he served as a member of Council, and the New York State Society of Certified Public Accountants, where he served as Vice President and as Chairman of numerous committees, including the Retail Accounting Committee, and has long been involved in rendering audit, accounting, and consulting services to the retail, apparel, and consumer products industries. Mr. Sonnenberg is a certified public accountant and was the partner-in-charge of his firm’s Sarbanes-Oxley and Corporate Governance practice. Mr. Sonnenberg was a director of Retail Ventures, Inc. from 2001 until May 2011. Mr. Sonnenberg’s strong accounting background and his deep knowledge of the changing retail environment and its impact on our Company provide significant accounting and related financial management experience to the Board.
			2005
Allan J. Tanenbaum*	73
Mr. Tanenbaum has been Of Counsel to Taylor English Duma, LLC, an Atlanta-based law firm, since September 2014, and General Counsel and Managing Partner of Equicorp Partners, LLC, an Atlanta-based private investment and advisory firm, since January 2006. From February 2001 to December 2005, Mr. Tanenbaum served as Senior Vice President, General Counsel and Corporate Secretary for AFC Enterprises, Inc., a franchisor and operator of quick-service restaurants. From June 1996 to February 2001, Mr. Tanenbaum was a shareholder in Cohen Pollock Merlin Axelrod & Tanenbaum, P.C., an Atlanta-based law firm, where he represented corporate clients in connection with mergers and acquisitions and other commercial transactions. Mr. Tanenbaum has been a member of the board of directors of Medallion Financial Corporation (Nasdaq: MFIN) since October 2017, and serves as chair of its nominating and governance committee and as a member of its compensation committee. With his legal background and service as general counsel of a public company, Mr. Tanenbaum brings valuable board governance experience to our Board.
			2005

Continuing Class II Directors for a Term to Expire in 2021:

Name	Age	Our Directors and Their Positions with Designer Brands Inc. / Principal Occupations / Business Experience	Director Since
Peter S. Cobb*	62
Mr. Cobb co-founded eBags in 1998, which grew to become the largest online retailer of luggage, handbags, backpacks, and travel products. Prior to its acquisition by Samsonite International S.A. (Samsonite) in 2017, Mr. Cobb served as Executive Vice President and a member of the Board of Directors of eBags. In 2003, Mr. Cobb co-founded 6pm.com, a full-scale footwear and accessories retail website that was subsequently acquired by Zappos.com. From 1990 to 1996, Mr. Cobb was Director of Marketing at Samsonite. From 1984 to 1990, Mr. Cobb was the Director of Marketing at Ben Hogan Golf. Mr. Cobb previously served on the Board of Directors at the National Retail Federation and as the chairman of Shop.org. Since 2016, Mr. Cobb has served on the Advisory Board of Paypal Holdings Inc., where he provides guidance to Paypal, Venmo, and Braintree, the leading global payments platform supporting online money transfers. Additionally, Mr. Cobb is a frequent speaker on trends in the retail industry. Mr. Cobb is an accomplished executive who brings over 33 years of experience in digital marketing, business development and merchandising to the Board.
			2017
Jay L. Schottenstein	65
Mr. Schottenstein has served as our Executive Chairman of the Board of Directors since March 2005. Mr. Schottenstein previously served as our Chief Executive Officer from March 2005 to April 2009. Mr. Schottenstein currently serves as Chairman of the Board of Directors of Schottenstein Realty, LLC. Mr. Schottenstein also currently serves as Chief Executive Officer of American Eagle Outfitters, Inc. (NYSE: AEO). He has been Executive Chairman or Chairman of the Board of Directors of American Eagle Outfitters, Inc. (American Eagle) since March 1992, and has been a director of American Eagle since 1992. Mr. Schottenstein has served as Chairman of the Board of Directors of Schottenstein Stores Corporation (SSC), our affiliate, since March 1992. He also served in various capacities, such as Chairman of the Board of Directors, Chief Executive Officer, Vice Chairman, director and various executive capacities at SSC and Retail Ventures, Inc. since 1976. Mr. Schottenstein also serves as the manager of Schottenstein RVI, LLC, our affiliate. Mr. Schottenstein has also served as a member of the Board of Directors for Albertsons Investor Holdings LLC (Albertsons/Safeway) since 2006. Mr. Schottenstein’s extensive experience as a chairman and CEO of numerous companies brings strong leadership skills to our Board. Additionally, Mr. Schottenstein’s tenure with the Company provides the Board with a strong background in the shoe industry.
			2005
Roger L. Rawlins	53
Mr. Rawlins has served as our Chief Executive Officer since January 2016. Prior to his appointment, Mr. Rawlins held the position of Executive Vice President and Chief Innovation Officer of the Company since February 2015. From January 2014 to January 2015, he served as our Executive Vice President, Omni Channel. From 2009 to 2013, Mr. Rawlins served as Senior Vice President and General Manager of DSW.com. Mr. Rawlins joined the Company in 2006 as Vice President, Finance and Controller. Prior to joining us, Mr. Rawlins served as Chief Financial Officer of HER Real Living from April 2001 to April 2006. From 1990 to 2001, Mr. Rawlins held several leadership roles within L Brands, Inc. (formerly known as Limited Brands, Inc.), including Controller of Express, Inc. from 1998 to 2001. Prior to serving in that capacity, Mr. Rawlins was in the practice of public accounting with Arthur Andersen & Company. Mr. Rawlins brings strong leadership abilities and in-depth retail knowledge to the Board.
			2016
Joanne Zaiac*	58
Ms. Zaiac currently serves as Chief Client Officer for Dentsu Aegis Network (DAN), US. Prior to joining DAN, Ms. Zaiac was Chief Client Officer and Executive Vice President of Merkle Inc., a global data driven, technology-enabled performance marketing agency. Prior to that, Ms. Zaiac was the Chief Operating Officer of Digitas North America, a leading global digital advertising agency, until October 2017. Ms. Zaiac also served as President of Digitas New York region from 1999 to 2016. From 1985 to 1999, Ms. Zaiac was Executive Vice President and Senior Vice President at Wunderman Worldwide/Young & Rubicam. Ms. Zaiac brings a depth of brand-building, marketing expertise, digital media, consumer insights and leadership and talent development to the Board.

			2016

Continuing Class III Directors for a Term to Expire in 2022:

Name	Age	Our Directors and Their Positions with Designer Brands Inc. / Principal Occupations / Business Experience	Director Since
Elaine J. Eisenman*	71
Dr. Eisenman currently serves as Managing Director of Saeje Advisors, an advisory firm for high-growth companies. In this role, Dr. Eisenman provides strategic advisory services to companies from a wide variety of industries and global locations. Dr. Eisenman is also a founding member, advisory board member and Co-Chair of the Boston chapter of the Women Corporate Directors foundation, the preeminent global organization for women who sit on public boards. From July 2005 through August 2016, Dr. Eisenman served as Dean of Executive and Enterprise Education at Babson College and previously served on the board and as Chairperson of the compensation committee of Harvard Vanguard Medical Associates. Prior to that, she served as Senior Vice President of Human Resources and Administration of The Children’s Place Retail Stores, Inc. Dr. Eisenman has also held senior executive positions at American Express Company, Enhance Financial Services Co. and private companies such as PDI International, a global consulting firm. With a background in human resources, Dr. Eisenman brings valuable experience in executive compensation and succession planning to our Board and Compensation Committee. Additionally, her extensive expertise in assisting companies to create and execute strategic plans adds important insight to our Board.

			2008
Joanna T. Lau*	61
Ms. Lau currently serves as CEO of Lau Technologies, an executive consulting and investment company focused on providing debt and equity financing and consulting to mid-range companies. Ms. Lau founded Lau Technologies in 1990 and has been responsible for managing all aspects of the company from financing growth to the quality of the performance of the products previously sold by the company. Ms. Lau held leadership positions with Digital Equipment Corporation and General Electric before founding Lau Technologies. In 2019, Ms. Lau joined the board of trustees of RPT Realty (NYSE: RPT), where she serves as the Chair of the audit committee. Ms. Lau also served on the board of directors of ITT Education Services, Inc. until 2016, and she served on the board of directors of TD Banknorth, Inc. until 2007. Additionally, Ms. Lau has experience in mergers, acquisitions and debt financing. She also provides expertise in biometric security and software industries. Ms. Lau brings a strong background in technology, strategic operations, and executive leadership to our Board.
			2008
Joseph A. Schottenstein	40
Mr. Schottenstein is a director, Chief Operating Officer and Executive Vice President of Acquisitions and Leasing at Schottenstein Property Group (SPG) and Schottenstein Realty, LLC. Mr. Schottenstein has held various positions with the Schottenstein family of companies and currently holds a position on the board of directors and as an Executive Vice President in Schottenstein Stores Corporation. In addition, he holds a position on the board of directors of American Signature, Inc. Mr. Schottenstein assisted with special acquisitions for SPG from 2003 to 2006, served in the property management group of SPG from 2006 to 2008 and served as the Vice President of Leasing at SPG from 2008 through 2010. From June 2004 until joining SPG in 2006, Mr. Schottenstein served as the Co-Manager of Indigo Nation, LLC, a specialty denim retailer. Since its acquisition in 2013, Mr. Schottenstein has served on the board of directors and in an executive capacity of Mayacamas Vineyards, a Napa Valley winery. Mr. Schottenstein brings business expertise in real estate and business development to our Board.

			2012

Ekta Singh-Bushell*	48
Ms. Singh-Bushell currently serves on the board of directors, the audit committee and the nominating and governance committee of TTEC Holdings, Inc. (Nasdaq: TTEC), a global customer experience technology and services provider. She also serves on the board of directors, the audit risk and compliance committee, and the nominations committee of Datatec, Inc., a multinational information and communications technology solutions and services group. Additionally, she serves on the board and compensation committee of Huron Consulting Group Inc. (Nasdaq: HURN), a global professional services firm. Furthermore, she serves on the board of directors, nominating and corporate governance committee, audit committee and remuneration committee of Net 1 UEPS Technologies, Inc. (Nasdaq: UEPS), a leading provider of transaction processing services, financial inclusion products and services and secure payment technology. Until 2017, Ms. Singh-Bushell served as Chief Operating Officer, Executive Office, at the Federal Reserve Bank of New York. Prior to that, she worked in multiple capacities at Ernst & Young LLP (EY) including Northeast Talent Advisory Leader, Global Information Security Officer, US Innovation and Digital Strategy leader, and Senior Managing Partner. Ms. Singh-Bushell has prior and current experience working to help transform global companies, start-ups and boards of directors. Ms. Singh-Bushell is an active CPA who brings over 25 years of global management, financial, accounting, digital and technology, cybersecurity, and risk operations experience to our Board.
2018
_________________________________________

*	Independent Directors under the rules of the NYSE and our Corporate Governance Principles.

Unless otherwise directed, the persons named in the proxy will vote the proxies “FOR” the election of the above-named nominees as directors. While it is contemplated that all nominees will stand for election, in the event any person nominated fails to stand for election, the proxies will be voted for such other person or persons as may be designated by the directors. We have no reason to believe that any of the above-mentioned persons will not stand for election or serve as a director. Proxies cannot be voted for a greater number of persons than the number of nominees named herein.

Vote Required
Under Ohio law and our Code of Regulations, directors are elected by a plurality of the votes cast. This means that the nominees receiving the greatest number of votes voted “FOR” their election will be elected as directors. Withhold and broker non-votes will not be treated as votes cast for this purpose and, therefore, will not affect the outcome of the election.

Your Board of Directors unanimously recommends a vote “FOR” each of the director nominees named above.

INFORMATION ABOUT OUR EXECUTIVE OFFICERS
In addition to Jay Schottenstein and Roger Rawlins, whose information is provided above under “Proposal 1 — Election of Directors,” the following individuals are our executive officers. Our executive officers are appointed annually by our Board and serve at the pleasure of the Board.
Drew T. Domecq, age 46, has served as our Executive Vice President and Chief Information Officer since February 2019. From April 2018 to February 2019, he was our Senior Vice President and Chief Information Officer. Prior to joining Designer Brands Inc., Mr. Domecq was Chief Information Officer at Bob Evans Restaurants, Inc. from 2016 to 2018. Prior to that, he was Vice President of technology solutions at The Wendy’s Company from 2013 to 2016. In addition, Mr. Domecq has held leadership positions in the IT teams at Safelite and Qwest Communications and has experience as a consultant and entrepreneur.
Deborah L. Ferrée, age 66, has served as our President since February 2019 and as Vice Chair since January 2006. Ms. Ferrée joined us in November 1997. She served as Vice Chair and Chief Merchandising Officer from January 2006 until February 2019. She served as our President and Chief Merchandising Officer from November 2004 until January 2006. From March 2002 until November 2004, she served as Executive Vice President and Chief Merchandising Officer. Prior to that, she served as Senior Vice President of Merchandising beginning in September 2000, and Vice President of Merchandising beginning in October 1997. Prior to joining us, Ms. Ferrée worked in the retail industry for more than 20 years in various positions, including serving as Divisional Merchandising Manager of Shoes, Accessories and Intimate Apparel for Harris Department Store, women’s buyer for Ross Stores and Divisional Merchandise Manager of the May Company.
William L. Jordan, age 48, has served as our Executive Vice President and Chief Growth Officer since February 2020. From February 2019 until February 2020, he served as our Executive Vice President of Designer Brands Inc. and President of DSW Shoe Warehouse, Inc., our wholly-owned subsidiary. From May 2018 to January 2019, Mr. Jordan served as President of Town Shoes Limited (now known as Designer Brands Canada Inc.), our Canadian business. From February 2017 to February 2019, he was our Executive Vice President, Chief Administrative Officer, and Chief Legal Officer. In addition, from February 2015 to February 2017, he was our Executive Vice President, Chief Administrative Officer, General Counsel and Secretary. From March 2009 to January 2015, he was our Executive Vice President, General Counsel, Secretary, and Chief Compliance Officer. From May 2008 to March 2009, he was our Senior Vice President, General Counsel, and Secretary. In January 2006, Mr. Jordan joined us as our Vice President, General Counsel, and Secretary. Mr. Jordan is a member of the Board of Directors of Rocky Brands, Inc. (Nasdaq: RCKY), where he serves on the audit committee. Prior to joining us, he served as Corporate Counsel for Lancaster Colony Corporation beginning in 2005, and was with the firm of Porter, Wright, Morris & Arthur LLP in Columbus, Ohio, from 1997 to 2005, where he specialized in Corporate Securities and Mergers & Acquisitions law.
Simon R. Nankervis, age 53, has served as Executive Vice President of Designer Brands Inc. and President, Co-CEO and Chief Commercial Officer of Camuto LLC d/b/a/ Camuto Group, our wholly-owned subsidiary, since February 2019. From January 2016 until February 2019, he served as our Chief Commercial Officer. Prior to joining Designer Brands Inc., Mr. Nankervis was Executive Vice President and Chief Commercial Officer at American Eagle Outfitters, Inc. from 2011 to 2015, and held various roles in executive management and its global development (including the U.S. stores and operations business). Prior to his time at American Eagle Outfitters, he was Managing Director at Busbrand Pty Ltd., an international brand management company, from 2002 to 2011. From 1998 to 2002, he was Group General Manager at Palmer Corporation Ltd., based in Australia. Prior to that, he was a Partner at Wilmoth Field Warne Lawyers, a boutique commercial law firm in Melbourne, Australia.
Jared A. Poff, age 47, has served as our Executive Vice President and Chief Financial Officer since October 2018. From November 2016 to October 2018, he was our Senior Vice President and Chief Financial Officer. From June 2016 to November 2016, he was our Senior Vice President, Finance, Treasurer, and Interim Chief Financial Officer. In January 2015, Mr. Poff joined us as Vice President of Finance, Business Development, and Treasurer. Prior to joining Designer Brands Inc., Mr. Poff served as Vice President, Treasurer at Big Lots, Inc. since February 2004.
Mary Turner, age 62, has served as Executive Vice President of Designer Brands Inc. and President of Designer Brands Canada Inc., our wholly-owned subsidiary, since March 2020, where she leads the Shoe Company and Shoe Warehouse banners, as well as DSW’s merchandising and operations in Canada. From February 2019 to March 2020, Ms. Turner served as Senior Vice President of Designer Brands Inc. and President of Designer Brands Canada Inc. Prior to our acquisition of Town Shoes Limited (now known as Designer Brands Canada Inc.) in May 2018, Ms. Turner joined Town Shoes Limited as Chief Merchant in January 2017, and was promoted to Chief Operating Officer for Town Shoes Limited in July 2017, where she led merchandising, planning, marketing, stores and e-commerce functions of Town Shoes, Shoe Company, Shoe Warehouse and DSW Canada until February 2019. Prior to that, she was an executive with Hudson’s Bay Company for nearly 20 years and held a variety of merchandising roles with Holt Renfrew earlier in her career.

OTHER DIRECTOR INFORMATION, BOARD COMMITTEES, AND CORPORATE GOVERNANCE INFORMATION
General
A total of six meetings of the Board were held during the fiscal year ended February 1, 2020 (“fiscal 2019”). No director attended less than 75% of the aggregate of (i) the total number of meetings of the Board held during the time in which such director was a member of the Board and (ii) the total number of meetings held by all committees of the Board on which such director served during the period such director served as a member of such committee.
Other than Mr. Joseph Schottenstein, who is the son of our Executive Chairman, Mr. Jay Schottenstein, there are no family relationships among our directors and executive officers.
Our Corporate Governance Principles provide that all incumbent directors and director nominees are encouraged to attend our Annual Meeting of Shareholders. All of the Company’s then serving directors attended our 2019 Annual Meeting of Shareholders.
Board Leadership Structure
We have separated the CEO and Chairman roles since 2009. Mr. Schottenstein serves as our Executive Chairman and is not an independent member of the Board.
The Chairman is responsible for developing our agenda for Board meetings and presides at regular sessions of the Board. The Board does not have a lead or presiding director.
The Board meets in regularly scheduled executive sessions (without management present). The independent members of the Board also meet alone in regularly scheduled executive sessions. The Board does not have a designated director who leads executive sessions held by the independent directors. The independent directors alternate as the chair of such executive sessions in alphabetical order by last name.
Periodically, our Board assesses these roles and the board leadership structure to ensure the interests of the Company and its shareholders are best served. The Board believes that the current leadership structure, with a separated Chairman and CEO structure, provides the Company with the appropriate leadership structure and is in the best interests of the Company and its shareholders at this time. The current Board leadership allows the Executive Chairman to focus on Board responsibilities and the CEO to focus on the Company’s administrative and operating functions.
Corporate Governance Principles
The Board has adopted Corporate Governance Principles that address Board structure, membership (including nominee qualifications), performance, operations, and management oversight. A current copy of our Corporate Governance Principles can be found at our corporate and investor website at www.designerbrands.com and is available in print (without charge) to any shareholder upon request.
Director Independence
Our director independence standards are set forth in our Corporate Governance Principles. The Corporate Governance Principles provide that a majority of the directors be independent. A director will be designated independent if he or she:

•	has no material relationship with us or our subsidiaries;

•	satisfies the other criteria specified by NYSE listing standards;

•	has no business conflict with us or our subsidiaries; and

•	otherwise meets applicable independence criteria specified by law, regulation, exchange requirement, or the Board.
During its review of director independence, the Board considered whether there were any transactions or relationships between the Company and any director or any member of his or her immediate family (or any entity of which a director or an immediate family member is an executive officer, general partner, or significant equity holder).

As a result of its review, the Board affirmatively determined that the following persons are independent under our independence standards:
Peter S. Cobb
Elaine J. Eisenman
Joanna T. Lau
Carolee Lee
Ekta Singh-Bushell
Harvey L. Sonnenberg
Allan J. Tanenbaum
Joanne Zaiac
Our Board has a Nominating and Corporate Governance Committee, a Compensation Committee, and an Audit Committee, all of which are composed entirely of independent directors as defined under applicable SEC rules and the NYSE listing standards. Our Board also has a Technology Committee composed entirely of independent directors.
Board’s Role in the Risk Management Process
Our Board and its committees play an important role in overseeing the identification, assessment, and mitigation of risks that are material to us. In fulfilling this responsibility, the Board and its committees regularly consult with management to evaluate and, when appropriate, modify our risk management strategies. While each committee is responsible for evaluating certain risks and overseeing the management of such risks, the entire Board is regularly informed about such risks through committee reports.
The Board charged management with the responsibility of creating an enterprise risk management (“ERM”) program, which was implemented in fiscal 2010. Our CEO, who reports to our Board, is the sponsor of the ERM Program. As part of the ERM Program, management provides an annual report to the Board regarding our significant risks and what management is doing to mitigate risk. Management also updates the Board on significant new risks that are identified on a quarterly basis and reports on what it is doing to mitigate those significant risks. Additionally, the report provides an update on calls received to our Ethics Hotline, an anonymous reporting hotline available to our U.S. and international subsidiaries. The Company believes that its leadership structure supports the risk oversight function of the Board.
Our Audit Committee assists the Board in fulfilling its oversight responsibilities relating to the performance of our system of internal controls; legal and regulatory compliance; our audit, accounting, and financial reporting processes; and the evaluation of enterprise risk issues, particularly those risk issues not overseen by other committees. The Audit Committee also reviews periodically with our General Counsel legal matters that may have a material adverse impact on our financial statements, compliance with laws and any material reports received from regulatory agencies. Our Compensation Committee is responsible for overseeing the management of risks relating to our compensation programs.
Our Nominating and Corporate Governance Committee oversees risks associated with corporate governance, business conduct and ethics, and compliance. The Chief Compliance Officer provides periodic reports to the Nominating and Corporate Governance Committee describing updates to the Company’s Ethics and Compliance Program, including new policies, procedures and trainings, maintenance of the Company’s anonymous reporting hotline, and oversight of the Global Code of Conduct. The report is shared with the Board as part of the committee report to the Board.
The Technology Committee assists the Board in fulfilling its oversight responsibilities with respect to technology and cybersecurity. Each quarter, management provides a report to the Technology Committee describing cybersecurity risks and the Company’s mitigation activities. Such mitigation activities include regularly upgrading our systems and software, conducting regular e-mail phishing testing, engaging in cybersecurity crisis tabletop exercises, and monitoring industry trends. Additionally, Ms. Lau, as Chair of the Technology Committee, provides an annual cybersecurity report to the Board, which addresses cybersecurity trends in the retail industry, and the Company’s policies and practices in comparison with the retail industry.
Nominating and Corporate Governance Committee
The current members of our Nominating and Corporate Governance Committee are Ms. Lee (Chair), Mr. Cobb, and Mmes. Eisenman and Singh-Bushell, each of whom is independent as discussed above. A current copy of our Nominating and Corporate Governance Committee charter can be found on our corporate and investor website at www.designerbrands.com and is available in print (without charge) to any shareholder upon request.
The Nominating and Corporate Governance Committee met five times during fiscal 2019. Its functions include assisting the Board in determining the desired qualifications of directors, identifying potential individuals meeting those qualification criteria, proposing to the Board a slate of nominees for election by the shareholders, and reviewing candidates nominated by shareholders. In addition, the Nominating and Corporate Governance Committee also reviews the Corporate Governance Principles, makes recommendations to the Board with respect to other corporate governance principles applicable to us, oversees the annual evaluation of the Board and management, and evaluates and makes recommendations concerning the number and responsibilities of Board committees and committee assignments.
The Nominating and Corporate Governance Committee meets to discuss, among other things, identification and evaluation of potential candidates for nomination as a director. Although there are no specific minimum qualifications that a director candidate must possess, potential candidates are identified and evaluated according to the qualification criteria set forth in the Nominating and Corporate Governance Committee charter, including:

•	independence;

•	judgment;

•	skill;

•	diversity;

•	strength of character;

•	age;

•	experience with businesses and organizations of comparable size and scope;

•	experience as an executive of, or advisor to, a publicly traded or private company;

•	experience and skill relative to other Board members;

•	specialized knowledge or experience;

•	service on other boards; and

•	desirability of the candidate’s membership on the Board or any committees of the Board.
Although the Nominating and Corporate Governance Committee has not adopted a formal policy with regard to the consideration of diversity, in considering diversity, the Nominating and Corporate Governance Committee may take into account various attributes, including background, age, gender, ethnicity, skill set, or viewpoint.
In 2019, the Nominating and Corporate Governance Committee engaged a leading, nationally recognized third-party director search firm to assist in identifying, screening, and assessing the capabilities of potential director candidates.
The Nominating and Corporate Governance Committee will consider nominees recommended by shareholders for the 2021 Annual Meeting of Shareholders, provided that the recommendation is submitted in writing, between April 15, 2021 and May 15, 2021, to Designer Brands Inc., 810 DSW Drive, Columbus, Ohio 43219, Attention: Corporate Secretary. If the date of the 2021 Annual Meeting of Shareholders is advanced or delayed by more than 30 days from the first anniversary of the date of the 2020 Annual Meeting, or in the case of a special meeting of shareholders, nominations for director must be received by our Corporate Secretary within seven days after we mail or otherwise provide public notice of the meeting.
Each such submission must include:
As to the nominee:

•	name, age, business address, and residence address;

•	principal occupation or employment;

•	the class and number of Designer Brands Inc. shares beneficially owned; and

•
any other information relating to the nominee that is required to be disclosed in solicitations for proxies for election of directors pursuant to Regulation 14A under the Securities Exchange Act of 1934, as amended (the “Exchange Act”).

As to the shareholder giving the notice:

•	name and record address;

•	the class and number of Designer Brands Inc. shares beneficially owned;

•	a representation that the shareholder is a holder of record of shares of Designer Brands Inc. entitled to vote at such meeting;

•	a representation that the shareholder intends to appear in person or by proxy at the meeting to nominate the person or persons specified in the notice; and

•	a description of all arrangements or understandings between the shareholder and such nominee, and any other persons, pursuant to which the nomination or nominations are to be made by the shareholder.
Such notice shall be accompanied by a consent signed by the nominee evidencing a willingness to serve as a director, if nominated and elected, and a commitment by the nominee to meet personally with the Nominating and Corporate Governance Committee members.
Other than the submission requirements set forth above, there are no differences in the manner in which the Nominating and Corporate Governance Committee evaluates a nominee for director recommended by a shareholder.
Compensation Committee
The current members of our Compensation Committee are Mr. Tanenbaum (Chair) and Mmes. Eisenman, Lee, and Zaiac. Each member of the Compensation Committee is independent in accordance with the applicable NYSE listing standards, a “non-employee director” as defined by applicable SEC rules and an “outside director” as defined by the Internal Revenue Code.
A current copy of our Compensation Committee charter can be found on our corporate and investor website at www.designerbrands.com and is available in print (without charge) to any shareholder upon request.
Our Compensation Committee met five times during fiscal 2019. The Compensation Committee’s functions include evaluating the Chief Executive Officer’s performance and, based upon these evaluations, setting the Chief Executive Officer’s annual compensation; reviewing and approving the compensation packages of our other executive officers; making recommendations to the Board with respect to our incentive compensation, retirement, and other benefit plans; making administrative and compensation decisions under such plans; and recommending to the Board the compensation for non-employee Board members. Pursuant to its charter, the Compensation Committee may form and delegate authority to a subcommittee or subcommittees. See the Compensation Discussion and Analysis below for a more complete description of the Compensation Committee’s deliberations and decisions relating to executive compensation, including the Committee’s retention of a compensation consultant and the role of our executive officers in determining executive compensation.
Pursuant to its Charter, the Compensation Committee has the sole authority to retain and terminate the services of any outside compensation consultants to the Compensation Committee. During fiscal 2019, the Compensation Committee retained Korn Ferry to provide advice to the Compensation Committee on general program design and best practices as well as to assist the Compensation Committee in ensuring that the pay of officers and directors is competitive with a “Peer Group” of companies, as identified in the Compensation Discussion and Analysis. Korn Ferry reported directly to the Compensation Committee and was paid approximately $170,466.59 for these services. Management also engaged Korn Ferry for additional compensation services to Designer Brands Inc. management; neither the Board nor the Compensation Committee approved the retention of Korn Ferry for such additional services. The amount of services was not material and Designer Brands Inc. paid approximately $226,553.00 for these services in fiscal 2019. While Korn Ferry performed a general competitive review of pay practices, as requested by the Compensation Committee, Korn Ferry did not determine or recommend any amount or form of compensation to the Compensation Committee with respect to Designer Brands Inc.’s executive officers. In connection with the engagement of Korn Ferry, the Compensation Committee did review the services provided by Korn Ferry to management and determined that Korn Ferry was independent.
Audit Committee
The current members of our Audit Committee are Mr. Sonnenberg (Chair), Mmes. Lau and Singh-Bushell, and Mr. Tanenbaum. The Board has determined that each of them is independent and is financially literate in accordance with the applicable SEC rules and NYSE listing standards. The Board has also determined that our Audit Committee’s Chair, Mr. Sonnenberg, and Ms. Singh-Bushell each qualify as an audit committee financial expert as such term is defined by the SEC under Item 407(d)(5) of Regulation S-K.
A current copy of our Audit Committee charter can be found on our corporate and investor website at www.designerbrands.com and is available in print (without charge) to any shareholder upon request.
Our Audit Committee met nine times during fiscal 2019. The purpose of our Audit Committee is to assist the Board in fulfilling its oversight responsibilities of:

•	the integrity of our financial statements;

•	compliance with legal and regulatory requirements;

•	the independent auditor’s qualifications and independence;

•	performance of our internal audit function and independent auditor;

•	efficiency of our internal controls;

•	the review and approval of related party transactions; and

•	the review and response to complaints made to us regarding accounting, internal accounting controls, and auditing or other compliance matters.
The Audit Committee is directly responsible for the appointment, compensation, retention, termination, and oversight of the work of our independent auditor, including resolution of disagreements between management and the independent auditor regarding financial reporting.
Technology Committee
The current members of our Technology Committee are Ms. Lau (Chair), Messrs. Cobb and Sonnenberg, and Ms. Zaiac. A current copy of our Technology Committee charter can be found on our corporate and investor website at www.designerbrands.com and is available in print (without charge) to any shareholder upon request.
Our Technology Committee met four times during fiscal 2019. The purpose of the Technology Committee is to ensure that technology endeavors are effectively managed, and that technology performance meets the following objectives:

•	aligns with our business strategy;

•	enables the business to maximize benefits technology can provide;

•	ensures resources are used responsibly; and

•	ensures risks are managed appropriately.
Global Code of Conduct and Corporate Governance Information
We have adopted a global code of conduct which applies to all our officers and employees, including our principal executive officer, principal financial officer, principal accounting officer or controller, or persons performing similar functions, and an additional code of ethics that applies to senior financial officers. Additionally, the Board has adopted a Director Code of Conduct applicable to our Board members. These codes of ethics, designated by us as the “Global Code of Conduct,” the “Code of Ethics for Senior Financial Officers,” and the “Director Code of Conduct,” respectively, can be found on our corporate and investor website at www.designerbrands.com and are available in print (without charge) to any shareholder upon request. We intend to disclose any amendment to, or waiver from, any provision of the Global Code of Conduct, Code of Ethics for Senior Financial Officers, or Director Code of Conduct applicable to executive officers and directors by posting such information on our corporate and investor website at www.designerbrands.com.
Anti-Hedging Policy
Our Insider Trading Policy prohibits all Board members, officers (including our named executive officers), and associates of Designer Brands Inc. and its subsidiaries from engaging in transactions in financial instruments (including, for example, prepaid variable forward contracts, equity swaps, collars or exchange funds, as well as any other hedging instrument) designed to hedge or offset any decrease in the market value of Designer Brands Inc. stock. Our Insider Trading Policy also prohibits covered persons from holding our stock in a margin account or pledging our stock as collateral for a loan; provided that individuals who had pledged Designer Brands Inc. stock prior to the adoption of this provision are exempt from this requirement. As disclosed on page 5 of this proxy statement, Mr. Tanenbaum pledged 27,746 shares of Designer Brands Inc. stock as security for a line of credit in fiscal 2016. Our Insider Trading Policy is posted on our internal website or available upon request for all associates of Designer Brands Inc. and its wholly-owned subsidiaries.

AUDIT AND OTHER SERVICE FEES
Our Audit Committee has adopted a policy under which audit and non-audit services to be rendered by our independent registered public accounting firm are pre-approved. The pre-approval policy, which is available on our corporate and investor website at www.designerbrands.com, is designed to assure that the provision of such services does not impair the independence of our independent registered public accounting firm and is summarized below.

•
Delegation — The Audit Committee may delegate pre-approval authority to one or more of its independent members, provided that the member(s) to whom such authority is delegated promptly reports any pre-approval decisions to the other Audit Committee members. The Audit Committee has not delegated to management its responsibilities to pre-approve services performed by the independent registered public accounting firm.

•
Audit Services — Annual audit, review, and attestation engagement terms and fees are subject to the specific pre-approval of the Audit Committee. Any changes in the terms, conditions, or fees resulting from changes in the audit scope require the Audit Committee’s approval.

•
Audit-Related Services — Confirmation that the provision of any audit-related services, including assurance and related services reasonably related to the performance of the audit or review of financial statements, does not impair the independence of the independent registered public accounting firm.

•
Other Services — Unless a type of service to be provided by the independent registered public accounting firm has received general pre-approval, it will require specific pre-approval by the Audit Committee.

•
Tax Services — The Audit Committee believes that our independent registered public accounting firm can provide tax services to us such as tax compliance and certain tax advice without impairing its independence. In no event, however, will the independent registered public accounting firm be retained in connection with a transaction initially recommended by the independent registered public accounting firm, the purpose of which may be tax avoidance and the tax treatment of which may not be supported in the Internal Revenue Code and related regulations or similar regulations of other applicable jurisdictions.

No services were provided by the independent public accountants during fiscal 2019 or fiscal 2018 that were approved by the Audit Committee under SEC Regulation S-X Rule 2-01(c)(7)(i)(C) (which addresses certain services considered de minimis and may be approved by the Audit Committee after such services have been performed).
The following table sets forth the aggregate fees for professional services rendered by Deloitte & Touche LLP, our independent registered public accounting firm, for each of the last two fiscal years.

	2019	2018
Audit fees	$2,055,618	$1,738,308
Audit-related fees(1)	$250,000	$322,919
Tax fees(2)	$32,072	$39,375
All other fees	—	—
Total	$2,337,690	$2,100,602
_________________________________________

(1)	Audit-related fees for fiscal 2019 and 2018 relate to implementation of new accounting standards and significant non-routine transactions.

(2)	Tax fees for fiscal 2019 and 2018 relate to general tax advice and significant non-routine transactions.

PROPOSAL 2 — RATIFICATION OF THE APPOINTMENT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM
The Audit Committee has appointed Deloitte & Touche LLP (“Deloitte”) as our independent registered public accounting firm for the fiscal year ending January 30, 2021. Although we are not required to seek shareholder ratification of the appointment of Deloitte as our independent registered public accounting firm, we are doing so as a matter of good corporate governance. In the event that shareholders do not ratify the appointment of Deloitte, the Audit Committee will reconsider its appointment. In addition, even if the shareholders ratify the appointment of Deloitte, the Audit Committee may, in its discretion, appoint a different independent registered public accounting firm at any time during the year if the Audit Committee determines that a change is in the best interest of the Company and our shareholders.
Representatives of Deloitte are expected to be present at the 2020 Annual Meeting to respond to appropriate questions and to make a statement if such representatives so desire.
Vote Required
Under our Code of Regulations, approval of this proposal requires the affirmative vote of the holders of the greater of (i) a majority of the shares required to constitute a quorum for such meeting, in which case broker non-votes have the effect of votes “Against” the proposal, and (ii) a majority of the shares voted on such proposal, in which case broker non-votes are disregarded and have no effect on the outcome of the vote. Abstentions will be counted as represented and entitled to vote and will therefore have the effect of a vote “Against” the proposal.
Your Board of Directors unanimously recommends a vote “FOR” the ratification of the appointment of our independent registered public accounting firm.

AUDIT COMMITTEE REPORT
The members of our Audit Committee are Mr. Sonnenberg (Chair), Mmes. Lau and Singh-Bushell, and Mr. Tanenbaum. The Board has determined that each of them is independent and is financially literate in accordance with the applicable SEC rules and NYSE listing standards. The Board has also determined that our Audit Committee’s Chair, Mr. Sonnenberg, and Ms. Singh-Bushell each qualify as an audit committee financial expert as such term is defined by the SEC under Item 407(d)(5) of Regulation S-K. Although our Board has determined that Mr. Sonnenberg and Ms. Singh-Bushell are financial experts as defined under SEC rules, other than Mr. Sonnenberg’s duties as Chair, their responsibilities are the same as those of other Audit Committee members. The SEC has determined that an audit committee financial expert will not be deemed an “expert” for any purpose as a result of being identified as an audit committee financial expert.
The Audit Committee operates under a written charter, which is available on our corporate and investor website at www.designerbrands.com and is available in print (without charge) to any shareholder upon request. Under the charter, the Audit Committee’s responsibilities include:

•
Review of our annual financial statements to be included in our Annual Report on Form 10-K and recommendation to the Board whether the audited financial statements should be included in our Annual Report on Form 10-K;

•	Review of our quarterly financial statements to be included in our Quarterly Reports on Form 10-Q;

•	Oversight of our relationship with our independent auditors, including:

•	Appointment, compensation, termination, and oversight of our independent auditors; and

•	Pre-approval of all auditing services and permitted non-audit services by our independent auditors;

•	Oversight of our internal controls;

•	Oversight of the review and response to complaints made to us regarding accounting, internal accounting controls, and auditing matters or other compliance matters;

•	Oversight of our internal audit function; and

•	Review and approval of related party transactions.
Our management is responsible for our internal controls and preparing our consolidated financial statements. Our independent registered public accounting firm, Deloitte & Touche LLP, is responsible for performing an independent audit of the consolidated financial statements and issuing a report thereon. Their audit is performed in accordance with the standards of the Public Company Accounting Oversight Board. The Audit Committee is responsible for overseeing the conduct of these activities. In performing its oversight function, the Audit Committee relies, without independent verification, on the information provided to it and on representations made by our management and our independent registered public accounting firm.
In conducting its oversight function, the Audit Committee discusses with our internal auditors and our independent registered public accounting firm, with and without management present, the overall scope and plans for their respective audits. The Audit Committee also reviews our programs and key initiatives to design, implement, and maintain effective internal controls over financial reporting and disclosure controls and procedures. The Audit Committee has sole discretion, in its areas of responsibility and at our expense, to engage independent advisors as it deems appropriate and to approve the fees and retention terms of such advisors.
The Audit Committee meets with the internal auditors and independent registered public accounting firm, with and without management present, to discuss the results of their audits, the evaluations of our internal controls, and the overall quality of our financial reporting. The Audit Committee has reviewed and discussed with management and Deloitte & Touche LLP the audited financial statements for the fiscal year ended February 1, 2020. The Audit Committee also reviewed and discussed with Deloitte & Touche LLP its report on our annual financial statements.
The Audit Committee discussed with Deloitte & Touche LLP the matters required to be discussed by the applicable requirements of the Public Company Accounting Oversight Board (the “PCAOB”) and the SEC. In addition, the Audit Committee has received from Deloitte & Touche LLP the written disclosures and the letter from the independent accountant required by applicable requirements of the PCAOB regarding the independent accountant’s communications with the audit committee concerning independence and has discussed with the independent accountant the independent accountant’s independence.
Based on its review of the audited consolidated financial statements and discussions with management and Deloitte & Touche LLP referred to above, the Audit Committee recommended to the Board the inclusion of the audited financial statements for the fiscal year ended February 1, 2020 in our Annual Report on Form 10-K for filing with the SEC.

Respectfully submitted,

Audit Committee
Harvey L. Sonnenberg, Chair
Joanna T. Lau
Ekta Singh-Bushell
Allan J. Tanenbaum

The foregoing Audit Committee Report does not constitute soliciting material and should not be deemed filed or incorporated by reference into any other filing of the Company under the Securities Act or the Exchange Act, except to the extent that the Company specifically incorporates the Report by reference therein.

COMPENSATION DISCUSSION AND ANALYSIS
Introduction
This Compensation Discussion and Analysis (“CD&A”) describes the material compensation decisions and elements for the current executive officers named in the Summary Compensation Table, which are collectively referred to as our “Named Executive Officers” (or “NEOs”) for purposes of this CD&A. As more fully described below, the Compensation Committee of the Board (for purposes of this CD&A, the “Committee”) makes all compensation decisions for Designer Brands Inc.’s executive officers, including our NEOs. Our NEOs for fiscal 2019 were as follows:

•	Jay L. Schottenstein - Executive Chairman of the Board;

•	Roger L. Rawlins - Chief Executive Officer;

•	Jared A. Poff - Executive Vice President and Chief Financial Officer;

•	Deborah L. Ferrée - Vice Chair and President; and

•	William L. Jordan - Executive Vice President and Chief Growth Officer.

At Designer Brands Inc., we have assembled an experienced and talented executive team with a proven track record of delivering notable results.

•	Mr. Schottenstein, our Executive Chairman of the Board, provides strategic guidance and insight to our business.

•
Mr. Rawlins has served as our Chief Executive Officer since 2016. Prior to his appointment as CEO, Mr. Rawlins held positions of increasing responsibility in Finance, E-commerce, Innovation, and Strategy with the Company over more than 10 years.

•
Mr. Poff, our Executive Vice President and Chief Financial Officer, provides financial leadership to drive profitability, enhance financial returns, maintain financial integrity, and ensure the availability of the investment capital necessary to deliver on our growth strategy.

•	Ms. Ferrée, our Vice Chair and President, spearheads the development of strong vendor relationships and product initiatives.

•
Mr. Jordan, our Executive Vice President and Chief Growth Officer since February 2020, supports our quest to deliver differentiated products, differentiated experiences and grow market share through new markets, categories and customers. Mr. Jordan previously served as Executive Vice President of the Company and President of DSW Shoe Warehouse, Inc., a wholly-owned subsidiary of the Company, since February 2019.

We believe that our current senior executive team possesses a proven ability to develop and execute the merchandising, customer, real estate, digital, design, sourcing, global production, infrastructure and capital allocation strategies that will enable Designer Brands Inc. to achieve our financial goals for sales, profit and cash flow generation.
As of the date of this proxy statement, we are faced with continued uncertainties and challenges in the face of the novel coronavirus (COVID-19). In the near-term, we expect COVID-19 to have an adverse impact to our business. We continue to remain focused on what is best for the safety and well-being of our customers and employees. Against this backdrop, we continue to believe we have the best possible leadership team that will carry us through these unprecedented times and preserve the long-term sustainability of Designer Brands Inc.
Fiscal 2019 Overview
Designer Brands Inc. completed several milestones in fiscal 2019:

•	Total revenue increased $314.8 million to nearly $3.5 billion, a 9.9% increase from 2018;

•	Despite difficult industry dynamics and operating challenges, comparable sales increased by 0.8%;

•	Digital demand in our U.S. retail grew 28.2%;

•	Our customer loyalty program remains unparalleled. We now have 32 million members, and we continue to look for new and innovative ways to drive engagement, average spend, and ticket size;

•
In Canada, we saw great momentum with our 2018 acquisition, Town Shoes Limited. We are successfully leveraging our DSW U.S. expertise, applying infrastructure, enhancing digital capabilities and implementing inventory discipline, all of which are yielding tremendous results for our Canadian operations;

•	Continued the integration of Camuto Group and moved a significant amount of sourcing to Camuto from our previous third party producer;

•
Remained disciplined in our tariff mitigation efforts by working with our vendors, accelerating private brand rollout, taking positions on raw material, creating alternate components in footwear production and testing innovative in-store services, all of which have provided the ability to mitigate approximately 80% to 90% of our exposure;

•
Executed on our initiative of introducing both differentiated products and services into our DSW stores. This included the expansion of our nail bar services, which is yielding increased frequency, attachment rates, and annual footwear spend when a rewards member becomes a nail bar customer;

•	Charitable donations included $2.2 million; and

•
Remained efficient in our capital allocation priorities. In recognition of our strong cash flow generation, we maintained a shareholder friendly approach with approximately $214.2 million invested, comprised of $72.6 million in dividends and $141.6 million in share repurchases.

We were faced with challenges both internally and externally in fiscal 2019, specifically in the back half of the year. During our fourth quarter, we were laser-focused on stabilizing the business through remedying several self-inflicted issues. Following the holidays, we instituted a patch for our new POS system that positively impacted both revenue and margins. We had also taken the unprecedented step to no longer allow customers to stack coupons online. On the inventory front, we began to restore inventory in the Dress category, and we liquidated 100% of our excess Camuto inventory. Additionally, we had reinvested in our marketing efforts and saw a sequential increase in store traffic.

We fully lapped our Camuto acquisition and are successfully integrating the business into DBI’s portfolio. With a target of increasing private label penetration to 30%, we are pleased Camuto has quickly adopted production from our previous third party producer.

Our long-term vision is to become the leading designer, producer and retailer of footwear and accessories in the U.S. This remains our focus by investing in private label, exclusive partnerships, best-in-class loyalty program, and customer experience. As we head into 2020, we are faced with the uncertainty of COVID-19. Because of the unknown impact on our supply chain and consumer buying behavior, we are not providing financial guidance for 2020. However, we will continue to explore new ways to expand our audience and gain market share through the execution of our three strategic initiatives of differentiated products, differentiated experiences, and new growth opportunities.
Executive Compensation Philosophy
Generally, the Committee targets NEO pay between the 50th and 75th percentiles of peer group data, with the majority of executive compensation tied to short and long-term performance goals. This pay objective reflects the fact that executives with the skills and experience that we believe are necessary to deliver contributions that will drive our long-term business success and intended growth pattern command a premium in the marketplace. Variations to this pay objective may occur as dictated by the experience level of the individual and market factors.
Executive Compensation Objectives
The Committee has developed the following key executive compensation objectives in order to support our business strategy and compensation philosophy:
1) Attract and retain highly talented, experienced executives who can make significant contributions to our long-term business success. The Committee annually reviews the performance and succession of executive officers and is typically consulted on the addition of new executive officer talent.
2) Reward executives for achieving business goals and delivering strong performance. The Committee regularly reviews executive compensation to ensure a proper balance between fixed and variable compensation with more of the focus on rewarding executives for achieving short- and long-term performance goals.
3) Align executive incentives with shareholder value creation. The Committee believes targeting above-median long-term equity award levels is appropriate for Designer Brands Inc. Such grants strongly align the NEOs’ interests with the interests of our shareholders, as each is focused on the same result, which is to create long-term value. As a result, the Committee annually awards equity, generally in the form of performance shares and restricted stock units, to the NEOs.

Executive Corporate Governance Reinforces Our Compensation Program
Our compensation philosophy for the executive team, including our NEOs, is reflected in governance practices that support the needs of our business, drive performance, and align with our shareholders’ long-term interests. We list below some of the more significant best practices we have adopted, which we believe highlight our commitment to responsible pay and governance principles that best serve our shareholders’ long-term interests.

WHAT WE DO
✓ Pay for performance: Emphasize variable pay over fixed pay, with approximately 77% of the NEOs’ collective target compensation linked to our financial or market results. All executive officers receive 50% of their annual long-term incentive award in performance shares.

✓ Retain meaningful stock ownership guidelines: Ownership guidelines align executives’ interests with those of shareholders. The CEO and Board members have either exceeded their targets or have time to do so within the time period allowed.

✓ Mitigate undue risk: Our compensation program has provisions to mitigate undue risk, including caps on potential bonus payments, a clawback policy applicable to compensation granted under our LTI plan, and active oversight and risk management systems, including those related to compensation-related risk.

✓ Independent executive compensation consultant: The Compensation Committee retains an independent compensation consultant on matters surrounding executive and non-employee director pay and governance.

✓ Apply conservative post-employment and change-in-control provisions: Executive officers are subject to provisions in the same manner as those of the employee population who participate in long-term incentives.

✓ Double trigger equity acceleration upon change-in-control: Accelerated vesting of equity awards requires a double-trigger of a change-in-control and involuntary termination.
✓ Restrict pledging activity: All executive officers are subject to pre-clearance requirements and restrictions.
✓ Receive strong shareholder support: Each year that we have held a “say-on-pay” advisory vote, more than 95% of the votes cast on the matter have been in favor of our compensation programs.
✓ Regularly review share utilization: Management and the Board regularly evaluate share utilization levels by reviewing cost and the dilutive impact of stock compensation.
As important are the things we do to have strong governance practices, support the needs of our business, drive performance, and align with shareholders’ interests, the things we don’t do are perhaps even more important. Below is a summary of the practices that we have avoided.

WHAT WE DON’T DO
X Don’t allow a single-trigger change-in-control to accelerate vesting of equity awards.
X Don’t reprice underwater stock options.
X Don’t count pledged shares toward stock ownership guidelines.
X Don’t include favorable impact from changes in tax law or stock buybacks when determining actual performance against financial measures in incentive plans.
X Don’t issue grants with an exercise price below 100% fair market value.
X Don’t offer guaranteed annual salary increases or guaranteed bonuses.
X Don’t provide supplemental executive retirement plans or other retirement benefits to NEOs, other than a tax-qualified 401(k) plan available to all employees and a deferred compensation plan available to highly compensated employees.

X Don’t permit hedging or short-sale transactions. All executive officers, Board members, and associates are prohibited from using financial instruments designed to hedge or offset a decrease in market value of Designer Brands Inc. stock.

X Don’t gross up for excise taxes upon a change-in-control.
X Don’t gross up taxes for perquisites or benefits, except in the case of standard relocation benefits.

Roles in Determining Compensation are Well Defined
Role of the Board of Directors and the Committee: The Committee determines the compensation of our CEO, the Executive Chairman of the Board, the NEOs, and non-NEO executive officers. In fiscal 2019, the Committee did not delegate any of its authority with respect to the compensation of any NEO.
Advisory Vote on the Compensation Paid to Named Executive Officers: At the 2019 Annual Meeting of Shareholders, an overwhelming majority (96.8%) of the votes cast on the advisory vote on executive compensation were voted in favor of the proposal. The Committee viewed the vote as a strong expression of our shareholders’ general satisfaction with the Company’s current executive compensation programs. As a result, the Committee determined it was not necessary to implement material changes to our executive compensation programs.
Role of Executive Officers in Compensation Decisions: The Committee makes all compensation decisions for our NEOs based upon input provided by the Executive Chairman of the Board, the CEO, and certain members of Company management, as well as objective market data provided by the Committee’s independent compensation consultant. The Committee can exercise its discretion and modify any recommendations that may be provided by Company management and the independent compensation consultant.
Independent Compensation Consultant: The Committee retained Korn Ferry, a global human resources consulting firm, as its independent compensation consultant for fiscal 2019. Korn Ferry provides research, market data, survey and proxy information, and design expertise in developing executive and director compensation programs.
The Korn Ferry executive compensation consultant attended all Committee meetings in fiscal 2019 and advised the Committee on all principal aspects of executive compensation, including the competitiveness of program design and award values and specific analysis for the NEOs and other executive officers. Korn Ferry reports directly to the Committee, and the Committee may replace the independent compensation consultant or hire additional consultants or advisers at any time. Korn Ferry also provides some additional services to Company management, as referenced in the Other Director Information, Board Committees, and Corporate Governance Information sections.
Setting Executive Compensation: Based on the objectives described above, the Committee has structured our executive compensation programs primarily to motivate executives to achieve the business goals established by Designer Brands Inc. and reward executives for delivering strong performance as measured against those business goals.
As requested by the Committee, Korn Ferry provided the Committee with market data from proprietary databases and publicly available information to consider when making compensation decisions for our NEOs. Korn Ferry also provided similar input to support compensation recommendations and decisions made for Company executives who are not NEOs.
Proxy Peer Group
The criteria used to select companies for the Proxy Peer Group include, but are not limited to:

•	Annual revenue between one-half and two times that of Designer Brands Inc.;

•	Companies we compete against for business and talent;

•	Companies with a fashion orientation and/or that operate as specialty retail;

•	Retailers that operate larger square footage stores;

•	Companies that have a track record of delivering results; and

•	Similar business complexity (multiple brands, mix of retail and wholesale, designer and manufacturer of own brand, private label, etc.).
The Committee evaluated the actual pay of the NEOs with pay data drawn from proxy-disclosed pay information for the following publicly-traded companies (collectively, the “Proxy Peer Group”):

Fiscal 2019 Proxy Peer Group
Abercrombie & Fitch Co. (ANF)	Deckers Outdoor Corporation (DECK)	Tailored Brands, Inc. (TLRD)
American Eagle Outfitters, Inc. (AEO)	Express, Inc. (EXPR)	The Children’s Place, Inc. (PLCE)
Big Lots, Inc. (BIG)	Genesco, Inc. (GCO)	Ulta Beauty, Inc. (ULTA)
Caleres, Inc. (CAL)	Michaels Cos., Inc. (MIK)	Urban Outfitters, Inc. (URBN)
Carter’s, Inc. (CRI)	Skechers U.S.A., Inc. (SKX)	Wolverine World Wide, Inc. (WWW)
Chico’s FAS, Inc. (CHS)	Steve Madden, Ltd. (SHOO)
Using the criteria above, there were no changes to the Proxy Peer Group for fiscal 2019.

For fiscal 2019, the compensation paid to the NEOs was reviewed in relation to that paid by the Proxy Peer Group. By looking at this proxy-disclosed information, as reviewed and summarized for the Committee by Korn Ferry, the Committee was able to analyze the market competitive pay for each position. In addition to reviewing the compensation of proxy peers, the Committee also reviewed data from the Korn Ferry 2019 Retail Industry Total Remuneration Report, using data from key competitors, including fashion and specialty retailers. This allowed the Committee to understand market pay practices for jobs of similar scope and complexity, beyond the NEO level. This data is used to supplement and validate the proxy data, as it provides information from the broader marketplace. Finally, the Committee takes into consideration a review of each NEO’s compensation relative to the other NEOs, taking into account each officer’s scope of responsibility, performance, and impact on our business results.
Executive Compensation Mix
In 2019, the compensation for Mr. Rawlins was approximately 14% fixed compensation (base salary) and 86% variable compensation, based on the target annual cash incentive and grant date value of long-term equity compensation at target. For the remaining NEOs, their compensation consisted of, on average, approximately 29% fixed compensation and approximately 71% variable compensation. The chart below reflects details of the compensation for Mr. Rawlins and the other NEOs (on average) in fiscal 2019. The Committee believes the balance was appropriate given the current focus and goals of the Company.
ICP = Incentive Compensation Plan (target value)
PSs = Performance Shares (target value)
RSUs = Restricted Stock Units

Executive Compensation in fiscal 2019
The following is a summary of changes and noteworthy highlights to executive compensation in fiscal 2019:

•
CEO Severance Agreement - Mr. Rawlins entered into a revised Executive Severance Agreement in December 2019 to bring the length of severance for a termination without cause to a more typical market practice for similarly situated CEOs. For more detail on provisions of the revised agreement, please see the section regarding Employment Agreements with Named Executive Officers.

•
Base salaries - Our NEOs received an average base salary increase of 8.9%, with four NEOs receiving a merit increase plus an adjustment or promotion increase due to expanded responsibilities following the Town Shoes Limited and Camuto LLC acquisitions that occurred during fiscal 2018.

•
Short-term incentives - The Company did not achieve the Adjusted Operating Income threshold in the financial component of the Performance-Based Annual Cash Incentive Compensation Plan. The Company did achieve three out of the five strategic objectives, as discussed below. As a result, each of our NEOs receive an incentive payout at 15% of target in accordance with the pay for performance objective of the Annual Cash Incentive Compensation Plan.

•
Long-term incentives - All NEOs have 50% of their annual long-term incentive award directly linked to Designer Brands Inc.’s financial performance. Performance shares previously granted to the NEOs were earned at 56% of target based on fiscal 2019 Adjusted Operating Income of $153.8 million.

•	Say on pay - At the 2019 annual meeting, our shareholders overwhelmingly voted in favor of our executive compensation practices, with 96.8% of votes cast in support.

•	Peer group review - The Committee conducted a review of the Proxy Peer Group utilized for purposes of benchmarking executive compensation, and no changes were made to the Proxy Peer Group.
Each Element of Executive Compensation Has its Own Purpose
For fiscal 2019, the total compensation of our executive officers (including the NEOs) generally comprised the following principal components:

I.	Base salary: Reflects scope of the role and individual performance through cash compensation.

II.
Performance-based annual cash incentive compensation: Motivates and rewards contributions to annual operating performance and long-term business strategy with cash payouts that vary based on the level of achievement.

III.	Long-term equity incentive compensation: Promotes alignment of executive decisions with Company goals and shareholder interests through equity where value is pegged to Company stock performance.

IV.	Retirement savings contributions through the 401(k) plan: Provides broad-based retirement benefits that contribute to financial security.
About Our Compensation Elements
I. Base Salary
While the Committee’s focus is on variable compensation based on performance, a clear objective of our executive compensation program is to pay a base salary that is competitive with the Proxy Peer Group, supplemented with survey data from key competitors from the Korn Ferry 2019 Retail Industry Total Remuneration Report, in order to retain our NEOs. The base salaries of all Designer Brands Inc. executives (including the NEOs) are determined based on job responsibilities and individual contribution, and with reference to the market data provided by the independent compensation consultant. In the case of our executive team, the salary opportunity for a given position is targeted to be between the 50th and 75th percentile of the market data for that position.
In the first quarter of each year, the Committee determines the base salary of each NEO. During its review, the Committee primarily considers:

•	Overall Designer Brands Inc. financial performance during the prior year;

•	The individual performance of the NEO during the prior year;

•	Base salary data drawn from the market data;

•	The target total cash compensation level of the appropriate benchmark position(s) from the market data; and

•	If relevant, compensation paid by a previous employer.
The Committee met with Korn Ferry and reviewed market information related to the pay of the Executive Chairman of the Board. After discussing the market information, the Executive Chairman’s role in the Designer Brands Inc. business and other relevant factors, the Board decided to increase the Executive Chairman’s base salary by 9.2% due to increased business complexity following the Town Shoes Limited and Camuto LLC acquisitions that occurred during fiscal 2018.
The Executive Chairman of the Board met with the Committee and reviewed the accomplishments and contributions made by Mr. Rawlins, Chief Executive Officer. In addition, the Chief Executive Officer reviewed with the Committee the accomplishments and contributions made by each of the NEOs under his supervision at the time and provided his proposed base salary changes. After discussing the performance of each NEO, the overall Company performance and progress on key initiatives, the recommendations made by the Executive Chairman of the Board and the Chief Executive Officer, and considering the Committee’s review and analysis of compensation paid by Proxy Peer Group companies for comparable positions and any other relevant factors, the Committee approved the following salary changes:

Base Salary Changes
Name	Fiscal 2018 Salary (as of 2/2/2019)	Fiscal 2019 Salary (as of 2/1/2020)	% Increase	Reason for Increase
Mr. Schottenstein	$824,000	$900,000	9.2%	Merit & Adjustment
Mr. Rawlins	$927,000	$1,075,000	16.0%	Merit & Adjustment
Mr. Poff	$475,000	$525,000	10.5%	Merit & Adjustment
Ms. Ferrée	$1,030,000	$1,030,000	0.0%	-
Mr. Jordan	$720,000	$800,000	11.1%	Promotion to President of DSW Shoe Warehouse, Inc.
		Average =	8.9%
Note: Base Salaries in the table above reflect the annualized salary on the last day of the fiscal year. Messrs. Schottenstein, Rawlins, Poff and Jordan each received a merit increase plus an adjustment or promotion increase due to expanded responsibilities, including through the two acquisitions described above.
II. Performance-Based Annual Cash Incentive Compensation Plan
The Designer Brands Inc. 2005 Cash Incentive Compensation Plan (the “ICP”) is designed to promote the achievement of annual performance goals and focus the NEOs on short-term objectives which we believe ultimately will contribute to the likelihood of achieving long-term business objectives and increase shareholder value. Under the ICP, the NEOs earn annual cash incentives when pre-established business objectives and targets are achieved. The NEOs are generally treated the same as all other eligible Designer Brands Inc. associates under the ICP.
Company associates who participate in the ICP have incentive levels that vary based on the individual’s position and contribution to business performance. The target award opportunities are established as a percentage of target based on market data and recommendations from the independent compensation consultant. These range from 60% to 125% for the NEOs, as seen in the table below. Target means the financial goal and all of the strategic objectives of the ICP have been achieved at the 100% level. In setting the annual minimum, target, and maximum levels of performance, the Committee may consider specific circumstances facing the Company during the prior and subsequent years.

Fiscal 2019 NEO Target Annual Cash Incentive Compensation
Name	Threshold Payout (as % of Target)	Target Payout (as % of Salary)	Maximum Payout (as % of Target)
Mr. Schottenstein	5%	125%	200%
Mr. Rawlins	5%	125%	200%
Mr. Poff	5%	60%	200%
Ms. Ferrée	5%	125%	200%
Mr. Jordan	5%	75%	200%
For fiscal 2019, the Committee determined the annual cash incentive compensation award for each NEO would have two components:

1.	One component was based upon Designer Brands Inc.’s financial performance in the form of Adjusted Operating Income*, worth 75% of the total award, up to a maximum of 150%.

2.
The second component was based on five pre-established strategic objectives, worth 25% of the total award, that could be modified in the Committee’s discretion up to 50%, but only if, and in proportion to, financial performance above the plan target.

In selecting the primary performance metric of the ICP, the Committee determined that Adjusted Operating Income provides a meaningful understanding of our core financial operating performance and is a key financial metric used by management and other stakeholders. The table below explains the financial performance component of the ICP.

Fiscal 2019 Financial Performance Goals (worth 75% of Award)
	Minimum Payout	Target Payout	Maximum Payout
Performance Range (Adjusted Operating Income*)	$177.1 million	$208.4 million	$229.4 million
Payout Range	37.5%	100%	150%
Actual result of $153.8 million did not achieve minimum payout requirement
*Adjusted Operating Income, a non-GAAP measure, for fiscal 2019 means reported operating income adjusted to exclude integration and restructuring expenses, amortization expense of intangible assets, and impairment charges.
The strategic objectives and the financial performance of the ICP are independent of each other. The Committee evaluates performance against the below-described objectives on a binary basis, meaning each objective either is achieved or not achieved. The ICP participants have the opportunity to earn 5% for each of the five strategic objectives achieved, even if the financial performance goal (i.e., a minimum of $177.1 million in Adjusted Operating Income) is not achieved. The table below defines the strategic objectives of the ICP. For fiscal 2019, two strategic objectives were not achieved and three were achieved.

Fiscal 2019 Strategic Objectives (worth 25% of Award)
	Strategic Objectives	Achieved (Y / N)	Payout
1	Growth - Grow Designer Brands Exclusive Brands sales by 30% in fiscal 2019.	NO	0%
2	Loyalty - Implement VIP phase three by fiscal year-end.	YES	5%
3	New Store Technology - Implement mobile POS in all stores by fiscal year-end.	NO	0%
4	Customer Experience - Open five new nail salons in DSW stores, consistent with the Columbus store design, by fiscal year-end.	YES	5%
5	Talent - Train all Designer Brands Home Office and Field Managers in “Leading with an Inclusive Mindset” by fiscal year-end, building awareness around diversity and inclusion.	YES	5%
	Strategic Objective Payout Earned =		15%
The fiscal performance of $153.8 million in Adjusted Operating Income was below the minimum required for the financial portion of the ICP. Three of the five strategic objectives were achieved as reflected in the table above. This performance resulted in 15% earned. The combined total payout earned was 15% of the target award for ICP participants and the NEOs. The table below summarizes the annual cash incentive earned by the NEOs.

Fiscal 2019 Annual Cash Incentive Earned
	Target Payout	Designer Brands FY2019 Result	Actual Payout Earned
Financial Performance	75%	$153.8 million	0%
Strategic Objectives	25%	3 of 5 achieved	15%
Total	100%		15%
The ICP amounts paid to the NEOs for fiscal 2019 are reflected in the table below and in the Non-Equity Incentive Plan Compensation column of the Summary Compensation Table. Unless otherwise determined by the Committee, all associates who participate in the ICP (including the NEOs) are governed by the same plan parameters.

Fiscal 2019 NEO Annual Cash Incentive Compensation Payouts
Name	Target Payout (as % of Salary)	Actual Payout (as % of Target)	Actual Payout
Mr. Schottenstein	125%	15%	$168,750
Mr. Rawlins	125%	15%	$201,563
Mr. Poff	60%	15%	$47,250
Ms. Ferrée	125%	15%	$193,125
Mr. Jordan	75%	15%	$90,000
III. Long-Term Equity Incentive Compensation
In fiscal 2019, Designer Brands Inc.’s long-term incentive compensation program utilized the following types of award grants:

•	Performance shares (“PSs”); and

•	Service-based restricted stock units (“RSUs”).
The Designer Brands Inc. 2014 Long-Term Incentive Plan (the “LTI Plan”) furthers the Committee’s objective to retain its executives and build a link between executive compensation and shareholder interests. The Committee considered various alternatives based on input from its independent compensation consultant, Proxy Peer Group data, and input from management. In determining the value of annual long-term equity incentive grants, the Committee’s overall objective is consistent with the executive compensation philosophy to target the total combined grant value between the 50th and 75th percentile of the Proxy Peer Group long-term incentive data. All grants made in 2019 were made under the LTI Plan, which was approved by shareholders in 2014. All equity awards are granted in respect to Designer Brands Inc.’s Class A Common Shares. The information below reflects the types and mix of the grants to the NEOs in fiscal 2019.

Fiscal 2019 Long-Term Incentive Mix
Level	LTI Vehicle #1	Mix %	LTI Vehicle #2	Mix %
All NEOs	Performance Shares	50%	Restricted Stock Units	50%

Performance Shares (PSs)
Performance shares reward the NEOs in proportion to Designer Brands Inc.’s financial performance, based on Designer Brands Inc. fiscal 2019 Adjusted Operating Income (a one-year performance period). Generally, performance shares vest 100% on the third anniversary of the grant date, if the one-year threshold performance has been achieved. In the first 90 days of the fiscal year, the Committee established the minimum, target, and maximum levels of performance used to determine the potential number of shares earned, as shown in the table below:

Fiscal 2019 Performance Share Plan (1)
	Threshold	Target	Maximum
One-Year Adjusted Operating Income ($M)	$145.9	$208.4	$229.2
Payout Range (as % of target)	50%	100%	150%
Actual fiscal 2019 result of $153.8 million resulted in a 56% payout percentage
(1) The performance shares were granted on March 26, 2019, with a grant date fair value of $21.94.
The Company reports Adjusted Operating Income to investors to provide transparency to all ICP participants. Adjusted Operating Income for fiscal 2019 means reported operating income adjusted to exclude integration and restructuring expenses, amortization expense of intangible assets, and impairment charges.
Restricted Stock Units (RSUs)
RSUs provide retention value because they generally vest 100% at the end of three years from the grant date. Since the stock unit value is tied directly to the market value of Designer Brands Inc. common stock, and not exclusively to an increase in the market value of Designer Brands Inc. common stock, they provide retention value even when the stock price is stable or declining.
2019 Long-Term Equity Incentive Awards for the Named Executive Officers
In fiscal 2019, the Committee granted long-term equity incentive awards to the NEOs as part of the annual performance review process. The Committee believes that delivery of these forms of equity provides an appropriate incentive to the leadership team to focus on long-term shareholder value creation and, at the same time, provides the Company with the retention value necessary in a competitive labor market. To determine long-term incentive awards for the NEOs in fiscal 2019, the Committee considered market data from Proxy Peer Group companies provided by Korn Ferry as well as performance and retention concerns for each NEO. The information below reflects all of the grants to the NEOs in fiscal 2019.
For fiscal year 2019, Designer Brands Inc. earned Adjusted Operating Income of $153.8 million (please see the disclosure on page 28 for a discussion of how we calculate this non-GAAP measure). This resulted in a payout of 56% of the targeted number of performance shares granted to the NEOs.

Fiscal 2019 Annual Equity Grants(1)(2)(3)
Name	Actual # of Performance Shares (Earned at 56% of Target)	# of RSUs Granted	Total Shares Granted as Annual Award
Mr. Schottenstein	25,525	45,580	71,105
Mr. Rawlins	63,809	113,945	177,754
Mr. Poff	6,381	11,395	17,776
Ms. Ferrée	35,734	63,810	99,544
Mr. Jordan	12,762	22,790	35,552
(1) The annual grants to NEOs were made on March 26, 2019, with a grant date fair value of $21.94 for both PSs and RSUs.

(2) The performance shares and RSUs reported in the table above do not include dividend equivalent units earned in 2019.
(3) Performance shares and RSUs vest 100% on the third anniversary of the grant date.
Special Awards
From time to time, upon approval of the Committee, the Company may make special awards in the form of a cash bonus or equity awards to recognize significant efforts or accomplishments. On March 26, 2019, in recognition of strong performance and leadership exhibited in connection with the successful completion of the Town Shoes Limited and Camuto LLC acquisitions, Mr. Rawlins received a one-time grant of 12,763 Performance Shares and 22,790 RSUs, and Mr. Poff received a one-time grant of 3,189 Performance Shares and 5,695 RSUs. Both grants are generally subject to continued service. These special awards are reflected below in both the Summary Compensation table and the Fiscal Year 2019 Grants of Plan-Based Awards table.
Equity Grant Practices
Under the LTI Plan, the Committee approves all equity awards and has not delegated to management the authority to approve equity awards. The Chair of the Committee has authority to approve equity awards in situations where it is not practical to bring the Committee together for such a purpose. The Committee may not grant stock options at a discount to the closing price of Designer Brands Inc. Class A Common Shares on the grant date, nor may the Committee reduce the exercise price of outstanding stock options except in the case of a stock split or other similar event. All stock options have an exercise price that is equal to the closing market price of Designer Brands Inc. Class A Common Shares on the grant date.
In 2007, the Committee established a methodology to determine the grant date on which annual equity awards would be granted to eligible associates. The Committee determined that the annual equity grant date would be the seventh (7th) calendar day following Designer Brands Inc.’s fiscal year-end earnings release. The Committee also reviews and considers approval of off-cycle equity awards recommended by management. These off-cycle equity awards reflect commitments made by Designer Brands Inc., subject to approval by the Committee, and are for current associates (generally in the case of promotion or retention), new hires who have already become employees of Designer Brands Inc. or prospective hires who have agreed to a start date with Designer Brands Inc. The grant date for current associates, and for new hires who have already become employees of Designer Brands Inc., is the date set by the Committee. The grant date for prospective hires is generally their future start date.
The Committee does not backdate stock options or grant stock options retroactively. Additionally, the Committee does not coordinate equity grants so that they are made before announcement of favorable information or after announcement of unfavorable information.
Stock Ownership Guidelines
Designer Brands Inc. implemented stock ownership guidelines for the CEO in November 2011. Mr. Rawlins is encouraged to hold shares of Designer Brands Inc. stock with a value at least equal to one (1) times his annual base salary, to be achieved within three years of becoming CEO. Mr. Rawlins owns shares in excess of the ownership guidelines.
Designer Brands Inc. Board members have an ownership guideline of five times their annual cash retainer (excluding committee fees) to be achieved within five years of joining the Board. As of the last day of fiscal 2019, all Board members have either met the ownership guidelines or are still within the five-year compliance time frame.

IV. 401(k) Plan
Designer Brands Inc. sponsors a tax-qualified 401(k) plan (the “401(k) Plan”) in which all Designer Brands Inc. associates, including the NEOs, are eligible to participate. Under the 401(k) Plan, participants are able to contribute up to 50% of their total eligible cash compensation (including base salary and annual cash incentives) on a pre-tax or after-tax basis up to the limits imposed by the Internal Revenue Code. The maximum allowable per participant deferral in 2019 under the Internal Revenue Code was $19,000 ($25,000 if at least age 50). Designer Brands Inc. provides a 100% match on the first 3% contributed by a participant and an additional 50% match on the next 2% contributed by a participant. Matching contributions are not made by the Company until participants have completed at least 6 months of service with Designer Brands Inc. In light of the matching contribution for participants, and the Internal Revenue Code § 401(a)(17) annual compensation limit, the maximum allowable per participant company matching contribution in 2019 was $11,200. Participants choose to invest their account balances in an array of investment alternatives (some of which are target date funds) as selected by plan fiduciaries. A Designer Brands Inc. stock fund is not among the investment alternatives available to plan participants. The 401(k) Plan allows for distributions in a lump sum after termination of service. However, loans and in-service distributions under certain circumstances, such as a hardship, attainment of age 59-1/2, or a disability, are permitted.
Nonqualified Deferred Compensation Plan
Designer Brands Inc. sponsors a nonqualified retirement plan (the “Nonqualified Plan”) in which Board members and a select group of management and other highly compensated associates, including NEOs, may participate. However, Designer Brands Inc. does not provide a company matching contribution in the Nonqualified Plan. In 2019, one of the NEOs, Mr. Poff, Chief Financial Officer, and two Board members, Mr. Cobb and Ms. Singh-Bushell, participated in the Nonqualified Plan.
Under the Nonqualified Plan, Board members may contribute up to 100% of the annual cash retainer paid by Designer Brands Inc. Eligible Designer Brands Inc. associates may contribute up to 80% of their base salary and 90% of their monthly and/or annual bonus on a pre-tax basis. Deferral elections are made annually related to future compensation, in compliance with Internal Revenue Code § 409A. Designer Brands Inc. associates who also participate in the 401(k) Plan may earn a 401(k) make-up contribution if their contributions to the Nonqualified Plan reduce the matching contributions they receive in the 401(k) Plan. In order to maintain the Nonqualified Plan’s tax-deferred status, Nonqualified Plan assets are subject to the claims of creditors of Designer Brands Inc. Participants choose to invest their account in an array of investment alternatives that generally mirror the investment alternatives under the 401(k) Plan. The Nonqualified Plan allows for in-service distributions in a lump sum. The Nonqualified Plan also allows for retirement distributions which are permitted as a lump sum in three (3), five (5), or ten (10) annual installments. Distribution elections are made when deferral elections are made in compliance with Internal Revenue Code § 409A.
Clawback Recoupment Policy
The LTI Plan includes a compensation recoupment, or “clawback,” provision that allows the Company to recover payment relating to awards granted under the LTI Plan in certain circumstances, including if a participant engages in fraudulent conduct or activities relating to the Company or a participant knew or should have known of such conduct or activities. Additionally, the LTI Plan gives the Committee the authority to recoup certain compensation in the event that the Company restates its financial statements and, as a result of such restatement, the amount of compensation that would have been paid or payable pursuant to an award granted under the LTI Plan would have been lower had the financial results been properly reported. This policy is in addition to any requirements that might be imposed pursuant to applicable law.
Tax Considerations
Internal Revenue Code § 162(m) generally limits deductibility of compensation that a publicly traded company pays to certain “covered officers,” which historically included the Chief Executive Officer and three other executive officers (exclusive of the Chief Financial Officer) who are the highest paid and employed at fiscal year-end, up to $1 million per year. In the past, Code § 162(m) contained an exception to the $1 million limit on deductibility for “performance-based” compensation. Regulations under Code § 162(m) required several requirements be satisfied in order for compensation to qualify as performance-based. Historically, the Committee annually considered the impact of Code §162(m) in structuring Designer Brands Inc.’s executive compensation program. It would balance the goal of achieving deductibility under Code § 162(m) with our philosophy to pay and reward individual contributions to overall Company performance, especially in light of the competitive nature of the market for our executive talent. The Committee always reserved the discretion to reward significant contributions by the NEOs to build shareholder value regardless of the tax deductibility limits of Code § 162(m).

On December 22, 2017, the bill popularly referred to as the “Tax Cuts and Jobs Act” (the “Act”) was signed into law. Under the Act and subsequent guidance, effective for tax years beginning after December 31, 2017, performance-based compensation paid to the “covered officers” in excess of $1 million will not be deductible, unless it qualifies for transition relief that applies to compensation paid pursuant to a binding contract that was in effect on November 2, 2017. In addition, the “covered officers” under Code § 162(m) have been expanded.

Because of ambiguities in the current guidance pertaining to the future interpretation of Code § 162(m) and the transition rule, no assurance can be given that compensation previously intended to qualify for Code § 162(m)’s performance-based exception will in fact qualify. Further, the Committee reserves the right to modify compensation that was initially intended to be exempt from Code § 162(m) if it determines that such modifications are consistent with our business needs. The Committee will continue to evaluate the impact of the elimination of the performance-based exception, the transition rule, and any new guidance on its current and future compensation programs. In addition, the Committee may award compensation in the future that is not fully deductible under Code § 162(m) if the Committee believes that such compensation will best attract, retain, and reward executives and contribute to our business objectives.

Termination and Change in Control Arrangements
The currently employed NEOs (other than Mr. Schottenstein) have employment agreements that entitle them to receive certain benefits and payments if their employment terminates in specified separation scenarios. All of the currently employed NEOs (and all participants in the 2014 Designer Brands Inc. Long-Term Incentive Plan) are entitled to certain payments or benefits upon a change in control, including acceleration of the vesting of outstanding equity awards pursuant to the 2014 Designer Brands Inc. Long-Term Incentive Plan. These arrangements are described under the Potential Payments upon Termination and Change in Control section.

REPORT OF THE COMPENSATION COMMITTEE
The Compensation Committee has reviewed and discussed the foregoing Compensation Discussion and Analysis with management. Based on the Compensation Committee’s review and discussion with management, the Compensation Committee has recommended to the Board of Directors, and the Board of Directors has approved, that the Compensation Discussion and Analysis be included in this proxy statement.

Respectfully submitted,

Compensation Committee

Allan Tanenbaum, Chair
Elaine Eisenman
Carolee Lee
Joanne Zaiac

The foregoing Compensation Committee Report does not constitute soliciting material and should not be deemed filed or incorporated by reference into any other filing of the Company under the Securities Act or the Exchange Act, except to the extent that the Company specifically incorporates the Report by reference therein.

COMPENSATION OF MANAGEMENT

The following table summarizes compensation earned by each of the Named Executive Officers during fiscal 2019, fiscal 2018 and fiscal 2017. Designer Brands Inc. follows a 52/53 week fiscal year that ends on the Saturday nearest to January 31 in each year. Fiscal years 2019 and 2018 consisted of 52 weeks, whereas fiscal 2017 consisted of 53 weeks.

SUMMARY COMPENSATION TABLE

Name and Principal Position	Fiscal Year	Salary ($)	Bonus ($) (1)	Stock Awards ($) (2)	Option Awards ($) (3)	Non-Equity Incentive Plan Compensation ($) (4)	All Other Compensation ($)(5)	Total ($)
Jay L. Schottenstein	2019	$888,308	$—	$2,000,050	$—	$168,750	$217,802	$3,274,910
Executive Chairman of	2018	$820,308	$—	$1,749,999	$—	$1,236,000	$182,507	$3,988,814
the Board of Directors	2017	$815,385	$—	$700,031	$700,083	$832,000	$93,757	$3,141,256
Roger L. Rawlins	2019	$1,075,000	$—	$5,999,932	$—	$201,563	$11,985	$7,288,480
Chief Executive Officer	2018	$922,846	$167,000	$4,999,999	$—	$2,172,656	$11,413	$8,273,914
	2017	$917,308	$—	$1,500,032	$1,500,347	$936,000	$11,130	$4,864,817
Jared A. Poff	2019	$525,000	$—	$749,909	$—	$47,250	$11,665	$1,333,824
Executive Vice President,	2018	$431,154	$—	$437,434	$—	$433,774	$11,489	$1,313,851
Chief Financial Officer	2017	$407,692	$—	$149,973	$150,018	$166,400	$11,064	$885,147
Deborah L. Ferrée	2019	$1,030,000	$—	$2,799,983	$—	$193,125	$11,530	$4,034,638
Vice Chair and President	2018	$1,025,385	$—	$3,499,997	$—	$2,414,063	$11,422	$6,950,867
	2017	$1,019,231	$—	$1,399,967	$1,400,147	$1,040,000	$11,130	$4,870,475
William L. Jordan	2019	$800,000	$—	$1,000,025	$—	$90,000	$11,776	$1,901,801
Executive Vice President, Chief Growth Officer,	2018	$709,077	$—	$1,799,939	$—	$810,000	$11,548	$3,330,564
formerly President of DSW Shoe Warehouse, Inc.	2017	$661,115	$—	$562,526	$462,568	$323,981	$11,130	$2,021,320
_________________________________________
(1)The amount in the Bonus column consists of a cash bonus paid to the Named Executive Officer for performance in the relevant fiscal year.
(2)This column, as applicable, represents the grant date fair value of time-based Restricted Stock Units (RSU), Performance-Based Restricted Stock Units (PBRSU) and Performance Shares (PS) granted in each fiscal year in accordance with Financial Accounting Standards Board Accounting Standards Codifications Topic 718 (“ASC 718”). For RSUs, PBRSUs and PSs, fair value is determined by multiplying the number of units granted by the closing price of Designer Brands Inc. Class A Common Stock on the date of grant. The amount in the “Stock Awards” column, for all Named Executive Officers, reflects the value of their 2019 Performance Share awards on the grant date based on 100% achievement of the Company’s performance goal in respect of fiscal 2019. The maximum grant date fair value each Named Executive Officer was awarded for their fiscal 2019 PS award was 150% or $1,500,000 for Mr. Schottenstein, $4,500,000 for Mr. Rawlins, $562,500 for Mr. Poff, $2,100,000 for Ms. Ferrée, and $750,000 for Mr. Jordan. Mr. Rawlins’ total award value included a one-time $1,000,000 grant and Mr. Poff’s total award value included a one-time $250,000 grant, both in recognition of the successful completion of two acquisitions. Additional details regarding these one-time grants are included in the Special Awards section in the CD&A. For additional information on the valuation assumptions, refer to Note 6 of Designer Brands Inc.’s financial statements in the Form 10-K for the year ended February 1, 2020, as filed with the SEC on May 1, 2020 (the “Form 10-K”). See the Grants of Plan-Based Awards Table for information on awards made in fiscal 2019. The amounts reflected are based upon the aggregate grant date fair value of RSUs, PBRSUs and PSs, computed in accordance with SEC rules and FASB Topic 718, which awards were granted on March 26, 2019 and do not necessarily correspond to the actual economic value that may be received by the named executive officers.
(3)This column, as applicable, represents the grant date fair value of Nonqualified Stock Options (NQSO) granted in each fiscal year in accordance with ASC 718. No NQSOs were awarded in fiscal 2019. Designer Brands Inc. used the multi-point Black-Scholes pricing model to value stock-based compensation expense for Option awards granted prior to fiscal 2019. For additional information on the valuation assumptions, refer to Note 6 of Designer Brands Inc.’s financial statements in the Form 10-K. See the Grants of Plan-Based Awards Table for information on NQSOs granted in fiscal 2017. The amounts reflected are the grant date fair value of the NQSOs and do not necessarily correspond to the actual value that will be recognized by the Named Executive Officers upon exercise.

(4)This column represents the dollar amount awarded to each applicable Named Executive Officer pursuant to our ICP for fiscal 2019, 2018 and 2017. The incentive amount awarded for fiscal 2019 reflects a 15% payout. See the CD&A section and Grants of Plan-Based Awards table for additional information on the ICP.
(5)The following table sets forth detail about the amounts reported for fiscal 2019 in the “All Other Compensation” column of the Summary Compensation Table above.

Name	Perquisite	401(k) Matching Contributions	Life Insurance Premium	Total
Jay L. Schottenstein (a)	$217,472	$—	$330	$217,802
Roger L. Rawlins	$—	$11,655	$330	$11,985
Jared A. Poff	$—	$11,335	$330	$11,665
Deborah L. Ferrée	$—	$11,200	$330	$11,530
William L. Jordan	$—	$11,446	$330	$11,776
_________________________________________
(a) The perquisite amount for Mr. Schottenstein represents the aggregate incremental cost to the Company of security arrangements in addition to those provided during working days and for business travel. We believe that all Company-incurred security costs are reasonable and necessary and for the Company’s benefit. Mr. Schottenstein is not a participant in the Designer Brands Inc. 401(k) Plan.

FISCAL YEAR 2019 GRANTS OF PLAN-BASED AWARDS

		Estimated Possible Payouts Under Non-Equity Incentive Plan Awards (1)			Estimated Future Payouts Under Equity Incentive Plan Awards (#) (2)			All Other Stock Awards: Number of Shares of Stock or Units (3)	Grant Date Fair Value of Stock and Option Awards (5)
	Grant Date	Threshold	Target	Maximum	Threshold	Target	Maximum
Jay L. Schottenstein	3/26/2019	$56,250	$1,125,000	$2,250,000	22,790	45,580	68,370	45,580	$2,000,050
Roger L. Rawlins	3/26/2019	$67,188	$1,343,750	$2,687,500	56,973	113,945	170,918	113,945	$4,999,907
					11,395	22,790	34,185	22,790	$1,000,025
Jared A. Poff	3/26/2019	$15,750	$315,000	$630,000	5,698	11,395	17,092	11,395	$500,013
					2,847	5,695	8,543	5,695	$249,897
Deborah L. Ferrée	3/26/2019	$64,375	$1,287,500	$2,575,000	31,905	63,810	95,715	63,810	$2,799,983
William L. Jordan	3/26/2019	$30,000	$600,000	$1,200,000	11,395	22,790	34,185	22,790	$1,000,025
_________________________________________

(1)
These columns represent possible payouts for fiscal 2019 under our ICP. See the CD&A for a discussion of the performance-based criteria applicable for these awards and the Summary Compensation table for the actual amounts paid for fiscal 2019.

(2)
These columns represent Performance Share grants and reflect the range of shares that may be potentially earned based on the Company’s achievement of the performance goals established for fiscal 2019. The threshold represents the minimum number of shares that could be awarded if the performance goal is achieved at the threshold level. The target represents the number of shares that could be awarded upon 100% achievement of the performance goal and the maximum represents the maximum number of shares that could be awarded if the performance goal is achieved at the maximum level. Fiscal 2019 performance was attained at 56%. Performance Shares generally vest 100% on the third anniversary of the Grant Date, subject to the Company’s achievement of the performance goal. Detailed in this column is the number of shares underlying the performance shares granted on the dates indicated in the “Grant

Date” column. Shares will be “credited” with the same dividend that would be issued if the unit was a Designer Brands Inc. Class A Common Share. The dividend equivalents are subject to the same performance restrictions as the underlying award. The amounts associated with the dividend equivalent units will not be distributed unless and until the Performance Share award is settled.

(3)
Detailed in this column is the number of shares underlying the time-based restricted stock units granted on the dates indicated in the “Grant Date” column. Units will be “credited” with the same dividend that would be issued if the unit was a Designer Brands Inc. Class A Common Share. The amounts associated with the dividend equivalent units will not be distributed unless and until the stock unit award is settled. Time-based stock units generally vest 100% on the third anniversary of the Grant Date.

(4)	Designer Brands Inc. did not award Stock Options in fiscal 2019.

(5)
Amounts reported in the “Grant Date Fair Value of Stock Options and Awards” column represent the aggregate grant date fair value of equity awards granted during fiscal 2019. For additional information on the valuation assumptions, refer to Note 6 of Designer Brands Inc.’s financial statements in the Form 10-K.

OUTSTANDING EQUITY AWARDS AT FISCAL YEAR-END 2019

The following table provides information regarding outstanding equity awards held as of February 1, 2020 by each of the Named Executive Officers.

	Option Awards						Stock Awards
Name	Number of Securities Underlying Unexercised Options Exercisable	Number of Securities Underlying Unexercised Options Unexercisable		Equity Incentive Plan Awards: Number of Securities Underlying Unexercised Unearned Options	Option Exercise Price	Option Expiration Date	Number of Shares or Units of Stock That Have Not Vested		Market Value of Shares or Units of Stock That Have Not Vested (1)	Equity Incentive Plan Awards: Number of Unearned Shares, Units or Other Rights That Have Not Vested	Equity Incentive Plan Awards: Value of Unearned Shares, Units or Other Rights That Have Not Vested ($) (1)
Jay L. Schottenstein	85,416	—			$12.38	3/24/2020	204,660	(7)	$2,914,358
	48,608	—			$17.43	3/22/2021
	49,446	—			$26.66	3/27/2022
	43,470	—			$31.68	3/26/2023
	38,270	—			$35.55	3/25/2024
	76,552	19,138	(2)		$37.50	3/24/2025
	63,105	—			$23.21	12/15/2025
	63,804	42,536	(4)		$27.00	3/22/2026
	71,988	107,982	(6)		$19.02	3/21/2027
Roger Rawlins	6,209	—		N/A	$17.43	3/22/2021	476,708	(8)	$6,788,322
	8,756	—		N/A	$26.66	3/27/2022
	13,580	—		N/A	$31.68	3/26/2023
	14,350	—		N/A	$35.55	3/25/2024
	25,900	—		N/A	$31.26	10/28/2024
	33,904	8,476	(2)	N/A	$37.50	3/24/2025
	94,656	23,664	(3)	N/A	$23.21	12/15/2025
	174,459	116,306	(5)	N/A	$21.16	1/31/2027
Jared A. Poff	6,836	1,709	(2)	N/A	$37.50	3/24/2025	59,053	(9)	$840,915
	10,845	—		N/A	$23.21	12/15/2025
	5,925	3,950	(4)	N/A	$27.00	3/22/2026
	15,426	23,139	(6)	N/A	$19.02	3/21/2027
Deborah L. Ferrée	94,206	—		N/A	$17.43	3/22/2021	357,498	(10)	$5,090,772
	95,804	—		N/A	$26.66	3/27/2022
	66,648	—		N/A	$31.68	3/26/2023
	79,725	—		N/A	$35.55	3/25/2024
	153,108	38,277	(2)	N/A	$37.50	3/24/2025
	127,608	85,072	(4)	N/A	$27.00	3/22/2026
	143,974	215,961	(6)	N/A	$19.02	3/21/2027
William L. Jordan	21,938	—		N/A	$17.43	3/22/2021	151,870	(11)	$2,162,629
	19,984	—		N/A	$26.66	3/27/2022
	18,110	—		N/A	$31.68	3/26/2023
	18,335	—		N/A	$35.55	3/25/2024
	25,900	—		N/A	$31.26	10/28/2024
	40,464	10,116	(2)	N/A	$37.50	3/24/2025
	19,720	—		N/A	$23.21	12/15/2025
	33,726	22,484	(4)	N/A	$27.00	3/22/2026
	14,540	—		N/A	$21.16	1/31/2027
	39,850	59,775	(6)	N/A	$19.02	3/21/2027
_________________________________________

(1)	Represents the closing share price of Designer Brands Inc. Class A Common Shares on the last day of the fiscal year ($14.24) multiplied by the number of shares not yet vested or earned.

(2)	The remaining options vested on March 24, 2020.

(3)	The remaining options vest on December 15, 2020.

(4)	The remaining options vested or will vest ratably on March 22, 2020 and 2021.

(5)	The remaining options vest ratably on January 31, 2021 and 2022.

(6)	The remaining options vested or will vest ratably on March 21, 2020, 2021 and 2022.

(7)
Performance-based restricted stock units vested March 21, 2020 (41,558), Performance Shares vest on March 20, 2021 (52,830), March 26, 2022 (26,942) and Restricted Stock Units vest on March 20, 2021 (35,219) and March 26, 2022 (48,111).

(8)	Performance shares vest on March 20, 2021 (150,934) and March 26, 2022 (80,823) and Restricted Stock Units vest on March 20, 2021 (100,623) and March 26, 2022 (144,328).

(9)
Restricted stock units vested on March 21, 2020 (8,904) and will further vest on March 20, 2021 (8,803) and March 26, 2020 (18,039). Performance shares vest on March 20, 2021 (13,205) and March 26, 2022 (10,102).

(10)
Performance-based restricted stock units vested March 21, 2020 (76,337). Performance shares vest on March 20, 2021 (105,654), March 26, 2022 (37,717) and Restricted Stock Units vest on March 20, 2021 (70,437) and March 26, 2022 (67,353).

(11)
Performance-based stock units vested on March 21, 2020 (23,006). Performance shares vest on March 20, 2021 (30,188) and March 26, 2022 (13,472). Restricted Stock Units vest on March 20, 2021 (20,125), March 22, 2021 (41,023) and March 26, 2022 (24,056).

FISCAL YEAR 2019 OPTION EXERCISES AND STOCK VESTED
The following table provides information regarding the exercise of stock options and vesting of restricted stock units and performance-based stock units during the year ended February 1, 2020 for the Named Executive Officers.

	Option Awards		Stock Awards
Name	Number of Shares Acquired on Exercise	Value Realized On Exercise	Number of Shares Acquired on Vesting	Value Realized on Vesting
Jay L. Schottenstein	—	$—	29,008	$611,489
Roger L. Rawlins	21,463	$334,182	72,722	$1,083,558
Jared A. Poff	—	$—	2,692	$56,747
Deborah L. Ferrée	139,806	$732,511	53,290	$1,123,353
William L. Jordan	—	$—	20,056	$393,611

FISCAL YEAR 2019 NONQUALIFIED DEFERRED COMPENSATION

Name	Plan	Executive Contributions in Last FY ($)(1)	Designer Brands Inc. Contributions in Last FY ($)	Aggregate Earnings in Last FY ($)(2)	Aggregate Withdrawals/ Distributions ($)	Aggregate Balance at Last FYE ($)
Jay L. Schottenstein	Designer Brands Inc. Nonqualified Deferred Compensation Plan	$—	$—	$—	$—	$—
Roger L. Rawlins	Designer Brands Inc. Nonqualified Deferred Compensation Plan	$—	$—	$12,360	$—	$88,078
Jared A. Poff	Designer Brands Inc. Nonqualified Deferred Compensation Plan	$114,822	$—	$33,664	$—	$275,475
Deborah L. Ferrée	Designer Brands Inc. Nonqualified Deferred Compensation Plan	$—	$—	$—	$—	$—
William L. Jordan	Designer Brands Inc. Nonqualified Deferred Compensation Plan	$—	$—	$—	$—	$—
_________________________________________

(1)
Amounts eligible to be deferred into the Nonqualified Deferred Compensation Plan are described in more detail in the CD&A on page 32. Mr. Rawlins did not participate in the Nonqualified Deferred Compensation Plan in fiscal 2019, but does have an account balance from previous participation. The balance listed is attributable to contributions and earnings made in 2010 when Mr. Rawlins was not a Named Executive Officer. Mr. Poff was an active participant in the plan for fiscal 2019. Contributions reflected in these columns were reported as compensation in the Summary Compensation Table for each year in which the respective executive was a named executive officer.

(2)	Aggregate earnings in the last fiscal year are not reflected in the fiscal 2019 Summary Compensation Table because the earnings were neither preferential nor above-market.
See the discussion above in the section on the Nonqualified Deferred Compensation Plan for a further description of the applicable plan.
Potential Payments Upon Termination and Change in Control
Mr. Rawlins, Mr. Poff, Ms. Ferrée, and Mr. Jordan have employment agreements with Designer Brands Inc. that provide for payments and benefits following termination of their employment without “cause.” The agreement with Ms. Ferrée also includes payments and benefits if she terminates employment for “good reason.” Mr. Jay Schottenstein does not have an employment agreement with Designer Brands Inc. Additionally, our 2005 Designer Brands Inc. Equity Plan applicable to grants made before June 29, 2015 provides for acceleration of the vesting of outstanding equity awards upon a change in control for all Company associates, including the Named Executive Officers, and our 2014 Designer Brands Inc. Long-Term Incentive Plan applicable to grants made on or after June 29, 2015 provides for accelerated vesting upon certain qualifying employment terminations following a change in control. Pursuant to the 2014 Designer Brands Inc. Long-Term Incentive Plan and any applicable award agreement, if within two (2) years of a change in control, a participant experiences an involuntary termination initiated by the Company for reasons other than Cause, or a Termination for Good Reason (as each of those terms is defined for purposes of the plan), each Named Executive Officer is entitled to receive accelerated vesting with respect to all equity awards that are not vested as of the date of termination.
Equity Plan
Currently, Designer Brands Inc. has two equity incentive plans in place under which awards are outstanding: the 2005 Designer Brands Inc. Equity Plan and the LTI Plan as amended. Pursuant to our 2005 Designer Brands Inc. Equity Plan and any applicable award agreement and applicable award agreements executed in accordance with the LTI Plan as amended, prior to January 1, 2018, termination by reason of death, disability or retirement (defined as termination after reaching age 65 and completing at least five years of employment) entitles each Named Executive Officer to receive accelerated vesting with respect to all equity awards that are not vested as of the date of termination. The LTI Plan was amended for awards granted on or after January 1, 2018 to eliminate the automatic right to full vesting of awards upon a participant’s retirement and instead provide for such an acceleration of vesting at retirement only if the Compensation Committee of the Board approves such terms in an individual award agreement.
Potential Termination and Change In Control Payments
The estimated value of the benefits described above are presented in the following table and are calculated as if the respective termination or change in control event occurred on February 1, 2020 and our stock price was $14.24, the closing market price of our Class A Common Shares on January 31, 2020, the last trading day of fiscal 2019, in case of termination and, as applicable, $16.61 in the case of change in control based on the calculation methodology specified in our 2005 Designer Brands Inc. Equity Plan. The salary continuation amounts below are based on each Named Executive Officer’s salary as of the end of fiscal 2019. The actual amounts to be paid will only be determinable at the time of actual payment.

FISCAL 2019 POTENTIAL TERMINATION AND CHANGE IN CONTROL PAYMENTS

Named Executive Officer	Involuntary Termination Without Cause or Voluntary Termination for Good Reason (1)	Involuntary Termination Because of Death or Disability (2)	Voluntary Termination Because of Retirement (3)	Change in Control (4)
Jay L. Schottenstein
Salary Continuation	$—	$—	$—	$—
Benefits Continuation	$—	$—	$—	$—
Accelerated Vesting of Equity	$—	$2,914,358	$591,786	$2,914,358
Total	$—	$2,914,358	$591,786	$2,914,358
Roger L. Rawlins
Salary Continuation (5)	$1,612,500	$—	$—	$—
Benefits Continuation (6)	$19,388	$—	$—	$—
Accelerated Vesting of Equity	$—	$6,788,322	$—	$6,788,322
Total	$1,631,888	$6,788,322	$—	$6,788,322
Jared A. Poff
Salary Continuation (5)	$525,000	$—	$—	$—
Benefits Continuation (6)	$12,925	$—	$—	$—
Accelerated Vesting of Equity	$126,793	$840,915	$126,793	$840,915
Total	$664,718	$840,915	$126,793	$840,915
Deborah L. Ferrée
Salary Continuation (5)	$1,030,000	$—	$—	$—
Benefits Continuation (6)	$6,162	$—	$—	$—
Accelerated Vesting of Equity	$1,087,039	$5,090,772	$1,087,039	$5,090,772
Total	$2,123,201	$5,090,772	$1,087,039	$5,090,772
William L. Jordan
Salary Continuation (5)	$800,000	$—	$—	$—
Benefits Continuation (6)	$—	$—	$—	$—
Accelerated Vesting of Equity	$327,605	$2,162,629	$327,605	$2,162,629
Total	$1,127,605	$2,162,629	$327,605	$2,162,629
_________________________________________
(1) The amount reported for “Accelerated Vesting of Equity” reflects the intrinsic value of unvested stock options, restricted stock units and performance-based restricted stock units that otherwise would have vested during the one year following the Named Executive Officer’s date of termination.
(2) The amount reported for “Accelerated Vesting of Equity” reflects the intrinsic value of unvested stock options, restricted stock units, performance-based restricted stock units and performance shares that would vest immediately upon the Named Executive Officer’s date of death or disability. Accelerated vesting of equity due to retirement is reflected in a separate column.
(3) The amount reported for “Accelerated Vesting of Equity” reflects the intrinsic value of all unvested stock options, restricted stock units and performance-based restricted stock units that would vest immediately upon the Named Executive Officer’s date of voluntary retirement. The LTI Plan was amended for awards granted on or after January 1, 2018, to eliminate the automatic right to full vesting of awards upon a participant’s retirement; therefore, these awards are not included in the calculation.
(4) The amount reported for “Accelerated Vesting of Equity” reflects the intrinsic value of all unvested stock options, restricted stock units and performance-based restricted stock units that would vest immediately upon the change in control date based on the change in control price, which is represented by the highest closing stock price within 30 days of the fiscal year end only for awards granted under the 2005 Designer Brands Inc. Equity Plan. For all other awards, the amount represents the value of the unvested awards using the closing stock price on the last day of the fiscal year.

(5) The amount reported reflects the continued payment of base salary for a period of 12 months at the rate in effect on the Named Executive Officer’s date of termination (18 months in the case of Mr. Rawlins).
(6) The amount reported reflects the cost of maintaining health care coverage for a period of 12 months (18 months in the case of Ms. Ferrée and Mr. Rawlins) at the coverage level in effect as of the Named Executive Officer’s date of termination. The cost of maintaining health care coverage is calculated as the difference between (i) the Company’s cost of providing the benefits and (ii) the amount the Named Executive Officer paid for such benefits as of the Named Executive Officer’s date of termination.
Employment Agreements with Named Executive Officers
Generally, pursuant to the Named Executive Officers’ employment agreements, if Designer Brands Inc. involuntarily terminates the officer’s employment without “cause,” and in the case for Ms. Ferrée, if she terminates her employment for “good reason,” each is entitled to receive the following:
(i) salary continuation for a 12-month period (18 months in the case of Mr. Rawlins) based on the executive’s salary as of the date of termination;
(ii) a pro-rata share of any annual cash incentive bonus (or, in the case of Mr. Rawlins, one and a half times the annual cash incentive bonus) paid for performance in the fiscal year in which the termination occurs;
(iii) one year (18 months in the case of Mr. Rawlins) of accelerated vesting with respect to outstanding stock options and performance and time-based restricted stock units and performance shares; and
(iv) reimbursement for the cost of maintaining continuing health coverage under COBRA for a period of no more than 12 months following the date of termination (18 months in the case of Ms. Ferrée and Mr. Rawlins), less the amount the executive is expected to pay as a regular employee premium for such coverage.
Also, pursuant to the 2005 Cash Incentive Compensation Plan (ICP), if employment terminates as a result of death or disability, the executive is entitled to receive a pro-rata share of any annual cash incentive bonus paid for performance in the fiscal year in which the termination occurs, but only if the performance criteria applicable to that performance period are met at the end of that performance period.
Each executive’s employment agreement also contains confidentiality and non-disparagement provisions effective through the term of their agreement, a non-competition provision effective through the longer of one year following termination of employment or the period of any salary continuation (or, in the case of Mr. Rawlins, 18 months), and a non-solicitation provision effective through the longer of two years following termination of employment or the period of any salary continuation. Under these employment agreements, an executive’s receipt of benefits is conditioned on their compliance with the above provisions. In addition, as a part of their employment agreements, executives grant the company a release of any claims the executive may have related to their employment.
Additional information about these employment agreements is below.
Mr. Schottenstein
We have not entered into an employment agreement with Mr. Schottenstein, our Executive Chairman of the Board. Mr. Schottenstein was appointed to this position in March 2005. Mr. Schottenstein remains a participant in our ICP with a target bonus opportunity of 125% of base salary. As of February 1, 2020, Mr. Schottenstein’s base salary was $900,000.
Mr. Rawlins
We entered into a revised employment agreement with Mr. Rawlins, our Chief Executive Officer, in December 2019. The agreement provides for an indefinite term, subject to earlier termination pursuant to certain events (and potential payment amounts) summarized under “Potential Payments upon Termination and Change in Control” above. As of February 1, 2020, Mr. Rawlins’ base salary was $1,075,000. Mr. Rawlins’ employment agreement does not contain a “Good Reason” termination clause.
Mr. Poff
We entered into an employment agreement with Mr. Poff, who currently serves as our Executive Vice President and Chief Financial Officer, effective in June 2016. The agreement provides for an indefinite term, subject to earlier termination pursuant to certain events (and potential payment amounts) summarized under “Potential Payments upon Termination and Change in Control” above. As of February 1, 2020, Mr. Poff’s base salary was $525,000. Mr. Poff’s employment agreement does not contain a “Good Reason” termination clause.
Ms. Ferrée
We entered into an employment agreement with Ms. Ferrée, who currently serves as our Vice Chair and President, in November 2004. The agreement provides for an indefinite term, subject to earlier termination pursuant to certain events

(and potential payment amounts) summarized under “Potential Payments upon Termination and Change in Control” above. As of February 1, 2020, Ms. Ferrée’s base salary was $1,030,000. The agreement provides for a minimum annual increase of 2.5%, but the Committee exercises discretion to increase or decrease that based on company and individual performance. Ms. Ferrée’s employment agreement contains a “Good Reason” termination clause.
Mr. Jordan
We entered into an employment agreement with Mr. Jordan, who currently serves as our Executive Vice President and Chief Growth Officer and previously our Executive Vice President and President of DSW Shoe Warehouse, Inc., in January 2006. The agreement provides for an indefinite term, subject to earlier termination pursuant to certain events (and potential payment amounts) summarized under “Potential Payments upon Termination and Change in Control” above. As of February 1, 2020, Mr. Jordan’s base salary was $800,000. Mr. Jordan’s employment agreement does not contain a “Good Reason” termination clause.
CEO Pay Ratio
We are providing the following disclosure related to our Chief Executive Officer’s compensation as compared to the compensation of all of our employees, other than our Chief Executive Officer, pursuant to Item 402(u) of Regulation S-K, as adopted by the SEC. The pay ratio included in this information is a reasonable estimate calculated in a manner consistent with Item 402(u) of Regulation S-K.
Our median employee is a part-time sales associate in one of our DSW stores, who worked, on average, approximately 10 hours per week. Due to the change in our employee population in fiscal 2019 resulting from our acquisition of Town Shoes Limited (now known as Designer Brands Canada Inc.) and Camuto Group, we selected a new median employee for purposes of fiscal 2019.
The median employee was determined using a consistently applied compensation measure. The method used to identify the median employee was to first rank-order all employees (including full-time, part-time, seasonal, and temporary, but excluding the Chief Executive Officer) employed as of February 1, 2020, based on total earnings, and then to select the middle employee. Total earnings included all wages reported to the IRS and Canadian Revenue Agency as taxable wages. For the purposes of the disclosure, we converted the compensation elements paid to our employees in Canada from Canadian dollars to U.S. dollars using the Bank of Canada’s fiscal year 2019 average exchange rate of 0.7548. No other adjustments were made to the total earnings.
In identifying the median employee using the method described above, we excluded approximately 34 employees in Brazil and approximately 290 employees in China because these employees represent less than 5% of our workforce, as permitted under the de minimis exemption to the SEC rules. The total numbers of U.S. employees and non-U.S. employees were 13,118 and 2,420, respectively, before taking into account such exclusions and for purposes of calculating such exclusions. After taking into account the de minimis exemption, 13,118 employees in the U.S. and 2,096 employees located outside of the U.S. were considered for identifying the median employee.
Mr. Rawlins had a 2019 annual total compensation of $7,288,480, as reflected in the Summary Compensation Table included in this Proxy Statement. Our median employee’s annual total compensation for fiscal 2019 determined on the same basis was $7,550. As a result, Mr. Rawlins’ 2019 annual total compensation was approximately 965 times that of our median employee.
Compensation Committee Review of the Relation of Compensation Design to Risk
The Compensation Committee has reviewed the design and operation of our compensation policies and practices, including incentive compensation arrangements for our Named Executive Officers. The Compensation Committee has determined that the Company’s compensation policies and practices do not encourage our employees to take unnecessary or inappropriate risks that could reasonably be expected to materially threaten our value. Several factors contributed to this assessment, including the following:

•	The Compensation Committee reviews the quality of our earnings prior to approving incentive payments;

•
We provide a significant percentage of compensation based on performance, which is in turn based on annual and long-term incentives that require sustained value creation over several years to earn target incentives;

•	For cash incentive payments made under our ICP, the Compensation Committee provides a maximum payout of 200% of target;

•	We use the same financial metric, historically adjusted net income, to determine annual incentive payouts for all bonus eligible associates; and

•
Certain payments to our Named Executive Officers are subject to recovery if we restate a financial statement due to material noncompliance with any financial reporting requirement under the securities laws and such noncompliance is a result of misconduct.

Compensation of Directors
Our Compensation Committee reviews director compensation and makes recommendations to our Board of Directors regarding director compensation.
Our current director compensation policies provide that each non-employee director will receive:

•	An annual cash retainer of $75,000;

•	An annual equity retainer of $140,000; and

•	An additional annual retainer for committee service for each committee on which such director serves (provided that the committee chairs do not receive such additional retainer) as follows:

◦	Audit Committee - $20,000

◦	Compensation Committee - $15,000

◦	Nominating and Corporate Governance Committee - $15,000

◦	Technology Committee - $15,000
The annual retainers are paid as follows:

•	The annual cash retainer and the additional annual retainer for committee service are payable in quarterly installments on the last day of each fiscal quarter; and

•
The annual equity retainer is payable on the date of each annual meeting of the shareholders for the purpose of electing directors, determined by dividing the amount of the retainer by the per-share market value of our Class A Common Shares on the grant date.

Directors do not receive any additional compensation for attending Board meetings or Board committee meetings. However, the chairs of the Audit Committee, Nominating and Corporate Governance Committee, Compensation Committee, and Technology Committee each receive an additional $35,000, $25,000, $30,000, and $25,000 respectively in cash or stock units (as they may elect) per year, respectively. We pay this compensation on a quarterly basis. All members of our Board of Directors are reimbursed for reasonable costs and expenses incurred in attending meetings of our Board of Directors and its committees. Non-management directors may elect to have any of the cash portion of their compensation paid in the form of stock units in lieu of cash.
Board Members may participate in the Nonqualified Plan (described above in the section titled Nonqualified Deferred Compensation Plan), and in connection with such participation may contribute up to 100% of the annual cash retainer paid by Designer Brands Inc. (as described in more detail in the Fiscal Year 2019 Director Compensation table).
Stock units issued to a director are fully vested on the date of grant. Beginning in calendar year 2012, the director may elect to have the stock units settled (i) 30 days following the grant date, (ii) on a specified future date more than 30 days following the grant date, or (iii) when the director leaves the Board (for any reason). Stock units are settled in Designer Brands Inc. Class A Common Shares.
Directors have no voting rights in respect to the stock units, but they will have the power to vote the Designer Brands Inc. Class A Common Shares received upon settlement of the award. In general, directors have equivalent rights to receive dividends paid on Designer Brands Inc. Class A Common Shares. Each director is “credited” with the same dividend that would be issued if the stock unit was a Designer Brands Inc. Class A Common Share. The amounts associated with the dividend equivalent rights will not be distributed until the director’s stock unit award is settled.

FISCAL YEAR 2019 DIRECTOR COMPENSATION

The following table sets forth certain information regarding the compensation earned by or paid to each non-employee director who served on the Board of Directors in fiscal 2019.

Name	Fees Earned or Paid in Cash	Stock Awards(1)	Total

Peter S. Cobb (2)	$105,000	$140,000	$245,000
Elaine J. Eisenman	$105,000	$140,000	$245,000
Carolee Lee	$115,000	$140,000	$255,000
Joanna T. Lau (3)	$145,000	$140,000	$285,000
Joseph A. Schottenstein (4)	$79,492	$140,000	$219,492
Ekta Singh-Bushell (2)	$110,000	$140,000	$250,000
Harvey L. Sonnenberg	$125,000	$140,000	$265,000
Allan J. Tanenbaum	$125,000	$140,000	$265,000
Joanne Zaiac	$105,000	$140,000	$245,000
_________________________________________

(1)
Each director who is not an employee of Designer Brands Inc. and who does not otherwise receive compensation (including severance) from Designer Brands Inc. was granted stock units on May 23, 2019. The amounts reported in the “Stock Awards” column represent the full grant date fair value for financial statement reporting purposes, as provided by ASC 718 (determined by the closing price of Designer Brands Inc. Class A common stock on the date of grant). Messrs. Joseph Schottenstein and Sonnenberg, and Mmes. Lau and Zaiac elected to have the shares distributable within 30 days of the grant date. The remaining directors have elected to settle the units upon leaving the Board of Directors.

(2)
For calendar year 2019, Ms. Singh-Bushell and Mr. Cobb elected to defer their retainer into the Designer Brands Inc. Nonqualified Deferred Compensation Plan. The aggregate deferred compensation earnings in the fiscal year are not reflected in the above table because the earnings were neither preferential nor above-market. The amount is reflected in the “Fees Earned or Paid in Cash” column. The provisions of the Nonqualified Deferred Compensation Plan are described above in the section entitled Nonqualified Deferred Compensation Plan.

(3)	Ms. Lau received one-time fee of $25,000 for her work on cross-brand collaboration efforts.

(4)
Beginning in the first quarter of fiscal 2013, Mr. Joseph Schottenstein elected to receive payment of all fees in the form of stock awards and continued this election in fiscal 2019. The value of the awards is reflected in the “Fees Earned or Paid in Cash” column. The total number of shares granted were 4,544. The quarterly number of shares granted was based on the closing stock price on the day of grant rounded to the nearest whole share.

As of February 1, 2020, the directors held the following number of stock units:

Name	Number of Stock Units Outstanding as of February 1, 2020 (1)
Peter S. Cobb	22,023
Elaine J. Eisenman	77,833
Carolee Lee	115,775
Joanna T. Lau	47,939
Joseph A. Schottenstein	—
Ekta Singh-Bushell	10,923
Harvey L. Sonnenberg	58,077
Allan J. Tanenbaum	113,382
Joanne Zaiac	5,343

(1)	Amounts listed include accumulated dividend equivalent units.

PROPOSAL 3 — ADVISORY VOTE ON THE COMPENSATION OF NAMED EXECUTIVE OFFICERS
At the Company’s 2017 Annual Meeting of Shareholders, pursuant to Section 14A of the Exchange Act, our shareholders held an advisory “say-on-frequency” vote regarding the frequency with which the advisory “say-on-pay” vote on executive compensation should be held. The shareholders voted to hold the “say-on-pay” vote each year, and consistent with that vote, the Board of Directors resolved to hold the advisory vote each year. The next vote on the frequency of the “say-on-pay” vote will be held in 2023.
At the 2019 Annual Meeting of Shareholders, an overwhelming majority (96.8%) of the votes cast on the advisory “say-on-pay” vote on executive compensation were voted in favor of the proposal. The Compensation Committee viewed the vote as a strong expression of our shareholders’ general satisfaction with the Company’s current executive compensation programs. As a result, the Compensation Committee decided that it was not necessary to implement material changes to our executive compensation programs.
In accordance with Section 14A of the Exchange Act, the Company asks that you indicate your approval of the compensation paid to our Named Executive Officers as described in this Proxy Statement in the CD&A, compensation tables, and narratives included elsewhere in this Proxy Statement.
Because your vote is advisory, it will not be binding on the Board of Directors. However, the Board of Directors and the Compensation Committee will review the voting results and take them into consideration when making future decisions regarding executive compensation.
As described in the CD&A, the Company’s objectives for its executive compensation program are as follows:

•	Attract and retain highly talented, experienced retail executives who can make significant contributions to our long-term business success;

•	Reward executives for achieving business goals and delivering strong performance; and

•	Align executive incentives with shareholder value creation.
Based on the objectives described above, the Compensation Committee has structured Designer Brands Inc.’s executive compensation programs primarily to motivate executives to achieve the business goals established by Designer Brands Inc. and reward executives for meeting business goals and delivering strong performance as measured against those business goals.
For the reasons discussed above and in this Proxy Statement, the Board of Directors recommends that shareholders vote to approve the following resolution:
“RESOLVED, that the compensation of the Named Executive Officers of the Company, as disclosed pursuant to Item 402 of Regulation S-K, including the Compensation Discussion and Analysis, compensation tables and narrative discussion in this Proxy Statement, is approved.”
Vote Required
Under our Code of Regulations, approval of this proposal requires the affirmative vote of the holders of the greater of (i) a majority of the shares required to constitute a quorum for such meeting, in which case broker non-votes have the effect of votes “Against” the proposal, and (ii) a majority of the shares voted on such proposal, in which case broker non-votes are disregarded and have no effect on the outcome of the vote. Abstentions will be counted as represented and entitled to vote and will therefore have the effect of a vote “Against” the proposal.
Your Board of Directors unanimously recommends a vote “FOR” the approval of the resolution relating to the compensation of our Named Executive Officers.

PROPOSAL 4 — APPROVAL OF AN AMENDMENT AND RESTATEMENT OF THE 2014 LONG-TERM INCENTIVE PLAN
Overview
At the 2020 Annual Meeting, shareholders will be asked to approve the adoption of the Designer Brands Inc. 2014 Long-Term Incentive Plan (as Amended and Restated) (the “Amended Plan”). The Amended Plan was adopted by the Board on April 20, 2020, acting on the recommendation of our Compensation Committee, and subject to shareholder approval at the 2020 Annual Meeting. The Amended Plan is an amendment and restatement of the LTI Plan (for purposes of this Proposal 4, the “Plan”).
The Board believes that equity awards are a critical part of our compensation program. Our compensation philosophy emphasizes equity-based awards because they align the interests of our employees (including our executive officers), directors, and consultants with those of our shareholders, encourage long-term retention and incentivize long-term value creation. To enable Designer Brands Inc. to continue offering meaningful equity-based incentives to key employees, consultants, and non-employee directors, the Board believes that it is both necessary and appropriate to increase the number of shares available for these purposes.
Accordingly, the Board is seeking shareholder approval of the Amended Plan in order to authorize an additional 11,000,000 new shares for issuance thereunder. If approved by shareholders at the 2020 Annual Meeting, the Amended Plan will be effective upon such approval (the “Effective Date”). As of April 1, 2020, no shares remained available for awards under the Plan.
Summary of Principal Amendments to the Plan
✓ Increased authorized pool of shares. The Amended Plan will increase the number of shares authorized for issuance under the Plan by 11,000,000 shares of Class A common stock.
✓ Limitations on Awards to Non-Employee Directors. The Amended Plan generally imposes a limit on the maximum value associated with awards ($750,000) that may be granted to any single non-employee director of the Company in any calendar year.
✓ Extension of term. The Amended Plan will extend the term of the Plan to July 14, 2030.
✓ Enhanced grant flexibility. The Amended Plan removes annual individual award limits to provide for greater grant flexibility.
✓ Addresses changes as a result of tax reform. The Amended Plan reflects changes to Section 162(m) of the Code made by the Tax Cuts and Jobs Act, which, among other things, generally eliminated the performance-based compensation exception under Section 162(m) of the Code.
✓ Other changes. The Amended Plan also provides for certain clarifying changes and revisions, and incorporates other administrative provisions and definitions.
Background for Request to Increase the Number of Shares Reserved for Equity Incentive Awards
Like many other companies in the retail industry, as a result of the impact of COVID-19, our share price has decreased significantly since the beginning of March 2020. This unanticipated and significant decrease in our share price both has reduced the value of equity awards previously granted to our employees, so that they no longer correlate with their original intended value, and impaired our ability to grant equity-based awards.
Equity compensation is a vital component of our executive compensation philosophy. The Board believes it is in the best interests of Designer Brands Inc. and its shareholders to approve the Amended Plan in order to continue to motivate outstanding performance by our executive officers, employees, consultants, and non-employee directors. If this proposal is not approved, we believe that our efforts to motivate key employees, executives and directors would be negatively impacted and that we would be at a disadvantage against our competitors for recruiting, retaining, and motivating those individuals who are critical to our success. We could be forced to increase cash compensation, thus reducing resources available to meet our business needs.
Without the additional 11,000,000 shares being requested, we would need to make significant changes to our long-term incentive program, such as settling most or all awards in cash or other property and/or reducing the size of our program, in order to conserve our remaining share reserve. The changes to our practices would limit our flexibility to provide competitive compensation and, thus, our ability to attract, retain, and reward the caliber of employees, consultants, and non-employee directors necessary to achieve superior performance.

The Board believes that the Amended Plan will promote the interests of shareholders and is consistent with principles of good corporate governance, including:
✓ Reserve Shares for Future Equity Awards. The Amended Plan will reserve a sufficient number of shares to enable us to grant equity awards, which is a critical component of our compensation program that is designed to attract, motivate and retain executive officers, other key employees and directors whom we expect will contribute to our financial success.
✓ Independent Committee. The Amended Plan will be administered by our Compensation Committee, which is composed entirely of independent directors who meet NYSE standards for independence.
✓ No Discounted Options or SARs. All options and stock appreciation rights (“SARs”) awarded under the Amended Plan must have an exercise or base price that is not less than the fair market value of a share of Class A common stock on the date of grant.
✓ No Repricing. The Amended Plan prohibits any repricing of options and SARs, unless approved by shareholders or in connection with a corporate transaction involving the Company.
✓ No Liberal Share Recycling. Shares underlying options and other awards issued under the Amended Plan will not be recycled into the share pool under the Amended Plan if they are withheld in payment of the exercise price of the award or to satisfy tax withholding obligations in respect of the award.
✓ Performance Awards. Under the Amended Plan, the Compensation Committee may grant performance-based awards.
✓ Clawback Policy. Awards under the Amended Plan will be subject to clawback in accordance with the terms of the Amended Plan, as well as pursuant to any Company clawback policy or as required by law.
✓ No “Evergreen” Provisions. The Amended Plan authorizes the issuance of a fixed number of shares of Class A common stock (subject to adjustment as provided therein). Shareholder approval will be required before any additional shares can be authorized for issuance under the Amended Plan.
Determination of Shares to be Available for Issuance
If this Proposal 4 is approved by shareholders, the maximum aggregate number of shares issuable under the Amended Plan will be 19,500,000 shares, reflecting an increase of the number of shares available for issuance under the current Plan by 11,000,000, subject to adjustment as provided in the Amended Plan. As no shares remain available for grant under the current Plan, the Amended Plan represents all shares available to be awarded, provided that the number of shares of Class A common stock subject to outstanding awards under the current Plan as of May 1, 2020 that are forfeited, cancelled or payment is made in the form of cash, cash equivalents or other property other than shares, tendered or withheld to satisfy any tax withholding obligations, or otherwise terminated without payment being made in the form of shares, will again be made available for subsequent awards under the Amended Plan.
The Board believes an increase in the maximum number of shares that may be issued under the Amended Plan by 11,000,000 shares will ensure that we continue to have a sufficient number of shares with which to achieve our compensation strategy and to allow for growth. When deciding on the number of shares to be available for awards under the Amended Plan, the Board considered a number of factors, including the estimated number of shares needed for future awards, a dilution analysis, the current and future accounting expenses associated with our equity award practices, and input from our independent compensation consultant.
Based on our current equity award practices, the Board estimates that the authorized shares under the Amended Plan may be sufficient to provide us with an opportunity to grant equity awards for approximately one to four years, in amounts determined appropriate by the Compensation Committee, which will administer the Amended Plan (as discussed below). This is only an estimate, and circumstances could cause the share reserve to be used more quickly or more slowly. These circumstances include, but are not limited to, the future price of shares of the Class A common stock, the mix of cash, options and full value awards provided as long-term incentive compensation, grant amounts provided by our competitors, payout of performance-based awards in excess of target in the event of superior performance, hiring activity, and promotions during the next few years.
The Board believes that our compensation program, and particularly the granting of equity awards, allows us to align the interests of our employees (including executive officers), directors, and consultants who are selected to receive awards with those of our shareholders. The Amended Plan is designed to enable us to formulate and implement a compensation program that will attract, motivate and retain executive officers and other key employees who we expect will contribute to our financial success. The Board believes that awards granted pursuant to the Amended Plan are a vital component of our compensation program and, accordingly, that it is important that an appropriate number of shares of stock be authorized for issuance under the Amended Plan.

Description of the Amended Plan
A copy of the Amended Plan is attached to this Proxy Statement as Appendix A. The following description of certain features of the Amended Plan is qualified in its entirety by reference to the full text of the plan. In the event of a discrepancy between this description and the text of the Amended Plan, the Amended Plan will govern.
Purpose. The purpose of the Amended Plan is to foster and promote the long-term financial success of the Company and its subsidiaries and affiliates by attracting and retaining talent. The Amended Plan provides consultants, employees, and directors with an opportunity to acquire an ownership interest in the Company, and other rights with respect to stock of the Company, thereby providing consultants, employees, and directors with incentives to perform at the highest level and aligning their interests with the Company’s shareholders. The Amended Plan will apply to awards granted on or after the Effective Date, with the exception of the Contingent Awards (as defined below). Awards granted under the existing Plan prior to the Effective Date, with the exception of the Contingent Awards, will continue in accordance with the terms of the existing Plan and the applicable award agreements.
Plan Administration. The Amended Plan is administered by our Compensation Committee; provided, that, in the case of grants to non-employee directors, the entire Board shall act as the plan administrator. As plan administrator, the Compensation Committee must consist of two or more members who are not current or former officers or employees of the Company, who are “non-employee directors” to the extent required by and within the meaning of Rule 16b-3 promulgated under the Act, and who are “independent” pursuant to the rules of NYSE. Our Compensation Committee has the authority to, among other things, interpret and implement the Amended Plan, determine eligibility for, grant and determine the terms of awards under the Amended Plan, determine the form of settlement of awards under the Amended Plan and do all things necessary to carry out the purposes of the Amended Plan. Our Compensation Committee’s determinations under the Amended Plan are conclusive and binding. The Compensation Committee may delegate to one or more of its members or to any other persons or persons such ministerial duties as it deems advisable; provided, however, that the Compensation Committee may not delegate any of its responsibilities if such delegation will cause transactions under the Amended Plan to fail to comply with Section 16 of the Exchange Act.
Authorized Shares. Subject to adjustment, the maximum number of shares of our Class A common stock that may be delivered in satisfaction of awards granted under the Amended Plan on or after the Effective Date is 11,000,000 shares of Class A common stock. In addition, the number of shares of Class A common stock subject to outstanding awards under the existing Plan as of May 1, 2020 that are forfeited, cancelled or payment is made in the form of cash, cash equivalents or other property other than shares, tendered or withheld to satisfy any tax withholding obligations, or otherwise terminated without payment being made in the form of shares, will be made available for subsequent awards under the Amended Plan. Shares of common stock to be issued under the Amended Plan may be authorized and issued stock held in the Company’s treasury or authorized but unissued stock, or stock that may be acquired, subsequently or in anticipation of the transaction, in the open market to satisfy the requirements of the Plan. As of May 1, 2020, the closing price of a share of our Class A common stock was $6.13.
Share Counting. The following shares of Class A common stock will not be made available for subsequent awards under the Amended Plan: (i) shares previously owned or acquired by a plan participant that are delivered to the Company, or withheld from an award, to pay the exercise price of an award; (ii) shares that are delivered or withheld for purposes of satisfying a tax withholding obligation relating to an option or SAR; (iii) shares not issued or delivered as a result of the net settlement of an outstanding Option or SAR; or (iv) shares repurchased on the open market with the proceeds of the exercise price of an option. Subject to applicable stock exchange requirements, any shares of stock relating to substitute awards will not be counted against the available share reserve under the Plan.
Eligibility. Any employee, consultant, director or other advisor of, or any other individual who provides services to the Company or any of its subsidiaries or affiliates is eligible to receive an award under the Amended Plan. Our Compensation Committee selects participants from among the employees (including executive officers), directors, consultants, and other service providers of the Company and its subsidiaries and affiliates. As of May 1, 2020, approximately 15,918 employees, nine non-employee directors, and 39 consultants and other service providers would have been eligible to participate in the Amended Plan. As of May 1, 2020, 205 employees, nine non-employee directors, and zero consultants and other service providers held awards granted under our existing Plan. Based upon Company practice, we do not currently expect to grant equity awards to consultants or other service providers under the Amended Plan. Because our executives and non-employee directors are eligible to receive awards under the Amended Plan, they may be deemed to have a personal interest in the approval of this Proposal 4.
Limitations on Awards to Non-Employee Directors. The maximum grant date fair value of equity awards granted to any non-employee director of the Board under the Amended Plan, plus cash retainers and other cash fees paid to any non-employee director of the Board, in any calendar year may not exceed $750,000. Notwithstanding, exceptions may be made to this limit for a non-executive chair of the Board or, in extraordinary circumstances, for other individual non-employee directors, provided that the non-employee director receiving such additional compensation may not participate in the decision to award such compensation.
Types of Awards. The Amended Plan provides for grants of options, SARs, restricted and unrestricted stock, restricted stock units, performance awards, and other awards convertible into or otherwise based on shares of our stock. Dividend equivalents may also be provided in connection with an award under the Amended Plan, if so determined by the Compensation Committee. However, no dividends or dividend equivalents may be paid with respect to options or SARs.
Options and SARs: The exercise price of an option, and the base price against which a SAR is to be measured, may not be less than the fair market value (or, in the case of an ISO granted to a ten percent shareholder, 110% of the fair market value) of a share of Class A common stock on the date of grant. Options and SARs may have a maximum term of no more than ten years (or, in the case of an ISO granted to a ten percent shareholder, five years) from the date of grant. Our Compensation Committee determines the time or times at which options or SARs become exercisable and the terms on which such awards remain exercisable.
Restricted and unrestricted stock: A restricted stock award is an award of Class A common stock subject to forfeiture restrictions, while an unrestricted stock award is not subject to restrictions.
Restricted stock units: A stock unit award is denominated in shares of Class A common stock and entitles the participant to receive stock or cash measured by the value of the shares in the future. The delivery of stock under a restricted stock unit is subject to the satisfaction of performance conditions or other vesting conditions.
Performance awards: A performance award is any award granted under the Amended Plan that is subject to specified performance criteria.
Vesting. Our Compensation Committee has the authority to determine the vesting schedule applicable to each award. The Compensation Committee has discretion to accelerate the vesting or exercisability of any award.
No Repricing. Except in connection with a corporate transaction involving the Company, without the prior approval of the Company’s shareholders, the Company may not amend the terms of an outstanding option or SAR to reduce the exercise price or base value of the award, cancel outstanding options or SARs in exchange for options or SARs with an exercise price or base value that is less than the exercise price or base value of the original award, or cancel outstanding options or SARs that have an exercise price or base value greater than the fair market value of a share of our Common Stock on the date of such cancellation in exchange for cash or other consideration.
Termination of Employment. Our Compensation Committee determines the effect of termination of employment or service on an award. Unless otherwise provided by our Compensation Committee, upon a termination of employment all unvested options and SARs will terminate and all other unvested awards will be forfeited.
Performance Criteria. The Amended Plan provides that grants of performance awards may be made based upon, and subject to achieving, performance measure over a specified performance period. Performance measures are based on one or more (or a combination) objective business criteria established by the Compensation Committee, which may include, but are not limited to, any of the following and may be applied solely with reference to the Company and/or a subsidiary or relatively between the Company and/or any subsidiary and one or more unrelated entities: (1) net earnings or net income (before or after taxes); (2) earnings per share; (3) net sales or revenue growth; (4) net operating profit; (5) return measures (including, but not limited to, return on assets, capital, invested capital, equity, sales or revenue); (6) cash flow (including, but not limited to, operating cash flow, free cash flow, cash flow return on equity and cash flow return on investment; (7) earnings before or after taxes, interest, depreciation and/or amortization; (8) gross or operating margins; (9) productivity ratios; (10) share price (including, but not limited to, growth measures and total shareholder return); (11) expense targets; (12) margins; (13) operating efficiency; (14) market share; (15) customer satisfaction; (16) working capital targets; and/or (17) economic value added (net operating profit after tax minus the sum of capital multiplied by the cost of capital).
Our Compensation Committee may provide that one or more of the performance measures applicable to an award will be adjusted to reflect events (for example, without limitation, the impact of charges for restructurings, discontinued operations, mergers, acquisitions, and other unusual or infrequently occurring items, and the cumulative effects of tax or accounting changes, each as defined by U.S. generally accepted accounting principles) occurring during the performance period of such award that affect the applicable performance objectives. The Compensation Committee also may make adjustments to performance criteria or goals or other business criteria applicable to an award in any manner it deems appropriate in its discretion.
Transferability. Awards under the Amended Plan may not be sold, transferred, pledged, assigned, or otherwise alienated or hypothecated, except by will or by the laws of descent and distribution or pursuant to a qualified domestic relations order as defined in the Code or Title I of ERISA.
Clawback. If our Compensation Committee determines in good faith either that: (i) if required by applicable law with respect to a plan participant, or (ii) (x) a plan participant engaged in fraudulent conduct or activities relating to the Company, (y) a participant had knowledge of such conduct or activities, or (z) a participant, based on his or her position, duties or responsibilities, should have had knowledge of such conduct or activities, the Compensation Committee has the power and authority under the Amended Plan to terminate without payment all outstanding awards under the Amended Plan. If the plan participant has received any compensation pursuant to an award granted under the Amended Plan that is based on results from such conduct or activities, the plan participant is required to reimburse to the Company a sum equal to either an amount required by such law or the amount of such compensation paid in respect of the year in which such conduct or activities occurred, as applicable. Additionally, if the Company restates its financial statements, and as a result, the amount of compensation that would have been paid or payable to the participant pursuant to an award had the financial results been properly reported would have been lower than the amount actually paid or payable, then the Company, by action of the Compensation Committee, may, in whole or in part, amend, cancel, or rescind any prior delivery of shares or value of shares or cash or property granted within the three-year period preceding the date on which the Company is required to prepare the restatement. Awards granted under the Amended Plan are also subject to the terms of any recoupment, clawback or similar policy adopted by the Company.
Change in Control. In the event of a Change in Control (defined in the Amended Plan) and to the extent that outstanding awards are not assumed by a successor entity or replaced with a replacement award:
(i)all options and SARs will immediately vest and become exercisable;
(ii)the restrictions on all shares of restricted stock will lapse and all RSUs will vest immediately; and
(iii)all performance awards will immediately vest and be considered earned and paid in full “at target” as if the applicable performance goal had been achieved.
Additionally, the Compensation Committee may provide in the applicable award agreement, that, if, within two years of a Change in Control, a plan participant is involuntary terminated by the Company for reasons other than cause or good reason, then (i), (ii), and (iii) shall occur. The Compensation Committee, as constituted before a Change in Control, may also provide for the cancellation of an award for an amount of cash equal to the difference between the exercise price and the then fair market value of the shares of Class A common stock had such award been currently exercisable, make any adjustment deemed appropriate to reflect the Change in Control, or cause an outstanding award to be assumed by the successor entity after the Change in Control.
Adjustment. In the event of certain corporate transactions (including a stock dividend, stock split or combination of shares, or recapitalization), our Compensation Committee will make adjustments to (i) the aggregate number and/or kind of shares of stock reserved for issuance under the Amended Plan; (ii) the number and/or kind of shares of stock subject to outstanding Awards; (iii) the exercise price with respect to outstanding options or SARs; (iv) any individual participant share limitations; and (v) any other adjustment that the Compensation Committee determines to be equitable. Our Compensation Committee will also make the types of adjustments described above to take into account distributions and other events other than those listed above if it determines that such adjustments are appropriate to avoid distortion and preserve the value of awards.
Amendment and Termination. The Board may at any time amend, suspend, modify or terminate the Amended Plan, in whole or in part, and the Compensation Committee, subject to the Amended Plan, at any time alter or amend any or all award agreements to the extent permitted by applicable law and the Amended Plan; provided, however, that no such action may materially impair the rights of any holder of an award without the holder’s consent. No awards will be granted under the Amended Plan after July 14, 2030.
Certain Material U.S. Federal Income Tax Consequences
The following discussion summarizes certain material U.S. federal income tax consequences applicable to Amended Plan participants and the Company based upon an interpretation of the U.S. federal tax law as in effect on the date of this Proxy Statement and may be inapplicable if such law is changed. The summary is not intended to be exhaustive or constitute tax advice, nor does it purport to cover U.S. federal employment tax or other U.S. federal tax consequences that may be associated with the Amended Plan, nor does it cover state, local or non-U.S. taxes. To the extent that any awards under the Amended Plan are subject to Section 409A of the Internal Revenue Code of 1986, as amended (the “Code”), the following discussion assumes that such awards will be designed to conform to the requirements of Section 409A of the Code and the regulations promulgated thereunder (or an exception thereto). The Plan is not subject to the protective provisions of the Employee Retirement Income Security Act of 1974 and is not qualified under Section 401(a) of the Code.
ISOs. Options issued under the Amended Plan and designated as ISOs are intended to qualify as such under Section 422 of the Code. Under the provisions of Section 422 and the related regulations, a participant who has been granted an ISO realizes no taxable income and the Company will not be entitled to a deduction upon the grant or exercise of an ISO. However, the difference between the value of the common stock received on the exercise date and the exercise price paid is an item of tax preference for purpose of determining the participant’s alternative minimum tax. The taxation of the gain or loss upon the sale of the shares purchased upon the exercise of an ISO depends, in part, on whether the holding period of the shares is at least (i) two years from the date the option was granted and (ii) one year from the date the option was exercised. If these holding period requirements are satisfied, any gain or loss realized on a subsequent disposition of the shares will be treated as a as a long-term capital gain or loss. If these holding period requirements are not met, then, upon such “disqualifying disposition” of the shares, the participant will realize compensation, taxable as ordinary income to the participant in an amount equal to the excess of the fair market value of the shares at the time of exercise over the exercise price, limited to the gain on the sale. Any additional gain (or loss) recognized in the disposition is treated as a short-term or long-term capital gain (or loss) depending on the holding period. If the participant recognizes ordinary income upon a disqualifying disposition, the Company generally will be entitled to a tax deduction in the same amount, subject to any applicable limitations under Section 162(m) of the Code. If, however, the participant meets the applicable holding period, the Company generally will not be entitled to a tax deduction with respect to capital gains recognized by the participant. If an ISO is exercised at a time when it no longer qualifies as an ISO, the option will be treated as an NSO.
NSOs. In general, in the case of an NSO, a participant will not recognize taxable income at the time of grant. Rather, the participant will recognize income only when the NSO is exercised. The amount of income recognized is equal to the excess (at the time of exercise) of the fair market value of the shares acquired upon exercise over the sum of the exercise price plus the amount, if any, paid by the participant for the NSO. A corresponding deduction is generally available to the Company, subject to any limitations under Section 162(m) of the Code. Upon a subsequent sale or exchange of the shares acquired under an NSO, the participant will recognize short-term or long-term capital gain (or loss) depending on the holding period for which the Company is not entitled to a deduction. The capital gain (or loss) will be short-term if the shares are disposed of within one year after the NSO is exercised, and long-term if the shares were held more than 12 months as of the sale date.
SARs. SARs are treated very similarly to NSOs for tax purposes. The grant of a SAR does not itself result in taxable income, nor does taxable income result merely because a SAR becomes exercisable. In general, a participant who exercises a SAR for shares of stock or receives payment upon the exercise of a SAR will have ordinary income equal to either (i) the amount of any cash received upon exercise or (ii) if stock is received upon the exercise of the SAR, the fair market value of the stock received. A corresponding deduction is generally available to the Company, subject to any applicable limitations under Section 162(m) of the Code. If the SAR is paid in stock, then any gain (or loss) that the participant realizes when he or she later sells or disposes of the SAR shares will be short-term or long-term capital gain (or loss), depending on how long the shares were held. The capital gain (or loss) will be short-term if the SAR shares are disposed of within one year after the SAR is exercised, and long-term if the SAR shares were held for more than 12 months after exercise.
Restricted Stock. A participant who is awarded or purchases shares subject to a substantial risk of forfeiture generally does not have income, nor is the Company entitled to any deduction, until the risk of forfeiture lapses. When the risk of forfeiture lapses, the participant has ordinary income equal to the excess of the fair market value of the shares at that time over the purchase price, if any, and a corresponding deduction is generally available to the Company. However, a participant may make an election, referred to as a Section 83(b) election, within 30 days following the grant date of the restricted stock, under Section 83(b) of the Internal Revenue Code, to be taxed on restricted stock at the time of the grant of the award based on the fair market value of the shares on the grant date, rather than later, when the substantial risk of forfeiture lapses. A participant who makes an effective 83(b) election will realize ordinary income on the grant date equal to the fair market value of the shares less any price paid for the shares as if the shares were unrestricted. A corresponding deduction will generally be available to the Company, subject to any applicable limitations under Section 162(m) of the Code. If a participant makes an effective 83(b) election, no additional income results by reason of the lapsing of the restrictions. If the shares subject to such election are subsequently forfeited, the recipient will not be entitled to any deduction, refund or loss for tax purposes with respect to the forfeited shares.
If a Section 83(b) election has not been made, any dividends received with respect to the restricted share award prior to the lapse of the restrictions will be treated as additional compensation that is taxable as ordinary income to the participant. The Company will be entitled to a deduction in the same amount and at the same time that the participant recognizes ordinary income, subject to any applicable limitations under Section 162(m) of the Code. Upon the sale of the vested common stock, the participant will realize short-term or long-term capital gain or loss depending on the holding period. The holding period generally begins when the restriction period expires. If the recipient timely made a Section 83(b) election, the holding period commences on the date of the grant.
Restricted Stock Units. In general, the grant of a restricted stock unit does not itself result in taxable income, and the Company is not entitled to a deduction at the time of grant. Instead, the participant is taxed upon the settlement of units (and a corresponding deduction is generally available to the Company at such time, subject to any limitations under Section 162(m) of the Code), unless he or she has made a proper election to defer receipt of the shares (or cash if the award is cash settled) under Section 409A of the Internal Revenue Code. Upon the settlement of units, the participant generally will be subject to tax at ordinary income rates on the fair market value of any shares issued or cash paid in settlement of the award of such units, and the Company generally will be entitled to a deduction equal to the amount of the ordinary income realized by the participant. If the participant receives shares upon settlement then, upon disposition of such shares, appreciation or depreciation after the settlement date is treated as either short-term or long-term capital gain or loss, depending on how long the shares have been held.
Performance-Based Awards. A participant will not recognize income, and the Company will not be allowed a federal income tax deduction, at the time a performance-based award is granted (for example, when the performance goals are established). Upon receipt of cash, stock or other property in settlement of a performance-based award, the participant will recognize ordinary income equal to the cash, stock or other property received, and the Company will be allowed a corresponding federal income tax deduction at that time, subject to any applicable limitations under Code Section 162(m).
Stock Awards. A participant who receives a stock award generally is required to recognize ordinary income in an amount equal to the excess of the fair market value of the shares on the date the shares are granted over the purchase price (if any) paid for the shares. The Company generally will be entitled to a corresponding deduction, subject to any applicable limitations under Section 162(m) of the Code.
Certain Change of Control Payments. Under the so-called “golden parachute” provisions of the Code, if a change of control of the Company causes awards under the Amended Plan to accelerate vesting or is deemed to result in the attainment of performance goals, the participants could, in some cases, be considered to have received “excess parachute payments,” which could subject participants to a 20% excise tax on the excess parachute payments and result in a disallowance of the Company’s deductions under Section 280G of the Code.
409A. Section 409A of the Code (“Section 409A”) applies to compensation that individuals earn in one year but that is not paid until a future year. This is referred to as nonqualified deferred compensation. Section 409A, however, does not apply to qualified plans (such as a Section 401(k) plan) and certain welfare benefits. If deferred compensation covered by Section 409A meets the requirements of Section 409A, then Section 409A has no effect on the individual’s taxes. The compensation is taxed in the same manner as it would be taxed if it were not covered by Section 409A. If a deferred compensation arrangement does not meet the requirements of Section 409A, the compensation is subject to accelerated taxation in the year in which such compensation is no longer subject to a substantial risk of forfeiture and certain additional taxes, interest and penalties, including a 20% additional income tax. Section 409A has no effect on FICA (Social Security and Medicare) tax. Awards of stock options, share appreciation rights, restricted share units and performance awards under the Amended Plan may, in some cases, result in the deferral of compensation that is subject to the requirements of Section 409A. Awards under the Amended Plan are intended to comply with Section 409A, the regulations issued thereunder or an exception thereto. Notwithstanding, Section 409A of the Code may impose upon a participant certain taxes or interest charges for which the participant is responsible. Section 409A does not impose any penalties on the Company and does limit the Company’s deduction with respect to compensation paid to a participant.
Company Deduction. The Company generally may deduct any compensation or ordinary income recognized by the recipient of an award under the Amended Plan when recognized, subject to the limits of Section 162(m) of the Code. Prior to 2018, Section 162(m) of the Code imposed a $1 million limit on the amount a public company may deduct for compensation paid to a company’s chief executive officer or any of the company’s three other most highly compensated executive officers (other than the chief financial officer) who are employed as of the end of the year. This limitation did not apply to compensation that met Code requirements for “qualified performance-based compensation.” The performance-based compensation exemption, the last day of the year determination date, and the exemption of the chief financial officer from Section 162(m)’s deduction limit have all been repealed under the Tax Cuts and Jobs Act of 2017 (“Tax Reform”), effective for taxable years beginning after December 31, 2017, such that awards paid under the Amended Plan to our covered current and former executive officers may not be deductible for such taxable years due to the application of the $1 million deduction limitation. However, under Tax Reform transition relief, compensation provided under a written binding contract in effect on November 2, 2017 that is not materially modified after that date continues to be subject to the performance-based compensation exception. As in prior years, while deductibility of executive compensation for federal income tax purposes is among the factors the Committee considers when structuring the Company’s executive compensation, it is not the sole or primary factor considered. The Company’s Board and the Committee retain the flexibility to authorize compensation that may not be deductible if they believe it is in the Company’s best interests.
Tax Withholding. The Company and its affiliates have the right to deduct or withhold, or require a participant to remit to the Company and its affiliates, an amount sufficient to satisfy federal, state, and local taxes (including employment taxes) required by law to be withheld with respect to any exercise, lapse of restriction or other taxable event arising as a result of the Amended Plan.
New Plan Benefits
The following table shows information regarding the awards made on March 24, 2020 under the Amended Plan (the “Contingent

Awards”). The effectiveness of the Contingent Awards was expressly made subject to the Board’s approval of the Amended Plan, and shareholder approval of the Amended Plan at the 2020 Annual Meeting.

Name	Title	Dollar Value($)(1)	Number of Units(#)(2)
Jay L. Schottenstein	Executive Chairman	—	—
Roger L. Rawlins	Chief Executive Officer	—	—
Jared A. Poff	Executive Vice President and Chief Financial Officer	—	—
Deborah L. Ferrée	Vice Chair and President	—	—
William L. Jordan	Executive Vice President and Chief Growth Officer	—	—
All current executive officers as a group		—	—
All current directors who are not executive officers as a group		—	—
All employees, including current officers who are not executive officers, as a group		$2,474,992	363,435
________________________________________
(1) Based on a grant date fair value of $6.81 per share.
(2) Represents restricted stock awards granted to employees.
Vote Required
The affirmative vote of a majority of the votes cast by the shareholders entitled to vote at the 2020 Annual Meeting is required for the approval with respect to the Amended Plan. Abstentions will count as votes AGAINST the proposal. Broker non-votes will not impact the outcome of this proposal, as they are not considered votes cast under the majority of votes standard.
Your Board of Directors unanimously recommends a vote “FOR” the approval of the amendment and restatement of the Designer Brands Inc. 2014 Long-Term Incentive Plan.

EQUITY COMPENSATION PLAN INFORMATION
The following table sets forth additional information, as of February 1, 2020, about our Class A common shares that may be issued upon the exercise of options and other rights under our existing equity compensation plans and arrangements, divided between plans approved by our shareholders and plans or arrangements not submitted to our shareholders for approval. The information includes the number of shares covered by, and the weighted average exercise price of, outstanding options, warrants and other rights and the number of shares remaining available for future grants, excluding the shares to be issued upon exercise of outstanding options, warrants and other rights.

Plan Category	(a) Number of securities to be issued upon exercise of outstanding options, warrants and rights (1)(2)(3)	(b) Weighted-average exercise price of outstanding options, warrants and rights(2)	(c) Number of securities remaining available for future issuance under equity compensation plans (excluding securities reflected in column (a))(3)
Equity compensation plans approved by security holders	6,667,818	$24.90	2,928,565
Equity compensation plans not approved by security holders	N/A	N/A	N/A
Total	6,667,818	$24.90	2,928,565
________________________________________
(1) Designer Brands Inc. 2005 Equity Plan.
(2) Includes 3,760,688 shares issuable pursuant to the exercise of outstanding stock options, 1,686,981 shares issuable pursuant to restricted stock units, 767,537 shares issuable pursuant to performance-based restricted stock units and 452,612 shares issuable pursuant to director stock units. Since the restricted stock units, performance-based restricted stock units and director stock units have no exercise price, they are not included in the weighted average exercise price calculation in column (b).
(3) LTI Plan.

CERTAIN RELATIONSHIPS AND RELATED TRANSACTIONS
Procedures for Review of Related Party Transactions
Our Board of Directors has adopted a written related party transaction policy, which provides that our Audit Committee will review and approve potential related party transactions, arrangements or relationships involving us and a related person, as described below. A copy of the related party transaction policy can be found at our corporate and investor website at www.designerbrands.com and is available in print (without charge) to any shareholder upon request. The related party transaction policy provides for the review, approval or ratification of any “related person transaction” that we are required to report under SEC rules and regulations.
For purposes of this policy, a “related person transaction” is any transaction, or a series of similar transactions, which is currently proposed or has been in effect at any time since the beginning of the last fiscal year, in which the Company or any of its subsidiaries, was, or is proposed to be, a participant, and in which any of the following persons (each, a “related person”) has or will have a direct or indirect material interest:

(1)	any person who is, or at any time since the beginning of the Company’s last fiscal year was, a director, director nominee or executive officer of the Company;

(2)	a shareholder of the Company who owns more than five percent (5%) of any class of the Company’s voting securities;

(3)	a member of the immediate family of any person described in (1) or (2) above; and

(4)	an entity in which any person described in (1), (2) or (3) above has a greater than ten percent (10%) equity interest.
In determining whether to approve a related person transaction, the Audit Committee considers the following factors, to the extent relevant:

•	Is the transaction in the normal course of the Company’s business?

•	Are the terms of the transaction fair to the Company?

•
Are the terms of the transaction commercially reasonable? Are the terms of the transaction substantially the same as the terms that the Company would be able to obtain in an arm’s-length transaction with an unrelated third party?

•	Has the Company obtained an independent appraisal or completed a financial analysis of the transaction? If so, what are the results of such appraisal or analysis?

•	Is the transaction in the best interests of the Company and the Company’s shareholders?

•	Would the transaction impair a director’s independence in the event that the related person is an independent director?
Based on an analysis of these factors (and other additional factors that the Audit Committee may deem relevant based on the circumstances), the Audit Committee takes formal action to either approve or reject the related person transaction.
Schottenstein Stores Corporation and Affiliates
General
As of May 1, 2020, Jay L. Schottenstein, the Executive Chairman of Designer Brands Inc., beneficially owned approximately 11,461,295 Designer Brands Inc. Class A Common Shares and approximately 7,720,154 Designer Brands Inc. Class B Common Shares. Mr. Schottenstein serves as chairman of Schottenstein Stores Corporation (“SSC”) and other affiliated entities of SSC. For fiscal 2019, we paid approximately $15.1 million in total fees, rents, and expenses to SSC and its affiliates.
In the ordinary course of business, we have entered into a number of agreements with SSC and its affiliates relating to our business and our relationship with these companies, the material terms of which are described below. We believe that each of the agreements entered into with these entities is on terms at least as favorable to us as could be obtained in an arm’s-length transaction with an unaffiliated third party. In the event that we desire to enter into any agreements with SSC or any of our directors, officers or other affiliates in the future, in accordance with Ohio law, any contract, action or other transaction between or affecting us and one of our directors or officers or between or affecting us and any entity in which one or more of our directors or officers is a director, trustee, or officer or has a financial or personal interest, will either (i) be approved by the shareholders, a majority of the disinterested members of our Board of Directors, or a committee of our Board of Directors that authorizes such contracts, action or other transactions or (ii) be fair to us as of the time our directors, a committee of our directors, or our shareholders approve the contract, action or transaction. In addition, any transactions with directors, officers or other affiliates will be subject to requirements of the Sarbanes-Oxley Act and other SEC rules and regulations, as well as to our written related party transaction policy described above.

Management Agreement

On November 1, 2012, we entered into a management agreement (the “Management Agreement”) with Schottenstein Property Group, LLC (“SPG”), an affiliate of SSC, pursuant to which SPG provides management, operation, repair, maintenance, replacement, and supervision services with respect to Designer Brands Inc.’s corporate headquarters and Columbus distribution center. SPG previously managed the properties prior to Designer Brands Inc.’s purchase on November 1, 2012. As compensation, Designer Brands Inc. pays SPG 4% of rents collected from lessees of certain portions of the properties, plus reimbursement for certain costs pursuant to the Management Agreement. Under this agreement, we incurred approximately $0.2 million of expense for fiscal 2019. Mr. Joseph Schottenstein, a member of the Designer Brands Inc. Board of Directors, is an executive officer of SPG.
Leases and Subleases
Fulfillment Center. In fiscal 2007, we entered into a lease for a fulfillment center for dsw.com adjacent to our existing home office in Columbus, Ohio, and this agreement was amended in fiscal 2016. The landlord is an affiliate of SSC. Under the amended lease, the term expires in September 2022 and has two renewal options with terms of five years each. Under this agreement, we incurred approximately $3.1 million of expense for fiscal 2019 (includes rent, real estate taxes, insurance and CAM).
Utilities. In connection with our lease for the fulfillment center (described above), we incurred approximately $1.0 million of expense related to the payment of utilities to the landlord in fiscal 2019. The landlord of this facility is an affiliate of SSC.
DSW stores. As of February 1, 2020, we leased or subleased 16 DSW stores from affiliates of SSC. We incurred approximately $7.0 million of rent and approximately $1.3 million of other expense (real estate taxes, maintenance and insurance) related to these leases for fiscal 2019. In addition to these charges, for each lease, we also pay percentage rent equal to approximately 2% annually of gross sales that exceed specified breakpoints that increase as the minimum rent increases. These leases have terms expiring between October 2020 and November 2029 and generally have two or three renewal options of five years each.
Agreement for Media Services
We receive media services for our stores from Retail Entertainment Design (“RED”), an affiliate of SSC. The agreement provides for media services such as digital music, video services, and other related services. For fiscal 2019, we paid approximately $0.5 million to RED.
Consulting/Professional Services Agreement
We receive consulting/professional services from Charles Spicer, Inc., an affiliate of SSC. The consulting/professional services include, among other things, strategic planning, financial matters, risk analysis and management, mergers, acquisitions, business development, and general corporate, operational, and organizational matters. For fiscal 2019, we paid approximately $0.3 million to Charles Spicer, Inc.
Corporate Services Agreement with SSC
We receive services from SSC pursuant to a Corporate Services Agreement between us and SSC. The agreement sets forth the costs of shared services, including specified legal, travel expense, and administrative services. For fiscal 2019, our allocated portion of the amount we paid to SSC was approximately $0.6 million.
Registration Rights Agreements
We entered into a registration rights agreement with SSC and its affiliated companies, under which we agreed to register in specified circumstances the Class A Common Shares that they hold. Under this agreement, SSC (together with transferees of at least 15% of its interest in registrable Designer Brands Inc. Common Shares) may request up to three demand registrations. The agreement will also grant SSC the right to include these Class A Common Shares in an unlimited number of other registrations of any of our securities initiated by us or on behalf of our other shareholders (other than a demand registration made under the agreement).
SB360 Capital Partners Liquidation of Assets
In 2018, we entered into two transactions with SB360 Capital Partners, LLC (“SB360”), an affiliate of SSC, to assist in negotiating the terms of liquidating the assets of Ebuys, Inc., and the Town Shoes banner. For fiscal 2019, we paid approximately $0.2 million to SB360 in connection with these transactions. We plan to engage SB360 in 2020 to provide inventory disposition consulting and advisory services.

Provisions of Our Articles Governing Corporate Opportunities and Related Party Transactions
SSC is engaged in the same or similar activities or lines of business as we are and has interests in the same areas of corporate opportunities. Summarized below are provisions in our amended articles of incorporation that govern conflicts, corporate opportunities and related party transactions.
Conflicts / Competition. SSC and its affiliates have the right to engage in the same businesses as we do, to do business with our suppliers and customers and to employ any of our officers or employees.
Corporate Opportunities. In the event that SSC or any director or officer of SSC who is also one of our directors or officers learns about a potential transaction or business opportunity which we are financially able to undertake, which is in our line of business, which is of practical advantage to us and in which we have an interest or a reasonable expectancy, but which may also be appropriate for SSC, our Articles provide:

•
If SSC learns about a corporate opportunity, it does not have to tell us about it and it is not a breach of any fiduciary duty for it to pursue such corporate opportunity for itself or to direct it elsewhere.

•
If one of our directors or officers who is also a director or officer of SSC learns about a corporate opportunity, he or she shall not be liable to us or to our shareholders if SSC pursues the corporate opportunity for itself, directs it elsewhere or does not communicate information about the opportunity to us, if such director or officer acts in a manner consistent with the following policy:

•
If the corporate opportunity is offered to one of our officers who is also a director but not an officer of SSC, the corporate opportunity belongs to us unless it was expressly offered to the officer in writing solely in his or her capacity as a director of SSC, in which case it belongs to SSC.

•
If the corporate opportunity is offered to one of our directors who is not an officer of Designer Brands Inc., and who is also a director or officer of SSC, the corporate opportunity belongs to us only if it was expressly offered to the director in writing solely in his or her capacity as our director.

•
If the corporate opportunity is offered to one of our officers, whether or not such person is also a director, who is also an officer of SSC, it belongs to us only if it is expressly offered to the officer in writing solely in his or her capacity as our officer or director.

Related Party Transactions. We may, from time to time, enter into contracts or otherwise transact business with SSC, our directors, directors of SSC or organizations in which any of such directors has a financial interest. Such contracts and transactions are permitted if:

•
the relationship or interest is disclosed or is known to the Board of Directors or the committee approving the contract or transaction, and the Board of Directors or committee, in good faith reasonably justified by the facts, authorizes the contract or transaction by the affirmative vote of a majority of the directors who are not interested in the contract or transaction;

•
the relationship or interest is disclosed or is known to the shareholders, and the shareholders approve the contract or transaction by the affirmative vote of the holders of a majority of the voting power of the Company held by persons not interested in the contract or transaction; or

•	the contract or transaction is fair at the time it is authorized or approved by the Board of Directors, a committee of the board of directors, or the shareholders.
American Eagle Outfitters
Jay L. Schottenstein also serves on the Board of Directors and as Chairman and Chief Executive Officer of American Eagle Outfitters, Inc. (NYSE: AEO) (“AEO”). For fiscal 2019, we paid AEO approximately $0.1 million in exchange for inventory.
Green Growth Brands
An affiliate of Jay L. Schottenstein beneficially owns approximately 20% of Green Growth Brands, LLC (“GGB”). In fiscal 2019, we ordered approximately $0.7 million worth of inventory from GGB.
Luxury Delivery Services
Jay L. Schottenstein also has an ownership interest in Luxury Delivery Services, Inc. (“LDS”). For fiscal 2019, we paid LDS approximately $0.1 million in exchange for aircraft flight time and for the shipment and transportation of products in interstate commerce.

VIRTUAL MEETING INFORMATION
Attending the Virtual 2020 Annual Meeting
Due to concerns relating to the COVID-19 outbreak, we will have a virtual Annual Shareholders’ Meeting in 2020. There will not be a physical location for our 2020 Annual Meeting, and you will not be able to attend in person.
To participate in the virtual meeting, please visit www.virtualshareholdermeeting.com/DBI2020 and enter the 16-digit control number included in your Notice, on your proxy card, or on the instructions that accompanied your proxy materials. You may begin to log into the meeting platform beginning at 10:45 a.m. Eastern Time on Tuesday, July 14, 2020. The meeting audiocast will begin promptly at 11:00 a.m. Eastern Time on July 14, 2020.
The virtual meeting platform is fully supported across browsers and devices running the most updated version of applicable software and plug-ins. Please ensure that you have a strong Wi-Fi connection wherever you intend to participate in the meeting. Please also give yourself sufficient time to log-in, allow ample time for the check-in procedures, and ensure you can hear the streaming audio before the meeting starts.
We will answer questions relevant to meeting matters that comply with the meeting rules of conduct during the 2020 Annual Meeting, subject to time constraints. However, we reserve the rights to exclude questions that are not pertinent to meeting matters or to edit profanity or other inappropriate language. If we receive substantially similar questions, we will group such questions together and provide a single response to avoid repetition. Questions relevant to meeting matters that we do not have time to answer during the meeting will be posted to our website following the meeting. Questions regarding personal matters or matters not relevant to meeting matters will not be answered.
Voting at the Virtual 2020 Annual Meeting
You may vote online during the virtual 2020 Annual Meeting by following the instructions provided at www.virtualshareholdermeeting.com/DBI2020. Please have your Notice, proxy card, or voting instruction form available when you access the virtual meeting website.
We encourage shareholders to vote before the 2020 Annual Meeting. Most shareholders have a choice of voting before the 2020 Annual Meeting by proxy over the Internet, by telephone, or by using a traditional proxy card or voting instruction form. Refer to the Notice or your proxy card or voting instruction form to see which options are available to you and how to use them. The Internet and telephone voting procedures are designed to authenticate shareholders’ identities and to confirm that their instructions have been properly recorded.
Other Important Information
Although the live audiocast is available only to Designer Brands Inc.’s shareholders as of the record date, a replay of the meeting will be made available on our website after the meeting, and will remain available for approximately 30 days following the meeting. If you encounter any technical difficulties with the virtual meeting website on the meeting day, please call the technical support number that will be posted on the virtual meeting log-in page. Technical support will be available starting at 10:45 a.m. Eastern Time and until the meeting has finished.
At this time, we do not intend for this to be a permanent shift from in-person meetings.

OTHER MATTERS
Shareholder Proposals Pursuant to Rule 14a-8
In order to be considered for inclusion in the Company’s proxy materials distributed to shareholders prior to the Annual Meeting of Shareholders in 2021, a shareholder proposal in compliance with Rule 14a-8 under the Exchange Act must be received by Designer Brands Inc. no later than January 29, 2021. Written requests for inclusion should be addressed to: Corporate Secretary, 810 DSW Drive, Columbus, Ohio 43219. It is suggested that you mail your proposal by certified mail, return receipt requested.
Shareholder Proposals Other Than Pursuant to Rule 14a-8
In order for proposals of shareholders made outside of Rule 14a-8 under the Exchange Act to be considered “timely” within the meaning of Rule 14a-4(c) under the Exchange Act, such proposals must be received by our Corporate Secretary at the above address by April 14, 2021. Our Code of Regulations also provides that nominations for director may only be made by the Board of Directors (or an authorized Board committee) or by a shareholder of record entitled to vote who sends notice to our Corporate Secretary not fewer than 60 nor more than 90 days before the anniversary date of the previous year’s annual meeting of shareholders. Any nomination by a shareholder must comply with the procedures specified in our Code of Regulations. To be eligible for consideration at the 2021 Annual Meeting, any nominations for director must be received by our Corporate Secretary between April 15, 2021 and May 15, 2021. If the date of the annual meeting of shareholders is advanced or delayed by more than 30 days from the first anniversary of the date of the previous year’s annual meeting of shareholders, or in the case of a special meeting of shareholders, nominations for director must be received by our Corporate Secretary within seven days after we mail or otherwise provide public notice of the meeting. This advance notice period is intended to allow all shareholders an opportunity to consider any nominees expected to be considered at the meeting.
Shareholder Communications to the Board of Directors
Shareholders and interested parties may communicate with the Board of Directors (including the non-management or independent directors as a group) or individual directors directly by writing to the directors in care of our Corporate Secretary, 810 DSW Drive, Columbus, Ohio 43219, in an envelope clearly marked “shareholder communication.” Such communications will be provided promptly and, if requested, confidentially to the respective directors.
General Information
A copy of the Form 10-K for the fiscal year ended February 1, 2020, as filed with the SEC, will be sent to any shareholder without charge upon written request, addressed to the Investor Relations Department, 810 DSW Drive, Columbus, Ohio 43219.
Management knows of no other business being properly brought before the 2020 Annual Meeting of Shareholders. However, if any other matters shall properly come before such meeting, it is the intention of the persons named in the form of proxy to vote such proxy in accordance with their best judgment on such matters.
It is important that proxies be returned promptly. Therefore, whether or not you expect to attend the Annual Meeting of Shareholders in person, you are urged to complete and submit your proxy.
Householding
Shareholders who share the same last name and address will receive one package containing a separate Notice for each individual shareholder at that address. Shareholders who have elected to receive paper copies and who share the same last name and address will receive only one set of our Annual Report on Form 10-K and Proxy Statement, unless such shareholders have notified us that they wish to continue receiving multiple copies. This method of delivery, known as “householding,” will help ensure that shareholder households do not receive multiple copies of the same document, helping to reduce our printing and postage costs, as well as saving natural resources.
If you hold our stock certificates or have book-entry shares at Computershare, you can opt out of the householding practice and receive prompt delivery of a separate copy of the materials by calling 1-800-621-7825 (toll-free) from the U.S. and Canada, or 1-312-360-5129 from other countries, or by writing to Designer Brands Inc. Shareholder Services, c/o Computershare Trust Company, N.A., P.O. Box 505000, Louisville, KY 40233. If you would like to opt out of this practice and you are a beneficial holder, please contact your bank or broker.
If you are receiving multiple copies of proxy materials at your household and would prefer to receive a single copy of these materials, please contact Computershare at the above numbers or address. If you are a beneficial holder, please contact your bank or broker.

Safe Harbor Statement
Certain statements in this proxy statement may constitute forward-looking statements within the meaning of the Private Securities Litigation Reform Act of 1995. These forward-looking statements are based on current expectations and assumptions that involve risks and uncertainties and on information available to the Company as of the date hereof. The Company’s actual results could differ materially from those stated or implied, due to risks and uncertainties associated with its business, which include the risk factors disclosed in its latest Annual Report on Form 10-K and other filings with the Securities and Exchange Commission, including the sections entitled “Risk Factors” and “Management’s Discussion and Analysis of Financial Condition and Results of Operations” contained therein. Forward-looking statements include statements regarding the Company’s expectations, beliefs, intentions or strategies regarding the future, and can be identified by forward-looking words such as “plans,” “anticipate,” “believe,” “could,” “continue,” “estimate,” “expect,” “intend,” “may,” “should,” “will” and “would” or similar words. The Company expressly disclaims any obligation or undertaking to disseminate any updates or revisions to any forward-looking statement contained herein to reflect any change in the Company’s expectations with regard thereto or any change in events, conditions or circumstances on which any such statement is based.

By Order of the Board of Directors

Michelle C. Krall
Corporate Secretary

Important Notice Regarding the Availability of Proxy Materials for the Annual Meeting:
The Notice and Proxy Statement and 2019 Annual Report on Form 10-K are available at www.proxyvote.com

D18448-P41172

DESIGNER BRANDS INC.
810 DSW Drive, Columbus, Ohio 43219
ANNUAL MEETING OF SHAREHOLDERS - July 14, 2020
THIS PROXY IS BEING SOLICITED ON BEHALF OF THE BOARD OF DIRECTORS

The undersigned proxy shareholder of Designer Brands Inc. (the "Company") hereby appoints Michelle C. Krall and Jared A. Poff, or either of them individually, as attorneys and proxies with full power of substitution to vote all common shares of the Company which the undersigned is entitled to vote at the Annual Meeting of Shareholders of the Company to be held via virtual meeting at www.virtualshareholdermeeting.com/DBI2020 on Tuesday, July 14, 2020 at 11:00 a.m., Eastern Daylight Time, and at any postponements or adjournments thereof, with all of the powers such undersigned shareholder would have if personally present, for the purposes listed on the reverse side.

THIS PROXY, WHEN PROPERLY EXECUTED, WILL BE VOTED IN THE MANNER DIRECTED HEREIN BY THE UNDERSIGNED. IF NO DIRECTION IS MADE WITH RESPECT TO A MATTER, THE SHARES REPRESENTED BY THIS PROXY WILL BE VOTED FOR THE ELECTION OF THE NOMINEES TO THE BOARD OF DIRECTORS (ITEM 1), FOR THE RATIFICATION OF THE APPOINTMENT OF THE INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM FOR THE FISCAL YEAR ENDING JANUARY 30, 2021 (ITEM 2), FOR THE ADVISORY, NON-BINDING VOTE ON THE COMPENSATION PAID TO OUR NAMED EXECUTIVE OFFICERS (ITEM 3), FOR THE APPROVAL OF THE AMENDMENT AND RESTATEMENT OF THE DESIGNER BRANDS INC. 2014 LONG-TERM INCENTIVE PLAN (ITEM 4), AND IN THE DISCRETION OF THE PROXY HOLDER(S) ON ALL OTHER MATTERS.

Continued and to be signed on reverse side

DESIGNER BRANDS INC.
810 DSW DRIVE
COLUMBUS, OH 43219
ATTN: CORPORATE SECRETARY

VOTE BY INTERNET
Before The Meeting - Go to **www.proxyvote.com**

Use the Internet to transmit your voting instructions and for electronic delivery of information up until 11:59 p.m. Eastern Time on July 13, 2020. Have your proxy card in hand when you access the web site and follow the instructions to obtain your records and to create an electronic voting instruction form.

During The Meeting - Go to **www.virtualshareholdermeeting.com/DBI2020**

You may attend the meeting via the Internet and vote during the meeting. Have the information that is printed in the box marked by the arrow available and follow the instructions.

VOTE BY PHONE - 1-800-690-6903
Use any touch-tone telephone to transmit your voting instructions up until 11:59 p.m. Eastern Time on July 13, 2020. Have your proxy card in hand when you call and then follow the instructions.

VOTE BY MAIL
Mark, sign and date your proxy card and return it in the postage-paid envelope we have provided or return it to Vote Processing, c/o Broadridge, 51 Mercedes Way, Edgewood, NY 11717.

TO VOTE, MARK BLOCKS BELOW IN BLUE OR BLACK INK AS FOLLOWS:

D18447-P41172 KEEP THIS PORTION FOR YOUR RECORDS

DETACH AND RETURN THIS PORTION ONLY

THIS PROXY CARD IS VALID ONLY WHEN SIGNED AND DATED.

DESIGNER BRANDS INC.

	For All	Withhold All	For All Except
1. The Board of Directors recommends you vote FOR each of the following director nominees:	☐	☐	☐

To withhold authority to vote for any individual nominee(s), mark "For All Except" and write the number(s) of the nominee(s) on the line below.

____

Nominees:

01) Harvey L. Sonnenberg
02) Allan J. Tanenbaum

	For	Against	Abstain
2. The Board of Directors recommends you vote FOR the following proposal:			
Ratification of the appointment of Deloitte & Touche LLP as our independent registered accounting firm for the fiscal year ending January 30, 2021.	☐	☐	☐
3. The Board of Directors recommends you vote FOR the following proposal:			
Advisory, non-binding vote on the compensation paid to our named executive officers.	☐	☐	☐
4. The Board of Directors recommends you vote FOR the following proposal:			
Approval of the amendment and restatement of the Designer Brands Inc. 2014 Long-Term Incentive Plan.	☐	☐	☐

NOTE: The proxy holders are hereby authorized to vote in their discretion upon such other matters as may properly come before the meeting and any adjournments or postponements thereof.

Please sign exactly as your name(s) appear(s) hereon. When signing as attorney, executor, administrator, or other fiduciary, please give full title as such. Joint owners should each sign personally. All holders must sign. If a corporation or partnership, please sign in full corporate or partnership name by authorized officer.

Signature [PLEASE SIGN WITHIN BOX]	Date	Signature (Joint Owners)	Date

APPENDIX A
DESIGNER BRANDS INC.
2014 LONG-TERM INCENTIVE PLAN (as Amended and Restated)

ARTICLE I

ESTABLISHMENT AND PURPOSE

1.01     Establishment and Effective Date. The board of directors (“Board of Directors” or the “Board”) of Designer Brands Inc., an Ohio corporation (the “Company”), has adopted and approved this 2014 Long-Term Incentive Plan (as amended and restated, the “Plan”). The amendment and restatement of the Plan shall be effective on July 14, 2020 (the “Effective Date”), subject to approval by an affirmative vote of the Company’s shareholders. If the Plan is not so approved by the Company’s shareholders, then the prior version of the Plan, as in effect immediately prior the Effective Date, shall remain in effect.
1.02     Purpose. The Plan is intended to foster and promote the long-term financial success of the Company and its Subsidiaries and affiliates by attracting and retaining talent. The Plan provides Consultants, Employees and Directors with an opportunity to acquire an ownership interest in the Company, and other rights with respect to stock of the Company, thereby providing Consultants, Employees and Directors with incentives to perform at the highest level and aligning the interests of such Consultants, Employees and Directors with the Company’s shareholders.
ARTICLE II
DEFINITIONS

The following terms, as used in the Plan, shall have the meanings given to them in this Article II. Other capitalized terms shall have their respective meanings specified in the Plan.
2.01    “Acquisition Award” shall mean an Award granted under this Plan in substitution for options, rights, and other such awards with respect to the capital stock or other equity of another corporation or entity which is merged into, consolidated with, or all or a substantial portion of the property or stock of which is acquired by, the Company or one of its Subsidiaries.
2.02     “Act” shall mean the Securities Exchange Act of 1934, as amended, and any successor statute, as it may be amended from time to time.
2.03     “Award” shall mean any award granted under this Plan, which include any or a combination of the following: (1) Options; (2) Stock Appreciation Rights; (3) Restricted Stock; (4) unrestricted Stock; (5) Restricted Stock Units; (6) Stock Awards; (7) Performance Awards; and (8) Awards (other than Awards described in (1) through (7) above) that are convertible into or otherwise based on Stock.
2.04     “Award Agreement” shall mean any written or electronic agreement between the Company and a Participant which sets forth the terms and conditions applicable to an Award.
2.05     “Cause” shall be defined in any employment agreement between the Company and a Participant, unless such term or an equivalent term is otherwise defined with respect to an Award by the Participant’s Award Agreement; provided, however, that if there is no such employment agreement or definition in an Award Agreement, “Cause” shall mean any of the following: a Participant’s (1) conviction, including a plea of guilty or no contest, of any felony or any crime involving moral turpitude or dishonesty; (2) fraud upon the Company or a Subsidiary, embezzlement or misappropriation of corporate funds from the Company or a Subsidiary; (3) willful acts of dishonesty materially harmful to the Company or a Subsidiary; (4) activities materially harmful to the reputation of the Company or a Subsidiary; (5) willful misconduct, willful failure to perform duties, or substantial willful disregard of duties; (6) a material violation of any law or regulation governing the Company or a Subsidiary; (7) a material breach of the terms of any agreement between the Participant and the Company or a Subsidiary; and (8) a material breach of any term of this Plan or any applicable Award Agreement.

2.06     “Change in Control” shall mean each of the following:
(1)     The acquisition by any individual, entity or group (within the meaning of Section 13(d)(3) or 14(d)(2) of the Act and for purposes of this Section 2.06, a “Person”) of beneficial ownership (within the meaning of Rule 13d-3 promulgated under the Act) of voting securities of the Company where such acquisition causes such Person to own 30% or more of the combined voting power of the then outstanding voting securities of the Company entitled to vote generally in the election of the Board of Directors (the “Outstanding Voting Securities”); provided, however, that for purposes of this Section 2.06(1), the following acquisitions shall not be deemed to result in a Change in Control: (A) any acquisition directly from the Company; (B) any acquisition by the Company or a Subsidiary; (C) any acquisition by any employee benefit plan (or related trust) sponsored or maintained by the Company or any Subsidiary; (D) any acquisition by any corporation pursuant to a transaction that complies with clauses (A), (B), and (C) of Section 2.06(3) below; (E) any acquisition by Jay L. Schottenstein, Schottenstein Stores Corporation or any of their respective affiliates; or (F) any acquisition by any trust established for the benefit of Jay L. Schottenstein or any of his spouse, children or lineal descendants or any other Person controlled by such trust; provided, further, that if any person’s beneficial ownership of the Outstanding Voting Securities reaches or exceeds 30% as a result of a transaction described in clause (A) or (B) of this Section 2.06(1), and such Person subsequently acquires beneficial ownership of additional voting securities of the Company, such subsequent acquisition shall be treated as an acquisition that causes such Person to own 30% or more of the Outstanding Voting Securities;
(2)     Individuals who, as of the Effective Date, constitute the Board (the “Incumbent Board”) cease for any reason to constitute at least a majority of the Board; provided, however, that any individual becoming a Director subsequent to the Effective Date whose election, or nomination for election by the Company’s shareholders, was approved by a vote of at least a majority of the Directors then comprising the Incumbent Board, but excluding, for this purpose, any such individual whose initial assumption of office occurs as a result of an actual or threatened election contest with respect to the election or removal of Directors or other actual or threatened solicitation of proxies or consents by or on behalf of a Person other than the Board shall be deemed to be a member of the Incumbent Board;
(3)     Consummation of a reorganization, merger, statutory share exchange or consolidation or similar transaction involving the Company or a Subsidiary, a sale or other disposition of all or substantially all of the assets of the Company, or the acquisition of assets or stock of another entity by the Company or a Subsidiary (each, a “Business Combination”), excluding, however, such a Business Combination pursuant to which (A) all or substantially all of the individuals and entities who were the beneficial owners of the Outstanding Voting Securities immediately prior to such Business Combination beneficially own, directly or indirectly, more than 60% of, respectively, the then outstanding shares of common stock and the combined voting power of the then outstanding voting securities entitled to vote generally in the election of Directors, as the case may be, of the corporation resulting from such Business Combination (including, without limitation, a corporation which as a result of such transaction owns the Company or all or substantially all of the Company’s assets either directly or through one or more subsidiaries); (B) no Person (excluding any corporation resulting from such Business Combination or any employee benefit plan (or related trust) of the Company or such corporation resulting from such Business Combination) beneficially owns, directly or indirectly, 20% or more of, respectively, the then outstanding shares of common stock of the corporation resulting from such Business Combination or the combined voting power of the then outstanding voting securities of such corporation except to the extent that such ownership existed prior to the Business Combination; and (C) at least a majority of the members of the board of directors of the corporation resulting from such Business Combination were members of the Incumbent Board at the time of the execution of the initial agreement, or of the action of the Board, providing for such Business Combination; or
(4)     Approval of the shareholders of the Company of a complete liquidation or dissolution of the Company.
Notwithstanding the foregoing, solely with respect to any Award that is considered deferred compensation under Code Section 409A (and not exempted therefrom), and a Change in Control is a distribution event for purposes of an Award, the foregoing definition of Change in Control shall be interpreted, administered, limited and construed in a manner necessary to ensure that the occurrence of any such event shall result in a Change in Control only if such event qualifies as a “change in control event,” within the meaning of Treasury Regulation Section 1.409A-3(i)(5). Further, the liquidation or dissolution of the Company described in Section 2.07(4) above shall comply with the procedures described in Treasury Regulation Section 1.409A-3(j)(4)(ix)(A).
2.07     “Code” shall mean the Internal Revenue Code of 1986, and any successor statute, as it may be amended from time to time, and any guidance promulgated thereunder.
2.08     “Committee” shall mean the Compensation Committee of the Board of Directors or any other committee designated by the Board of Directors from time to time, which shall consist of two or more members who are not current or former officers or Employees of the Company, who are “non-employee directors” to the extent required by and within the meaning of Rule 16b-3 promulgated under the Act or any similar rule that may subsequently be in effect (“Rule 16b-3”), and who are

“independent” pursuant to the rules of the New York Stock Exchange (“NYSE”). In the case of grants to non-employee Directors, the entire Board shall act as the Committee, in which case as used in this Plan the term “Committee” shall refer to the full Board.
2.09     “Consultant” shall mean any person, other than an Employee or Director, who is a natural person and provides services to the Company or its Subsidiaries or affiliates, so long as such person (1) renders bona fide services that are not in connection with the offer and sale of the Company’s securities in a capital raising transaction, (2) does not directly or indirectly promote or maintain a market for the Company’s securities, and (3) otherwise qualifies as a de facto employee or consultant under the applicable rules of the Securities and Exchange Commission for registration of shares of stock on a Form S-8 registration statement.
2.10     “Continuous Service” shall mean that the Participant’s service with the Company or any of its Subsidiaries or affiliates as an Employee is not interrupted or terminated. A change in the capacity in which the Participant renders service to the Company or a Subsidiary as an Employee or a change in the entity for which the Participant renders such service, provided that there is no interruption or termination of the Participant’s service with the Company or any Subsidiary, shall not terminate a Participant’s Continuous Service. Notwithstanding the foregoing, unless determined by the Committee, a leave of absence shall be treated as Continuous Service for purposes of vesting in an Award only to such extent as may be provided in the Company’s leave of absence policy or in the written terms of the Award Agreement.
2.11     “Director” shall mean a member of the Board.
2.12     “Disability” shall mean a permanent and total disability which enables the Participant to be eligible for and receive a disability benefit under the Federal Social Security Act.
2.13     “Dividend Equivalent” shall mean an amount equal to the amount of cash dividends, if any, payable in accordance with Article V, with respect to a share of Stock after the date an Award is granted.
2.14     “Employee” shall mean any person employed by the Company or any of its Subsidiaries or affiliates and classified as a common law employee. Employee does not include independent contractors or leased employees from third parties.
2.15     “Exercise Price” shall mean the price at which a Participant may exercise an Award, as set forth in the applicable Award Agreement.
2.16     “Fair Market Value” of a share of Stock shall mean, unless otherwise determined by the Committee:
(1)    The closing price of the Stock on the NYSE on the date in question (or, if the Stock is not then traded on the NYSE, the closing price of the Stock on the stock exchange or over-the-counter market on which the Stock is principally traded on such date) or, if no sale of the Stock occurred on such exchange on that day, the closing price of the Stock on the last preceding day when the Stock was sold on such exchange; or
(2)    If the Stock is no longer traded on the NYSE and there is no public market for the Stock, “Fair Market Value” shall be determined by the Committee, in its sole and absolute discretion, using other reasonable means.
2.17     “Full Value Award” shall mean an Award that is structured to provide equivalent value of a share of Stock based on a ratio of 1:1. Full Value Awards may include, but need not be limited to, Restricted Stock and other Stock Awards such as unrestricted Stock, Restricted Stock Units, and Performance Awards.
2.18     “Good Reason” shall mean, unless such term or an equivalent term is otherwise defined with respect to an Award by the Participant’s Award Agreement, any of the following events that impose a material negative change to the Employee’s employment relationship with the Company or Subsidiary, as provided under Code Section 409A: (1) a material reduction in an Employee’s base salary or target bonus opportunity as a percentage of base salary; (2) a material diminution of the Employee’s duties and responsibilities which are set forth in any applicable employment agreement; or (3) relocation of the Employee more than 50 miles from Employee’s current place of work; provided, however, that to the extent any definition in an Award Agreement conflicts with this definition, the terms of the Award Agreement shall govern. In order to trigger a Termination for Good Reason, the Employee must give the Company notice of the applicable condition described above within 90 days of its occurrence, and the Company must not have remedied such condition within 30 days after receiving such notice.
2.19     “Grant Date” of any Award shall be determined by the Committee in its sole and absolute discretion.

2.20     “Incentive Stock Option” or “ISO” shall mean an Option that is intended to qualify as an “incentive stock option” under Code Section 422 and which is so designated in the applicable Award Agreement. Under no circumstances shall an Option that is not specifically designated as an ISO be considered an ISO.
2.21     “Insider” shall mean any person who is subject to Section 16 of the Act, and any successor statutory provision, as it may be amended from time to time.
2.22     “Nonqualified Stock Option” or “Nonstatutory Stock Option” or “NSO” shall mean an Option that is not intended to qualify as an ISO.
2.23     “Nontandem Stock Appreciation Rights” shall mean stand-alone Stock Appreciation Rights that are granted under this Plan as independent instruments and are not issued in conjunction with any Options.
2.24     “Option” means a right or rights (either as an ISO or NSO) to purchase a specific number of shares of Stock exercisable at such time or times and subject to such terms and conditions as the Committee may determine in its sole discretion subject to the Plan, including but not limited to, the achievement of specific Performance Goals. Options may be settled in cash or Stock or both. Options may be granted to Participants, subject to the terms and conditions of this Plan and the applicable Award Agreement.
2.25     “Participant” shall mean any Employee, Consultant, Director or other service provider to whom an Award is granted under the Plan.
2.26     “Performance Award” shall mean an Award subject to Performance Criteria.
2.27     “Performance Criteria” shall mean the payment or vesting of an Award pursuant to a performance measure that is based on one or more (or a combination) objective business criteria established by the Committee, which may include, but are not limited to, any of the following and may be applied solely with reference to the Company and/or a Subsidiary or relatively between the Company and/or any Subsidiary and one or more unrelated entities: (1) net earnings or net income (before or after taxes); (2) earnings per share; (3) net sales or revenue growth; (4) net operating profit; (5) return measures (including, but not limited to, return on assets, capital, invested capital, equity, sales or revenue); (6) cash flow (including, but not limited to, operating cash flow, free cash flow, cash flow return on equity and cash flow return on investment); (7) earnings before or after taxes, interest, depreciation and/or amortization; (8) gross or operating margins; (9) productivity ratios; (10) share price (including, but not limited to, growth measures and total shareholder return); (11) expense targets; (12) margins; (13) operating efficiency; (14) market share; (15) customer satisfaction; (16) working capital targets; and/or (17) economic value added (net operating profit after tax minus the sum of capital multiplied by the cost of capital). The Committee may provide that one or more Performance Criteria applicable to such Award will be adjusted to reflect certain events, including, without limitation, the impact of charges for restructurings, discontinued operations, mergers, acquisitions, and other unusual or infrequently occurring items, and the cumulative effects of tax or accounting changes, each as defined by United States generally accepted accounting principles, occurring during the applicable Performance Period.
2.28     “Performance Goal” shall mean, with respect to the Performance Criteria selected by the Committee, the goal(s) established by the Committee for an Award for a particular Performance Period. Performance Goals may vary from Performance Period to Performance Period and from Participant to Participant and may be established on a stand-alone basis, in tandem or in the alternative.
2.29     “Performance Period” shall mean one or more periods of time, as the Committee may designate, over which the attainment of one or more Performance Goals will be measured for the purpose of determining a Participant’s rights with respect to an Award.
2.30     “Plan Year” shall mean the Company’s fiscal year.
2.31     “Restricted Stock” shall mean Stock that is issued to a Participant subject to restrictions on transfer and such other restrictions on incidents of ownership, and/or other terms and conditions as the Committee may determine, including, but not limited to, achievement of specific Performance Goals.
2.32     “Restricted Stock Unit” or “RSU” shall mean an Award based on the Fair Market Value of one share of Stock. All or part of any Restricted Stock Unit Award may be subject to conditions and restrictions established by the Committee. Restricted Stock Units may be settled in Stock or cash or both, as determined by the Committee in its sole and absolute discretion.

2.33     “Retirement” shall mean, unless the Committee specifies otherwise in the applicable Award Agreement, the date:
(1)    of an Employee Termination of Service on or after reaching 65 years of age and completing at least five years of Continuous Service;
(2)    of a Director’s Termination of Service as a Board member of the Company or any Subsidiary after completing one full term as a member of the Board of the Company or a Subsidiary and reaching the age of 65 years.
(3)    For purposes of applying this definition:
(A)no Consultant shall be deemed to “Retire” from the Company regardless of the circumstances surrounding his or her Termination of Service;
(B)a Participant’s status as an Employee or Director shall be determined as of the Grant Date applicable to each affected Award; and
(C)a Director serving on the Board and/or one or more board(s) of any Subsidiary may Retire from one board while continuing to serve as a member of another board (or other governing body of the Company or any Subsidiary). In this case, the Director’s Retirement will affect only the Awards granted with respect to his or her service on the board (or other governing body) from which he or she is Retiring.
2.34     “Stock” shall mean Class A Common Shares, without par value, of the Company, or any other equity securities of the Company as designated by the Committee, including any attached rights. “Stock” shall also mean any security issued by the Company in substitution, exchange, or in place of shares of Class A Common Shares, without par value, of the Company.
2.35     “Stock Appreciation Right” shall mean a right to receive an amount that is based on the increase in the Stock’s Fair Market Value after the Grant Date, and that is payable entirely in cash, entirely in Stock, or partly in cash and partly in Stock and exercisable at such time or times and subject to such conditions as the Committee may determine in its sole and absolute discretion, subject to the terms of this Plan.
2.36     “Stock Appreciation Value Award” shall mean an Award that is structured to correlate the realization of gains based on an absolute Stock price appreciation, and may include, but not be limited to, Options and Stock Appreciation Rights.
2.37     “Stock Award” shall mean a grant of Stock with or without restrictions.
2.38     “Subsidiary” shall mean (1) any corporation or other entity in which the Company, directly or indirectly, controls 50% or more of the total combined voting power of such corporation or other entity, or (2) any other corporation or other entity in which the Company has a significant equity interest, in either case as determined by the Committee. With respect to Incentive Stock Options, the term “Subsidiary” shall have the meaning set forth in Code Section 422(f).
2.39     “Tandem Stock Appreciation Rights” shall mean Stock Appreciation Rights that are granted in conjunction with a Nonqualified Stock Option or an Incentive Stock Option, which expire when such Option expires or is exercised as set forth in Section 5.01(1).
2.40    “Ten-Percent Stockholder” shall mean any person who owns, directly or indirectly, on the relevant date, securities having 10% or more of the combined voting power of all classes of the Company’s securities or of its parent or Subsidiaries. For purposes of applying the foregoing 10% limitation, the rules of Code Section 422(d) shall apply.
2.41     “Termination” or “Termination of Employment” or “Termination of Service” shall have the meaning as set forth in the applicable Award Agreement.
ARTICLE III
ELIGIBILITY AND PARTICIPATION
3.01     Eligibility. Any Employee, Consultant, Director or other advisor of, or any other individual who provides services to the Company or any of its Subsidiaries or affiliates shall be eligible to be selected by the Committee, in its sole and absolute discretion, to receive an Award under the Plan. In determining the individuals to whom Awards shall be granted and the number of shares of Stock to be covered by each Award, the Committee may take into account any factors that the Committee, in its sole and absolute discretion, shall deem relevant.
3.02     Intent to Comply. This Plan is intended to comply with the terms of Section 409A of the Code, the regulations thereunder and other guidance promulgated by the Internal Revenue Service (“Section 409A” or “Code Section 409A”), including any applicable exception to Code Section 409A. Accordingly, the Committee may, in its sole and absolute discretion, amend the Plan and any Award Agreement without any additional consideration to affected Participants to the extent necessary to avoid additional taxes, interest or penalties arising under Code Section 409A even if those amendments reduce, restrict or eliminate rights granted under the Plan, Award Agreement or both before those amendments.
If any amount shall be payable with respect to any Award hereunder as a result of a Participant’s Retirement, Termination, Termination of Employment, or Termination of Service, then notwithstanding any other provision of this Plan or any Award Agreement, none of the previously described events (or similar termination events) will be deemed to have occurred until such time as the Participant has experienced a “separation from service” as such term is defined for purposes of Code Section 409A. Further, any amount constituting a "deferral of compensation" under Treasury Regulation Section 1.409A-1(b) (and is not otherwise exempt from Code Section 409A) that is payable to a Participant upon such a separation from service of the Participant (other than due to the Participant's death), occurring while the Participant shall be a "specified employee" (within the meaning of Treasury Regulation Section 1.409A-1(i)) of the Company or Subsidiary, shall not be paid until the earlier of (1) the date that is six months following such separation from service or (2) the date of the Participant's death following such separation from service. Notwithstanding anything to the contrary herein, this Plan does not permit the acceleration of the time or schedule of any distribution under this Plan pursuant to any Award subject to Code Section 409A (and not exempt therefrom), except as provided by Code Section 409A.
3.03     Conditions of Participation. By accepting an Award, each Participant agrees (1) to be bound by the terms of the Award Agreement and the Plan and to comply with other conditions imposed by the Committee, and (2) that the Committee may amend the Plan and the Award Agreement without any additional consideration to the extent necessary to avoid additional taxes, interest or penalties arising under Code Section 409A even if those amendments reduce, restrict, or eliminate rights granted under the Plan, Award Agreement or both before those amendments.
ARTICLE IV
ADMINISTRATION
4.01     Committee. The Plan shall be administered by the Committee.
4.02     Powers and Duties of the Committee. Subject to the express provisions of the Plan, the Committee shall have full power and complete authority, in its sole and absolute discretion (1) to exercise all of the powers granted to it under the Plan; (2) to construe, interpret, and implement the Plan, any Award Agreement and any related document; (3) to prescribe, amend, or rescind rules, regulations, and policies relating to the Plan, including rules governing its own operation; (4) to make all determinations necessary or advisable in administering the Plan; (5) to correct any defect, supply any omission and reconcile any inconsistency in the Plan; (6) to authorize any person to execute on behalf of the Company any instrument required to effect the grant of an Award previously granted by the Committee; (7) to impose such restrictions, conditions, or limitations as it determines appropriate as to the timing and manner of any resale by a Participant or other subsequent transfers by the Participant of any shares of Stock issued as a result of or under an Award; (8) to amend the Plan to reflect changes in applicable law; and (9) to determine whether, to what extent, and under what circumstances, Awards may be settled or exercised in cash, shares of Stock, other securities, other Awards, or other property, or canceled, forfeited, or suspended, and the method or methods by which an Award may be settled, canceled, forfeited, or suspended. The actions and determinations of the Committee on all matters relating to the Plan and any Awards will be final and conclusive. The determinations of the Committee under the Plan need not be uniform and may be made by it selectively among Participants who receive, or who are eligible to receive, Awards, regardless of whether such persons are similarly situated.
4.03     Delegation of Powers and Duties. The Committee may delegate to one or more of its members or to any other person or persons such ministerial duties as it may deem advisable; provided, however, that the Committee may not delegate any of its responsibilities hereunder if such delegation will cause transactions under the Plan to fail to comply with Section 16 of the Act. The Committee may also employ attorneys, consultants, accountants, or other professional advisors and shall be entitled to rely upon the advice, opinions, or valuations of any such advisors.
4.04     Interpretations. The Committee shall have sole discretionary authority to interpret the terms of the Plan, to adopt and revise rules, regulations and policies to administer the Plan and to make any other factual determinations which it believes to be necessary or advisable for the administration of the Plan. All actions taken and interpretations and determinations made by the Committee in good faith shall be final and binding upon the Company, all Participants and all other interested persons. Notwithstanding the foregoing, it is the intent of the Company that this Plan and Awards granted hereunder satisfy, and be interpreted in a manner that satisfy, in the case of Participants who are or may be Insiders, the applicable requirements of Rule 16b-3, so that such persons will be entitled to the benefits of Rule 16b-3, or other exemptive rules under Section 16 of the Act, and will not be subjected to avoidable liability thereunder. If any provision of this Plan or other Award Agreement would otherwise frustrate or conflict with the intent expressed in this Section 4.04, that provision, to the extent possible, shall be interpreted and deemed amended so as to avoid such conflict. To the extent of any remaining irreconcilable conflict with such intent, such provision shall be deemed void as applicable to Insiders.
4.05     Liability/Indemnification. No member of the Committee, nor any person to whom duties have been delegated, shall be personally liable for any action, interpretation, or determination made with respect to the Plan or Awards made hereunder, and each member of the Committee shall be fully indemnified and protected by the Company with respect to any liability he or she may incur with respect to any such action, interpretation or determination, to the extent permitted by applicable law and to the extent provided in the Company’s Articles of Incorporation and Bylaws, as amended from time to time.
4.06     Records. The Committee and others to whom the Committee has allocated or delegated authority or duties shall keep a record of all of their proceedings and actions and shall maintain all such books of account, records and other data as shall be necessary for the proper administration of the Plan.
ARTICLE V
AWARDS
5.01     Stock Appreciation Value Awards. The following types of Awards constitute Stock Appreciation Value Awards:
(1)    Options. Options (NSOs and ISOs) may be granted under the Plan for the purchase of shares of Stock and shall be evidenced by Award Agreements in such form and not inconsistent with the Plan as the Committee may approve from time to time. Options shall be granted in such form and upon such terms and conditions, including the satisfaction of corporate or individual Performance Goals and other vesting standards, as the Committee shall determine. On or before the Grant Date, the Committee shall designate the number of shares of Stock subject to such Option, the Exercise Price, the duration of the Option, provisions for vesting and exercisability, whether the Option is an NSO or ISO, the recipient of the Option, and such other provisions as the Committee shall determine. The Exercise Price of any Option shall be determined by the Committee, but (with the exception of Acquisition Awards) shall not be less than 100% of the Fair Market Value on the Grant Date. The Exercise Price so determined shall also be applicable in connection with the exercise of any Tandem Stock Appreciation Right granted with respect to such Option. The term of each Option shall not exceed 10 years from the Grant Date, subject to earlier termination as provided in this Plan, and except as otherwise provided with respect to Ten-Percent Stockholders.
(A)Exercise of Options. Subject to the provisions of this Plan, an Option may be exercised, in whole or in part (“Exercise”), at such time or times as the Committee shall determine (“Date of Exercise”). The Committee may, in its discretion, accelerate the exercisability of any Option at any time. Options may be exercised by a Participant by giving notice to the Committee, in writing or in such other manner as the Committee may permit, stating the number of shares of Stock with respect to which the Option is being exercised and tendering payment therefor. Payment for the shares of Stock issuable upon exercise of the Option shall be made in full in cash or by certified check, or, if the Committee, in its sole discretion permits, in shares of Stock (valued at Fair Market Value on the Date of Exercise). As soon as reasonably practicable following such exercise, a certificate representing the shares of Stock purchased, registered in the name of the Participant, shall be delivered to the Participant. Until the issuance of shares of Stock, no right to vote or receive dividends or any other rights as a shareholder shall exist with respect to the shares of Stock that are subject to the Option.
(B)Cancellation of Tandem Stock Appreciation Rights. Upon exercise of all or any portion of any Option, any related Tandem Stock Appreciation Rights shall be cancelled with respect to an equal number of shares of Stock.
(C)Special Rules for Incentive Stock Options.
(a) ISOs shall be subject to the following provisions:
(i)The aggregate Fair Market Value (determined on the Grant Date) of the shares of Stock subject to an ISO which are exercisable by one person for the first time during a particular calendar year shall not exceed $100,000. To the extent that the aggregate Fair Market Value (determined on the Grant Date) of the shares of Stock with respect to which ISOs are exercisable by one person for the first time during a particular calendar year (under all Plans of the Company and its Subsidiaries) exceeds $100,000, or such other limit as may be set by applicable law, the Options or portions thereof which exceed such limit (according to the order in which they were granted) shall be treated as NSOs.
(ii)Each Award Agreement with respect to an ISO shall set forth the periods during which the Option shall be exercisable, whether in whole or in part. Such periods shall be determined by the Committee in its discretion; provided, however, that no Employee who is a Ten-Percent Stockholder may exercise the ISO after the expiration of five years from the Grant Date.
(iii)Each Award Agreement with respect to an ISO shall set forth the Exercise Price, which shall be at least 100% of the Fair Market Value of a share of Stock on the Grant Date (except as permitted under Code Section 424(a) with respect to Acquisition Awards). In the case of a Ten-Percent Stockholder on the Grant Date, the Exercise Price of any ISO shall be not less than 110% of the Fair Market Value of the Stock subject to the Option on such Grant Date.
(iv)No ISO may be granted to a Participant who is not an Employee of the Company or a Subsidiary of the Company on the Grant Date.
(v)Notwithstanding any other provision of the Plan to the contrary, all Awards of ISOs shall comply with Code Section 424 and the regulations thereunder as of the Grant Date.
(2)    Stock Appreciation Rights. The Committee may from time to time grant Stock Appreciation Right, whether Tandem Stock Appreciation Rights or Nontandem Stock Appreciation Rights. Stock Appreciation Rights shall be in a form and based upon the terms and conditions determined by the Committee (including, but not limited to, the achievement of specific Performance Goals, if determined by the Committee), as set forth in the applicable Award Agreement in such form and not inconsistent with the Plan as the Committee may approve from time to time; provided, however, that the Award shall not be inconsistent with terms of this Plan. Award Agreements shall specify the Grant Price of the Stock Appreciation Right, the number of shares to which the Stock Appreciation Right pertains, provisions for vesting and exercisability, and such other provisions as the Committee shall determine. A Stock Appreciation Right shall entitle the grantee to receive upon exercise the excess of (A) the Fair Market Value of a specified number of shares of Stock at the time of exercise over (B) the Grant Price. Stock Appreciation Rights shall not be granted for a period of more than 10 years.
(3)    Exercisability of Stock Appreciation Value Awards. Regardless of the vesting schedule set forth in any Award Agreement, but subject to Section 10.10 below, Stock Appreciation Value Awards that are not exercisable at Termination shall be fully and immediately exercisable (A) in the case of any Employee, if the Employee Terminates because of death or Disability; (B) in the case of a Consultant, the Consultant Terminates because of death or Disability; or (C), in the case of a Director, if the Director Terminates because of death or Disability. Unless the Committee provides otherwise in an Award Agreement (but subject to Section 10.10), Stock Appreciation Value Awards that are not exercisable when the Employee, Consultant, or Director Terminates for any other reason shall be forfeited.
5.02     Full-Value Awards. The following types of Awards constitute Full Value Awards:
(1)    Unrestricted Stock Award. The Committee may cause the Company to grant unrestricted shares of Stock (“Unrestricted Stock Award”) at such time or times, in such amounts and for such reasons as the Committee, in its sole discretion, shall determine. No payment shall be required for an Unrestricted Stock Award. The Company shall issue, in the name of each Participant to whom an Unrestricted Stock Award has been granted, stock certificates representing the total number of unrestricted shares of Stock granted under the Award, and shall deliver such certificates to the Participant on a fixed or objectively determinable date of payment in accordance with Code Section 409A, which shall be set forth in the Award Agreement.
(2)    Restricted Stock and Restricted Stock Units. The Committee may cause the Company to grant shares of Restricted Stock or RSUs at such time or times, in such amounts and for such reasons as the Committee, in its sole discretion, shall determine. Each grant of Restricted Stock or RSUs shall be evidenced by an Award Agreement that shall specify the period over which it is determined if a Participant has met conditions placed on the Restricted Stock or RSUs subjecting such Restricted Stock or RSUs to a substantial risk of forfeiture (the “Restricted Period”), the number of shares of Restricted Stock or the number of RSUs issued to the Participant, and such other provisions as the Committee shall determine, including restrictions on transfer and incidents of ownership and the achievement of specific Performance Goals. RSU Awards represent an unfunded promise to pay the Participant a specified number of shares of Stock (or cash equivalent, as applicable) in the future if the conditions of such Award are satisfied and the Award is not otherwise forfeited prior to the stated date of delivery, under the terms and conditions applicable to such Award.

(A)    Restrictions. On the Grant Date, the Committee shall establish a Restricted Period for each Restricted Stock or RSU grant. Each grant of Restricted Stock or RSUs may be subject to a different Restricted Period. The Committee may, in its sole discretion, at the time a grant is made, prescribe restrictions in addition to or other than the expiration of the Restriction Period, including the satisfaction of corporate or individual Performance Goals, which shall be applicable to all or any portion of the Restricted Stock or RSUs. The Committee may also, in its sole discretion, waive any restrictions applicable to all or a portion of such Restricted Stock or RSUs, provided that the applicable terms and conditions are set forth on or before the Grant Date to the extent required to comply with Code Section 409A and the regulations thereunder. Share of Restricted Stock and RSUs may not be sold, transferred, assigned, pledged, or otherwise encumbered or disposed of. Unless otherwise provided under the terms of the Award, upon the death of a Participant, any conditions applicable to Restricted Stock or RSUs that have been granted to such Participant shall be deemed to have been satisfied at target and the Restricted Period, if any, applicable to Restricted Stock or RSUs held by such Participant, shall be deemed to have expired. Unless the Committee provides otherwise in an Award Agreement, if a Participant Terminates for any other reason, any Restricted Stock or RSUs that had not previously vested as of the date when the Participant Terminates for any other reason shall be forfeited. If a certificate is issued in respect of Restricted Stock, each certificate shall be deposited with the Company, or its designee, and bear a restrictive legend referencing the Plan and the Award Agreement.
(B)    Voting and Dividends by Holders of Restricted Stock. During the Restricted Period, unless otherwise set forth in the Award Agreement, each Participant to whom shares of Restricted Stock have been grated may exercise full voting rights which respect to that Restricted Stock and will be entitled to receive all dividends and distributions paid with respect to that Restricted Stock; provided, however, that any such dividends and distributions shall vest only if and to the extent that the underlying Award of Restricted Stock vests and, if any dividends or other distributions are paid in shares of Stock, those shares will be subject to the same restrictions on transferability and forfeitability as the shares of Restricted Stock with respect to which they were issued.
(C)    No Right to Vote or Dividends by Holders of RSUs. Participants to whom RSUs have been granted shall not have the right to vote or the right to receive any dividends with respect to such shares of RSUs.
(D)    Forfeiture Upon Termination of Employment. Except as contrary to this Plan, the Committee may provide for forfeiture of any RSUs or Restricted Stock upon Termination in the Award Agreement.
(E)    Delivery of Stock in Settlement of RSUs. Unless an election is made to defer the settlement of RSUs, and unless otherwise provided in the terms of any Award, upon the expiration or termination of the Restriction Period and the satisfaction of any other conditions prescribed by the Committee, RSUs shall be settled by delivery of a stock certificate for the number of shares of Stock associated with the Award with respect to which the restrictions have expired or the terms and conditions have been satisfied to the Participant or the Participant’s beneficiary or estate, as the case may be. All other terms and conditions regarding delivery shall be set forth in the Award Agreement.
5.03     Other Full Value Awards. The Committee may from time to time grant other Full Value Awards under this Plan that provide Participants with Stock or the right to purchase Stock, or provide other Awards that have a value derived from the value of Stock, or an exercise or conversion privilege at a price related to Stock, or that are otherwise payable in or convertible into shares of Stock. These Awards shall be in a form and based upon the terms and conditions determined by the Committee (including, but not limited to, the achievement of specific Performance Goals, if determined by the Committee), provided, that the Award shall not be inconsistent with other terms of the Plan.
(1)    Performance Awards. The Committee may grant from time to time Performance Awards to such Participants as the Committee shall determine in its sole and absolute discretion. The applicable Award Agreement shall specify a value for the Performance Awards or shall set forth a formula for determining the value of each Performance Award at the time of payment. If required for the above-referenced calculation, the Committee shall also specify in the Award Agreement the initial value of each Performance Award.
(A)    Performance Period. The Committee shall determine the Performance Period in its sole and absolute discretion. Different Performance Periods for different Participants may be established. Performance Periods may run consecutively or concurrently.
(B)    Performance Criteria. The payment or vesting of a Performance Award may be based on one or more (or a combination) of Performance Criteria or on any other factors that the Committee deems relevant or important, in its sole and absolute discretion.

(C)    Different Performance Criteria Allowable. Different Performance Criteria may be applied to individual Participants or to groups of Participants and, as specified by the Committee, may be based on the results achieved (a) separately by the Company or any Subsidiary; (b) any combination of the Company and Subsidiary; or (c) any combination of segments, products or divisions of the Company and Subsidiaries.
(D)    All Other Terms and Conditions in the Award Agreement. All other terms and conditions related to performance-based Awards, including, but not limited to, rights to payment and dividend and voting rights, shall be specified in the Award Agreement.
(2)    Acquisition Awards. All terms and conditions of Acquisition Awards shall be determined by the Committee in its sole and absolute discretion. Such terms and conditions shall be set forth in the applicable Award Agreement. Acquisition Awards shall be granted in accordance with procedures complying with Code Section 409A and the regulations thereunder.
(3)    Other Award Vehicles. Subject to limitations under applicable law and the Plan, the Committee may from time-to-time grant other Full Value Awards under this Plan that provide the Participants with Stock or the rights to purchase Stock, or provide other Awards, that have a value derived from the value of Stock, or an exercise or conversion privilege at a price related to Stock, or that are otherwise payable in or convertible to share of Stock. These Awards shall be in a form and based upon the terms and conditions determined by the Committee (including, but not limited to the achievement of specific Performance Goals if determined by the Committee); provided, however, that the Award shall not be inconsistent with other terms of this Plan.
5.04     Maximum Shares Available.
(1)    The maximum aggregate number of shares of Stock available for Award to be granted under this Plan as of this Plan’s Effective Date is nineteen million five-hundred thousand (19,500,000), subject to adjustment pursuant to this Plan. All shares of Stock available for Awards under the Plan may be awarded in the form of ISOs. If any shares of Stock to which an Award relates are (A) forfeited, cancelled or payment is made to the Participant in the form of cash, cash equivalents or other property other than shares; (B) tendered by the Participant or withheld by the Company to satisfy any tax withholding obligation with respect to an Award other than an Option or Stock Appreciation Right; or (C) otherwise terminate without payment being made to the Participant in the form of shares, such shares of Stock be made available for subsequent Awards under the Plan, upon such terms as the Committee may determine; provided, however, that the foregoing shall not apply to or in respect of Acquisition Awards.
(2)    Notwithstanding the foregoing, the following shares of Stock shall not again be made available for subsequent Awards under the Plan: (A) shares previously owned or acquired by the Participant that are delivered to the Company, or withheld from an Award, to pay the exercise price of an Award; (B) shares that are delivered or withheld for purposes of satisfying a tax withholding obligation relating to an Option or Stock Appreciation Right; (C) shares not issued or delivered as a result of the net settlement of an outstanding Option or Stock Appreciation Right; or (D) shares repurchased on the open market with the proceeds of the exercise price of an Option.
5.05     Limit on Awards to Non-Employee Directors. Notwithstanding any other provision of the Plan to the contrary, the maximum number of shares of Stock subject to Awards granted during a single Plan Year to any non-employee Director, taken together with any cash fees paid to such non-employee Director during the Plan Year in respect of such Director’s service as a member of the Board during such year (including service as a member or chair of any committees of the Board) shall not exceed $750,000 in total value (calculating the value of any such awards based upon the Grant Date Fair Market Value of such Award for financial reporting purposes). The Committee may make exceptions to this limit for a non-executive chair of the Board or, in extraordinary circumstances, for other individual non-employee directors, as the Committee may determine in its discretion, provided that the non-employee Director receiving such additional compensation may not participate in the decision to award such compensation.
5.06     Allowable Stock for Issuance. The Stock that may be issued pursuant to an Award under the Plan may be authorized and issued Stock held in the Company’s treasury or authorized but unissued Stock, or Stock that may be acquired, subsequently or in anticipation of the transaction, in the open market to satisfy the requirements of the Plan.
5.07     Certain Shares of Stock Not Counted Against the Pool. Subject to applicable stock exchange requirements, any shares of Stock delivered by the Company, any shares of Stock with respect to which Awards are made by the Company and any shares of Stock with respect to which the Company becomes obligated to make Awards, in each case through the assumption of, or in substitution for, outstanding Awards previously granted by an acquired entity, shall not be counted against the shares of Stock available for Awards under the Plan.

5.08     Stock Certificates. The Committee may direct that any stock certificate evidencing shares of Stock issued under the Plan shall be registered in the name of the Participant, shall bear a legend setting forth such restrictions on transferability as may apply to such shares of Stock pursuant to the Plan and shall be subject to appropriate stop transfer orders; provided, however, that the certificates representing shares of Restricted Stock shall be held in custody by the Company until the restrictions relating thereto lapse, and the Participant shall deliver to the Company a stock power endorsed in blank relating to the Restricted Stock or other form, as appropriate.
5.09     Award Agreements. Each Award granted under the Plan shall be evidenced by a written Award Agreement. Each Award Agreement shall set forth the terms and conditions applicable to the Award, as determined by the Committee in its discretion and subject to the Plan. The Committee may deliver the Award Agreement by interoffice mail, US mail, email, or other electronic means (including posting on a website maintained by the Company or by a third party under contract with the Company), all documents relating to the Plan or any Award thereunder and other documents that the Company is required to deliver to its security holders unless otherwise prohibited by law. A Participant shall have no rights with respect to an Award unless such Participant accepts the Award within such period as the Committee shall specify by executing an Award Agreement in such form as the Committee shall determine and, if the Committee shall so require, makes payment to the Company in such amount as the Committee may determine.
5.10     Adjustments to Awards. The Committee may make adjustments to the Performance Criteria or Performance Goals or other business criteria applicable to an Award in any manner it deems appropriate in its discretion.
5.11     Deferrals.
(1)    General Deferral Rules. Unless otherwise provided by the Committee, a Participant may elect to defer payment of any Award under the Plan, other than any Stock Appreciation Value Award or Restricted Stock Award, under procedures set forth by the Committee and consistent with the requirements of Code Section 409A. Any such election generally must be made on or before December 31st of the calendar year prior to the year the Participant performs services that give the Participant the right to compensation attributable to the Award (or any portion of such Award) is earned, and shall be irrevocable after such date.
(2)    Performance-Based Compensation Under Code Section 409A. Subject to the limitations described below, the Company may determine that an irrevocable deferral election for an amount that qualifies as “performance-based compensation” under Code Section 409A may be made by making a deferral election on or before the deadline established by the Committee, which in no event shall be later than six months before the end of the Performance Period.
In order for a Participant to be eligible to make a deferral election for such performance-based compensation, (A) the performance criteria must relate to a Performance Period of at least 12 consecutive months, and (B) the Participant must have performed services continuously from the later of (a) the beginning of the Performance Period for such compensation, or (b) the date upon which the performance criteria for such compensation are established, through the date upon which the Participant makes the deferral election for such compensation. In no event shall a deferral election submitted under this Section 5.11(2) be permitted to apply to any amount of performance-based compensation that has become readily ascertainable.
(3)    Certain Forfeitable Rights. With respect to compensation (A) to which a Participant has a legally binding right to payment in a subsequent year, and (B) that is subject to a forfeiture condition requiring the Participant’s continued services for a period of at least 13 months from the date the Participant obtains the legally binding right, the Committee may determine that an irrevocable deferral election for such compensation may be made in accordance with its rules and procedures, no later than the 30th day after the Participant obtains the legally binding right to the compensation, provided that the election is made at least 12 months in advance of the earliest date at which the forfeiture condition could lapse, as determined in accordance with Code Section 409A. Any deferral election(s) made in accordance with this Section 5.11(3) shall become irrevocable no later than the 30th day after the Participant obtains the legally binding right to the compensation subject to such deferral election(s).
(4)    Payment of Deferred Awards. Deferred Awards are payable in shares of unrestricted Stock or cash, as specified in the applicable Award Agreement and deferral election form. Delivery of shares or payment of cash, as applicable to such Awards, shall be transferred to the Participant at the time and in the form as elected by the Participant and as set forth in the terms and conditions applicable to such Awards, which shall be either in a single payment or in up to 10 installment payments. Whether a lump-sum or installment payment is elected, the applicable terms of same shall be included in the Award Agreement or election form.
5.12     Dividends and Dividend Equivalents. No dividends or Dividend Equivalents may be awarded with respect to any Stock Appreciation Value Awards. An Award (other than Stock Appreciation Value Awards) may, if so determined by the Committee, provide the Participant with the right to receive dividend payments, or, in the case of Awards that do not involve the issuance of Stock concurrently with the grant of the Award, Dividend Equivalent with respect to Stock subject to the Award (both before and after the Stock is earned, vested or acquired), which payments may be either made currently, credited to an account for the Participant, or deemed to have been reinvested in additional Stock, which shall thereafter be deemed to be part of and subject to the underlying Award, including the same vesting and performance conditions. Notwithstanding the foregoing, with respect to Awards subject to performance conditions, any such dividend or Dividend Equivalent payments shall not be paid currently and instead shall either be credited to an account for the Participant or deemed to have been reinvested in additional Stock. Dividend or Dividend Equivalent amounts credited to an account for the Participant may be settled in cash or Stock or a combination of both, as determined by the Committee, and shall be subject to the same vesting and performance conditions as the underlying Award. Except as provided otherwise in an Award Agreement, any Participant entitled to receive a cash dividend or Dividend Equivalents pursuant to his applicable Award may, by written election filed with the Company, at least 10 days before the date of payment of such Dividend Equivalent, elect to have such Dividend Equivalent credited to an account maintained for his benefit under a dividend reinvestment plan maintained by the Company.
ARTICLE VI
ADJUSTMENTS AND PROHIBITON ON REPRICING
6.01     Capital Adjustments. If the Company subdivides its outstanding shares of Stock into a greater number of shares of Stock (including, without limitation, by stock dividend or stock split) or combines its outstanding shares of Stock into a smaller number of shares of Stock (by reverse stock split, reclassification or otherwise), or the Committee determines that any stock dividend, extraordinary cash dividend, reclassification, recapitalization, reorganization, split-up, spin-off, combination, exchange of shares of Stock, warrants or rights offering to purchase shares of Stock, or other similar corporate event (including mergers or consolidations) affects the share of Stock such that an adjustment is required in order to preserve the benefits or potential benefits intended to be made available under the Plan, then the Committee shall, in such manner as it may deem equitable or appropriate, make such adjustments to any or all of (i) the aggregate number and/or kind of shares of Stock reserved for issuance under the Plan (including, without limitation, the ISO limit); (ii) the number and/or kind of shares of Stock subject to outstanding Awards; (iii) the exercise price with respect to outstanding Stock Appreciation Value Awards; (iv) any individual Participant share limitations set forth herein; and (v) any other adjustment that the Committee determines to be equitable; provided, however, that the number of shares subject to any Option shall be rounded down to the nearest whole number; provided, further, that no such adjustment shall fail to satisfy Code Section 409A and the regulations thereunder, and that all Awards shall continue to be exempt from Code Section 409A. The Committee may provide for a cash payment to any Participant of a Plan Award in connection with any adjustment made pursuant to this Section 6.01. Any such adjustment shall be final and binding upon all Participants, the Company, their representatives, and all other interested persons. No such adjustment shall be made by the Committee, however, for any of the following corporate transactions:
(1)The issuance of Stock as compensation to any Company Employee, Director, Consultant or other service provider;
(2)The issuance of Stock pursuant to an Incentive Stock Option under Code Section 422;
(3)The issuance or sale of Stock to a third-party at an arm’s length price that is negotiated and agreed to between the Company and such third party;
(4)The issuance or sale of Stock to a Company Employee or Director at a discount pursuant to a plan maintained in accordance with, and to the extent permitted under, Code Section 423; or
(5)A redemption of Stock by the Company at a price equal to the Fair Market Value of the Stock on the date of such redemption.
Any adjustment made pursuant to this Section 6.01 shall be made in accordance with any rules of any securities exchange, stock market or stock quotation system to which the Company is subject. Any adjustment made by the Committee under this Section 6.01 shall be final, binding and conclusive on all persons.
6.02     Other Adjustments. The existence of the Plan and the Awards granted hereunder shall not affect or restrict in any way the right or power of the Board of Directors or the shareholders of the Company to make or authorize any adjustment, recapitalization, reorganization, or other capital structure of its business, any merger or consolidation of the Company, any issuance of bonds, debentures, preferred or prior preference stock ahead of or affecting the Stock or the rights thereof, the dissolution or liquidation of the Company or any sale or transfer of all or any part of its assets or business, or any other corporate act or proceeding or any similar transaction.

6.03     Fractional Shares. No fractional shares of Stock will be issued or accepted. Any fractional shares of Stock will be paid in the equivalent amounts of cash. The Committee may impose such other conditions, restrictions and contingencies with respect to shares of Stock delivered pursuant to the exercise of an Award as it deems desirable.
6.04     Prohibition on Repricing. Except as provided above in connection with a corporate transaction involving the Company (including without limitation, any stock dividend, stock split, extraordinary cash dividend, recapitalization reorganization, merger, consolidation, split-up, combination or exchange of shares of Stock), the terms of outstanding Awards may not be amended to reduce the Exercise Price of outstanding Options or Stock Appreciation Rights or cancel outstanding Options or Stock Appreciation Rights in exchange for cash, other Awards or Options or Stock Appreciation Rights with an Exercise Price that is less than the Exercise Price of the original Options or Stock Appreciation Rights without shareholder approval.
ARTICLE VII
CLAWBACK
7.01     If the Committee determines in good faith either that: (1) if required by applicable law with respect to a Participant; or (2) (A) a Participant engaged in fraudulent conduct or activities relating to the Company, (B) a Participant had knowledge of such conduct or activities, or (C) a Participant, based on Participant’s position, duties or responsibilities, should have had knowledge of such conduct or activities, the Committee shall have the power and authority under the Plan to terminate without payment all outstanding Awards under the Plan. If required by applicable law with respect to a Participant or if a Participant described in (2) above has received any compensation pursuant to an Award granted under this Plan that is based on results from such conduct or activities, such Participant shall promptly reimburse to the Company a sum equal to either an amount required by such law or the amount of such compensation paid in respect of the year in which such conduct or activities occurred, as applicable. Further, if the Company restates its financial statements, and as a result, the amount of compensation that would have been paid or payable to the Participant pursuant to an Award had the financial results been properly reported would have been lower than the amount actually paid or payable, then the Company, by action of the Committee, may, in whole or in part, amend, cancel, or rescind any prior delivery of shares of Stock or value of shares of Stock or cash or property granted within the three-year period preceding the date on which the Company is required to prepare the restatement. The provisions of this Section 7.01 shall be amended to the extent necessary to comply with final rules issued under the Dodd-Frank Wall Street Reform and Consumer Protection Act by the Securities and Exchange Commission and the principal stock exchange or market on which the Stock is traded. Without limiting the generality of the foregoing, Awards granted under the Plan are subject to the terms of the Company’s recoupment, clawback or similar policy as it may be in effect from time to time, as well as any other policy of the Company that applies to Awards, such as anti-hedging or pledging policies, as they may be in effect from time to time.
7.02     By accepting Awards under the Plan, Participants agree and acknowledge that they are obligated to cooperate with, and provide any and all assistance necessary to, the Company to recover or recoup any Award or amounts paid under the Plan subject to clawback pursuant to such applicable law. Such cooperation and assistance shall include, but is not limited to, executing, completing, and submitting any documentation necessary to recover or recoup any Award or amounts paid under the Plan from a Participant’s account, or pending future compensation or Awards.
ARTICLE VIII
CHANGE IN CONTROL
8.01     Change in Control.
(1)    If so provided by the Committee in any Award Agreement, in the Committee’s sole and absolute discretion, if, within two years of a Change in Control, a Participant experiences an involuntary Termination initiated by the Company for reasons other than Cause, or a Termination for Good Reason, the following applies: (A) all of his or her then outstanding and unvested Options and Stock Appreciation Rights shall fully vest immediately and remain exercisable for the one-year period beginning on his or her date of separation from service, or, if earlier, the end of the term of the Option or Stock Appreciation Right; (B) all shares of Restricted Stock or RSUs shall fully vest and be settled immediately (subject to any properly made deferral election); (C) all Performance Awards shall fully vest immediately and shall be considered to be earned in full “at target” as if the applicable Performance Goals established for the Performance Period have been achieved, and paid immediately (subject to any properly made deferral election); and (D) if Awards are replaced pursuant to this Section 8.01, the protections and rights granted pursuant to this Section 8.01 shall apply to such replacement Awards in the same manner as they applied to the replaced Awards.

Notwithstanding the foregoing, any Awards subject to Code Section 409A shall be settled in accordance the terms and provisions of Code Section 409A.
(2)    If, in the event of a Change in Control, and to the extent that outstanding Awards are not assumed by a successor corporation (or affiliate thereto) or other successor entity or person, or replaced with an award or grant that solely in the reasonable discretion of the Committee, preserves the existing value of outstanding Awards at the time of the Change in Control, the following shall apply, subject to the other provisions of this Plan and compliance with Code Section 409A: (A) all Options and Stock Appreciation Rights shall vest and become exercisable immediately upon the Change in Control event; (B) the restrictions on all shares of Restricted Stock shall lapse and all RSUs shall vest immediately; and (C) all Performance Awards shall fully vest immediately and shall be considered to be earned in full “at target” as if the applicable Performance Goals for the Performance Period had been achieved.
(3)    If in the event of a Change in Control and to the extent outstanding Awards are assumed by any successor corporation, affiliate thereof, person, or other entity, or are replaced with awards that, solely in the discretionary judgment of the Committee preserve the existing value of outstanding Awards at the time of the Change in Control and provide for vesting payout terms, and Performance Goals, as applicable, that are at least as favorable to Participants as vesting, payout terms and Performance Goals applicable to Awards, then all such Awards or such substitutes thereof shall remain outstanding and be governed by their respective terms.
(4)    The Committee, as constituted before a Change in Control, is authorized, and has sole discretion, as to any Award, either at the time such Award is granted hereunder or any time thereafter, to take any one or more of the following actions: (A) provide for the cancellation of such Award for an amount of cash equal to the difference between the exercise price and the then Fair Market Value of the shares of Stock covered thereby had such Award been currently exercisable (with no payment required for such cancellation if the Fair Market Value of the shares of Stock covered is less than the Exercise Price), (B) make such adjustment to any such Award then outstanding as the Committee deems appropriate to reflect such Change in Control, or (C) cause any such Award then outstanding to be assumed by the acquiring or surviving entity, after such Change in Control.
8.02     Effect of Code Section 280G.
(1)    Excess Parachute Payment. Except as otherwise provided in an Award Agreement or other agreement with the Company, in the event that any acceleration of vesting or payment pursuant to an Award and any other payment or benefit received or to be received by a Participant would subject the Participant to any excise tax pursuant to Code Section 4999 due to the characterization of such acceleration of vesting, payment, or benefit as an excess parachute payment under Code Section 280G, the Company will reduce the Participant’s benefits under this Plan so that the Participant’s total “parachute payment,” as defined under Code Section 280G, under this Plan, any Award Agreement, or other agreement will be $1.00 less than the amount that otherwise would generate an excise tax under Code Section 4999. If such reduction applies, the Participant may elect, in his or her sole discretion, how and against which benefit or payment source (including benefits and payment sources other than this Plan) the reduction is to be applied. Such an election, however, may not change the time and form of any payment in a manner that would cause the Participant to incur additional taxes or penalties under Code Section 409A.
(2)    Determination by Independent Accountants. To aid the Participant in making any election called for under Section 8.02(1) above, no later than the date of the occurrence of any event that might reasonably be anticipated to result in an excess parachute payment to the Participant as described in Section 8.02(1) above, the Company shall request a determination in writing by independent public accountants selected by the Company (the “Accountants”). As soon as practicable thereafter, the Accountants shall determine and report to the Company and the Participant the amount of such acceleration of vesting, payments and benefits which would produce the greatest after-tax benefit to the Participant. For the purposes of such determination, the Accountants may rely on reasonable, good faith interpretations concerning the application of Code Sections 280G and 4999. The Company and the Participant shall furnish to the Accountants such information and documents as the Accountants may reasonably request in order to make their required determination. The Company shall bear all fees and expenses the Accountants may reasonably charge in connection with their services contemplated by this Section 8.02(2).
ARTICLE IX
AMENDMENT AND TERMINATION
9.01     Amendment and Termination. Subject to Sections 9.03 and 9.04 below, the Board may at any time amend, suspend, modify, or terminate the Plan, in whole or in part, and the Committee may, subject to the Plan, at any time alter or amend any or all Award Agreements to the extent permitted by applicable law and the Plan; provided, however, that no such action shall materially impair the rights of any holder of an Award without the holder’s consent.

9.02     No Material Impairment. For purposes of the Plan, any action of the Board or the Committee that alters or affects the tax treatment of any Award shall not be considered to materially impair the rights of any holder.
9.03     Shareholder Approval Required. Neither the Board nor the Committee shall amend the Plan or any Award Agreement, without the approval of the shareholders of the Company, to (1) increase the number of shares of Stock available for Awards under the Plan or (2) make any other amendments to the Plan or Award Agreement that would require shareholder approval under applicable state law, the rules of the NYSE (including, but not limited to, that any amendment that would constitute a “material revision” of the Plan within the meaning of the rules of the NYSE), or such other rules as may govern the trading or quotation of the Company’s Stock or Rule 16b-3.
9.04     No Repricing. Except in connection with a corporate transaction involving the Company (which term includes, without limitation, any stock dividend, stock split, extraordinary cash dividend, recapitalization, reorganization, merger, consolidation, split-up, spin-off, combination, or exchange of shares) or as otherwise contemplated by this Plan, the Company may not, without obtaining shareholder approval, (1) amend the terms of outstanding Options or Stock Appreciation Rights to reduce the exercise price or base value of such Options or Stock Appreciation Rights, (2) cancel outstanding Options or Stock Appreciation Rights in exchange for Options or Stock Appreciation Rights with an exercise price or base value that is less than the exercise price or base value of the original Options or Stock Appreciation Rights, or (3) cancel outstanding Options or Stock Appreciation Rights that have an exercise price or base value greater than the Fair Market Value of a share of Stock on the date of such cancellation in exchange for cash, another Award or other consideration.
9.05     Amendments to Preserve Fixed Accounting. Notwithstanding any provision to the contrary above, the Board or the Committee shall have full discretion to amend the Plan to the extent necessary to preserve fixed accounting treatment with respect to any Award and any outstanding Award Agreement shall be deemed to be so amended to the same extent, without obtaining the consent of any holder, without regard to whether such amendment adversely affects a holder’s rights under the Plan or such Award Agreement.
ARTICLE X
MISCELLANEOUS PROVISIONS
10.01     Other Payments or Awards. Nothing contained in the Plan shall be deemed in any way to limit or restrict the Company or any Subsidiary from making any Award or payment to any person under any other plan, arrangement or understanding, whether now existing or hereafter in effect.
10.02     Unfunded Plan. The Plan shall be unfunded. No provision of the Plan of any Award Agreement shall require the Committee, the Company, or a Subsidiary, for the purpose of satisfying any obligations under the Plan, to purchase assets or place any assets in a trust or other entity to which contributions are made or otherwise to segregate any assets, nor shall the Company or a Subsidiary maintain separate bank accounts, books, records, or other evidence of the existence of a segregated or separately maintained or administered fund for such purposes. Participants shall have no rights under the Plan other than as unsecured general creditors of the Company or a Subsidiary.
10.03     Limits of Liability. Any liability of the Company or an affiliate to any Participant with respect to an Award shall be based solely upon contractual obligations created by the Plan and Award Agreement. Notwithstanding any provision of this Plan to the contrary, in no event shall the Company or any Affiliate be liable to a Participant on account of an Award’s failure to (1) qualify for favorable U.S., foreign, state, local, or other tax treatment or (2) avoid adverse tax treatment under U.S., foreign, state, local, or other law, including, without limitation, Code Section 409A.
10.04     No Rights of Employees. Status as an eligible Employee shall not be construed as a commitment that any Award shall be made under this Plan to such eligible Employee or to eligible Employees generally. Nothing contained in this Plan or in any Award Agreement shall confer upon any Employee or Participant any right to continue in the employ or other service of the Company or a Subsidiary or constitute any contract or limit in any way the right of the Company or a Subsidiary to change such person’s compensation or other benefits or to terminate the employment or other service of such person with our without Cause. Except as provided otherwise in an Award Agreement, an Employee’s (1) transfer from the Company to a Subsidiary or affiliate of the Company, whether or not incorporated, or vice versa, or from one Subsidiary to another, or (2) leave of absence, duly authorized in writing by the Company or a Subsidiary, shall not be deemed a termination of such Employee’s employment or other service.
10.05     Awards to Participants Outside the United States. The Committee may modify the terms of any outstanding or new Award under the Plan granted to a Participant who is, on the Grant Date or during the term of the Award, resident or primarily employed outside of the United States in any manner deemed by the Committee to be necessary or appropriate in order that such Award shall conform to laws, regulations and customs of the country in which the Participant is then resident or primarily employed, or so that the value and other benefits of the Award to the Participant, as affected by foreign tax laws and other restrictions applicable as a result of the Participant’s residence or employment abroad, shall be comparable to the value of such an Award to a Participant who is resident or primarily employed in the United States. An Award may be modified under this Section 10.05 in a manner that is inconsistent with this Plan so long as such modification will not contravene any applicable law or regulation.
10.06     Tax Withholding. The Company shall have the right to require Participants or their beneficiaries or legal representatives to remit to the Company an amount sufficient to satisfy federal, state and local withholding tax requirements, or to deduct from all payments under this Plan amounts sufficient to satisfy all withholding tax requirements. Whenever payments under the Plan are to be made to a Participant in cash, such payments shall be net of any amounts sufficient to satisfy all federal, state and local withholding tax requirements. The Committee may, in its discretion, permit a Participant to satisfy the Participant’s tax withholding obligation either by (1) surrendering shares of Stock owned by the Participant, or (2) having the Company withhold from shares of Stock otherwise deliverable to the Participant. Shares of Stock surrendered or withheld shall be valued at their Fair Market Value as of the date on which income is required to be recognized for income tax purposes. In the case of an Award of ISOs, the foregoing right shall be deemed to be provided to the Participant at the time of such Award.
10.07     Compliance with Section 16(b). In the case of Participants who are or may be subject to Section 16 of the Act, it is the intent of the Company that the Plan and any Award granted hereunder satisfy and be interpreted in a manner that satisfies the applicable requirements of Rule 16b-3, so that such persons will be entitled to the benefits of Rule 16b-3 and other exemptive rules under Section 16 of the Act and will not be subjected to liability thereunder. If any provision of the Plan or any Award would otherwise conflict with the intent expressed herein, that provision, to the extent possible, shall be interpreted and deemed amended so as to avoid such conflict. To the extent of any remaining irreconcilable conflict with such intent, such provision shall be deemed void as applicable to Participants who are or may be subject to Section 16 of the Act.
10.08     Successors. The obligations of the Company under the Plan shall be binding upon any successor corporation or organization resulting from the merger, consolidation, or other reorganization of the Company, or upon any successor corporation or organization succeeding to substantially all of the assets and businesses of the Company. In the event of any of the foregoing, the Committee may, at its discretion prior to the consummation of the transaction, cancel, offer to purchase, exchange, adjust, or modify any outstanding Awards, at such time and in such manner as the Committee deems appropriate and in accordance with applicable laws and the terms of this Plan.
10.09     General Creditor Status. Participants shall have no right, title, or interest whatsoever in or to any investments which the Participant may take to aid it in meeting its obligations under the Plan. Nothing contained in the Plan, and no action taken pursuant to its provisions, shall create or be construed to create a trust of any kind, or a fiduciary relationship between the Company and any Participant or beneficiary or legal representative of such Participant. To the extent that any person acquires a right to receive payments from the Company under the Plan, such right shall be no greater than the right of an unsecured general creditor of the Company. All payments to be made hereunder shall be paid from the general funds of the Company and no special or separate fund shall be established and no segregation of assets shall be made to assure payment of such amounts except as expressly set forth in the Plan.
10.10     Retirement. Unless otherwise specified in the applicable Award Agreement or this Plan, all Awards that are exercisable when a Participant Retires may be exercised at any time before the earlier of (1) the expiration date specified in the Award Agreement, or (2) one year (three months in the case of Incentive Stock Options) after the Retirement date (or any shorter period specified in the Award Agreement).
10.11     Notices. Notices required or permitted to be made under the Plan shall be sufficiently made if sent by registered or certified mail addressed (1) to the Participant at the Participant’s address set forth in the books and records of the Company or its Subsidiaries, or (2) to the Company or the Committee at the principal office of the Company.
10.12     Severability. In the event that any provision of the Plan shall be held illegal or invalid for any reason, such illegality or invalidity shall not affect the remaining parts of the Plan, and the Plan shall be construed and enforced as if the illegal or invalid provision had not been included.
10.13     Governing Law. To the extent not preempted by federal law, the Plan, and all Award Agreements, shall be construed in accordance with and governed by the laws of the State of Ohio.
10.14     Term of Plan. Unless earlier terminated pursuant to the terms of this Plan, this Plan shall terminate on July 14, 2030.

10.15     Section Headings. The section headings contained herein are for the purpose of convenience only, and in the event of any conflict, the text of the Plan, rather than the section headings, shall control.
10.16     Construction. In interpreting the Plan, the masculine gender shall include the feminine, the neuter gender shall include the masculine and feminine, and the singular shall include the plural unless the context clearly indicates otherwise.
10.17     No Third Party Beneficiaries. Except as expressly provided herein, neither the Plan nor any Award Agreement shall confer on any person other than the Company and the grantee of any Award any rights or remedies thereunder.
10.18     Non-Transferability of Awards. Awards may not be sold, transferred, pledged, assigned, or otherwise alienated or hypothecated, other than by will or the laws of descent and distribution or pursuant to a qualified domestic relations order as defined in the Code or Title 1 of the Employee Retirement Income Security Act or the rules thereunder. Any attempted assignment, transfer, pledge, hypothecation, or other disposition of an Option or Stock Appreciation Right not specifically permitted herein shall be null and void and without effect. All rights with respect to an Award granted to a Participant shall be available during his or her lifetime only to such Participant.